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                                                                    EXHIBIT 10.1

                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT (the "LEASE") is made as of the 3rd day of August, 2006, by and between LOUISVILLE UNITED, LLC, a Kentucky limited liability company (the "LANDLORD"), and BRIGHTPOINT SERVICES, LLC, an Indiana limited liability company (the "TENANT").

                                   WITNESSETH:

     1. BASIC LEASE PROVISIONS. The following Basic Lease Provisions are summaries set forth for convenience, only, and are qualified in their entirety by the more detailed provisions contained elsewhere in this Lease:

          (a) Leased Premises. That portion of the Building containing approximately 240,000 square feet of Rentable Area as shown on the floor plan depicted in Exhibit A attached hereto and made a part hereof, together with a non-exclusive right to use the Common Area of the Property as provided in Section 3.

          (b) Building. The one-story warehouse and light industrial building, containing approximately three hundred sixty thousand (360,000) square feet of Rentable Area, currently under construction by Landlord that is located at 6001 Global Distribution Way, Louisville, Kentucky, in GlobalPort Business Park (the "PARK"), located generally at 5700 Fegenbush Lane, Louisville, Kentucky.

          (c) Property. That parcel of land upon which the Building (and no other building) is situated, constituting part of the Project and containing approximately 27.242 acres, more or less, as depicted on Exhibit B attached hereto and made a part hereof (the "SITE PLAN").

          (d) Commencement Date. October 1, 2006, subject to the provisions of Sections 4 and 9 hereof.

          (e) Initial Lease Term. Five (5) years commencing upon the Commencement Date, as defined in Section 4 below.

          (f) Extension Option. One (1) option period of five (5) years, as described in Section 4 below.

          (g) Use. Logistics, light manufacturing, warehouse, distribution, administrative offices and such other uses that are permitted by the Current Zoning Classification.

          (h) Base Rent. The annual Base Rent is $4.00 per square foot of Rentable Area of the Leased Premises. If applicable, the annual Base Rent for the Extension Term shall be $4.25 per square foot of Rentable Area of the Leased Premises.

          (i) Common Area Expenses. Tenant's estimated initial monthly payment for Tenant's Percentage of estimated Common Area Expenses shall be $0.0334 per square

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     foot of Rentable Area of the Leased Premises per month for the calendar year in which the Initial Lease Term commences, subject to adjustment in accordance with Section 6(b) below.

          (j) Addresses for Notices. The initial addresses of the parties shall be as follows, subject to change as provided in Section 27 hereof:

Landlord:       Louisville United, LLC
                7777 Glades Road, Suite 201
                Boca Raton, FL 33434
                Attn: Mr. Jeff Schmier
                Fax: (561) 488-2220

Tenant:         Brightpoint Services, LLC
                501 Airtech Parkway
                Plainfield, IN 46168
                Attn: VP, Logistics & Subscriber Services
                Fax: (317) 707-2727

With copies to: Steven E. Fivel, Esq.
                Executive Vice President, General Counsel
                2601 Metropolis Parkway
                Suite 210
                Plainfield, IN  46168

EXHIBITS:

A   - Floor Plan of Leased Premises
B   - Site Plan of Property
B-1 - Location of Parking Spaces and Loading Docks on Site Plan
B-2 - Location of Common Area on Site Plan
C   - Site Plan of Project
D   - Construction Addendum
E   - Commencement Date Memorandum
F   - Assumption Notice
G   - Subordination, Non-Disturbance and Attornment Agreement
H   - Permitted Encumbrances
I   - Uses Permitted Under Current Zoning Classification
J   - Memorandum of Lease Agreement
K   - Rules and Regulations
L   - Amended and Restated Declaration of Covenants, Conditions and
      Restrictions

     2. DEFINITIONS. The following terms shall be defined as follows for purposes of this Lease:

          (a) "BASE RENT" means the Base Rent payable pursuant to Section 5(a),


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          (b) "BOMA" means the Building Owners and Managers Association

          (c) "BOMA STANDARDS" means the BOMA-SIOR Standard Methods for Measuring Floor Area in Industrial Buildings.

          (d) "BROKERS" means Landlord's Broker: The Schroering Company and Tenant's Brokers: Harry K. Moore Co. and Meridian Real Estate Services, LLC.

          (e) "BUILDING SYSTEMS" means the all Building systems including, without limitation, HVAC, lighting, mechanical, plumbing and electrical systems.

          (f) "CLIENT" means T-Mobile USA, Inc., a Delaware corporation, together with its legal successors.

          (g) "COMMON AREA" means all areas and facilities within the Building and the Project available for the non-exclusive use by Tenant and other tenants or occupants of the Building, including, but not limited to, parking areas, driveways and drive aisles, sidewalks, landscaped areas, service areas, trash disposal facilities, and similar areas or facilities, subject to reasonable rules and regulations and changes thereof from time to time made by Landlord governing the use of the Common Area. The Common Area is depicted on the Site Plan set forth in Exhibit B-2 attached hereto and made a part hereof.

          (h) "COMMON AREA EXPENSES" means all reasonable and customary out-of-pocket expenses, costs and disbursements that are incurred and paid by or on behalf of Landlord in connection with maintaining, operating, repairing and replacing the Building and Common Area, including, without limitation, the following: (i) landscaping and irrigation; (ii) sidewalks and parking areas; (iii) signs and site lighting; (iv) all utilities provided to the Common Area; (v) sweeping services, trash removal, snow removal and pest control; (vi) premiums for public liability insurance and casualty insurance; (vii) common area assessments levied against the Property by the GlobalPort Property Owners Association under the Declaration; (viii) exterior washing and repair of the exterior windows, and periodic painting, of the exterior of the Building; and (ix) a management fee of 2.5% of the gross rents from the Building. Notwithstanding the foregoing, Common Area Expenses shall not include (i) expenses included as part of Tenant's maintenance obligations under Section 15(a) hereof or any service that Tenant furnishes for the Leased Premises;
     (ii) replacement of, or repairs (other than ordinary repairs) to, the roof, any footing, foundation, exterior wall, load-bearing wall or other structural component of the Building (collectively, the "STRUCTURAL COMPONENTS") or any repairs or replacements (other than ordinary repairs) of any HVAC, mechanical, electrical, plumbing, life-safety or other Building system (collectively, the "BUILDING SYSTEMS"); (iii) repairs to the extent covered by insurance proceeds, or paid by Tenant or other third parties; (iv) warranty obligations with respect to the Building; (v) repairs, replacement or maintenance incurred as a result of the negligence or willful misconduct of Landlord, Landlord's Agents, or any other tenant of the Project known by Landlord to have been negligent or committed willful misconduct; (vi) expenses incurred with respect to any service (or level of service) which benefits another tenant or occupant, but not Tenant; (vii) expenses incurred in leasing or procuring tenants; (viii) legal expenses or costs


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     incident to any disputes or negotiations with tenants, mortgagees or other third parties; (ix) any management fee in excess of 2.5% of the gross rents from the Building; (x) janitorial expenses (except as to Common Area) that Tenant furnishes for the Leased Premises; (xi) Real Property Taxes; (xii) capital expenditures; (xiii) costs of alterations of any tenant's premises;
     (xiv) payments on loans, mortgages or other indebtedness or encumbrances;
     (xv) depreciation charges; (xvi) payments due under any ground lease;
     (xvii) wages, salaries and other compensation of executive personnel above the level of "building manager;" (xviii) wages, salaries or other compensation of personnel performing services with respect to any property other than the Building to the extent that such time is not devoted to the Building; (xix) costs of financing or refinancing; (xx) any sums paid to a person, corporation, partnership or other legal entity related to Landlord or Landlord's Agents, which exceed normal and competitive rates for the services or goods in question; (xxi) costs and expenses for which Landlord is solely responsible as expressly set forth in this Lease; (xxii) costs of restoring all or any portion of the Building or other improvements that may be damaged or destroyed by fire or other casualty; (xxiii) costs of repairing or restoring all or any portion of the Building or other improvements that may be required as the result of a condemnation; (xxiv) costs of curing any breach of any of the representations, warranties or undertakings of Landlord that are contained in this Lease; (xxv) costs arising from or in connection with the release or presence of any Hazardous Substances at the Project that are not released by the Tenant; (xxvi) any general administrative or overhead charges or fees, whether charged by Landlord, any Landlord Agent or a party unrelated to the Landlord; (xxvii) costs of any damage awards payable by Landlord pursuant to an order of a court of competent jurisdiction (and the cost of the defense of any such claims) due to a violation by Landlord or any Landlord's Agent of any Law; (xxviii) costs to correct any defect in the construction of the Building or any other Improvement; or (xxix) any costs attributable to any Common Area or other areas outside the Property.

          (i) "CONSTRUCTION ADDENDUM" means the Construction Addendum set forth in Exhibit D attached hereto and made a part hereof, providing for the construction of the Property, the Building and the Leased Premises, including without limitation the Tenant Improvements as set forth therein.

          (j) "CONTROLLABLE COMMON AREA EXPENSES" means all Common Areas Expenses excluding (i) insurance premiums payable by Landlord for the Project, (ii) utility costs for the Common Area and, if applicable, the Building, (iii) any non-recurring items which are outside Landlord's reasonable control, (iv) snow removal, and (v) the amount of commercially reasonable insurance deductible that Landlord must pay after a casualty, provided Landlord restores the casualty damage and the Lease is not otherwise terminated.

          (k) "CURRENT ZONING CLASSIFICATION" means M2, except for the berm running parallel to Fegenbush Lane, which is zoned R4.

          (l) "DECLARATION" means that certain Declaration of Covenants, Conditions and Restrictions dated as of December 12, 2005, recorded on December 12, 2005 in Deed Book 8747, Page 387 in the Office of the Clerk of Jefferson County, Kentucky, as


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     amended by the First Amendment to Declaration of Covenants, Conditions and
     Restrictions dated as of January 11, 2006, recorded on January 13, 2006, in Deed Book 8765 Page 453 with the Clerk of Jefferson County, Kentucky, as shall be amended and restated by that certain Amended and Restated Declaration of Covenants, Conditions and Restrictions, substantially in the form set forth in Exhibit L, attached hereto and made a part hereof; provided, however, any changes from such form shall not impose any greater financial or business impact than as set forth in the attached form.

          (m) "EARLY ENTRY DATE" means August 15, 2006.

          (n) "ENVIRONMENTAL SITE ASSESSMENT" means the Phase I and Phase II reports, dated as of June 10, 2005 and July 7, 2005, prepared by MacTec, copies of which have been given to Tenant.

          (o) "GUARANTOR" means Brightpoint North America, L.P., a Delaware limited partnership.

          (p) "INTEREST RATE" means the lesser of ten percent (10%) per annum or the maximum rate of interest permitted by any applicable Kentucky or federal law.

          (q) "LANDLORD'S AGENTS" means the Landlord's agents, contractors (of any tier), partners, members, managers, affiliates, and employees.

          (r) "LANDLORD'S MORTGAGEE" means JPMorgan Chase Bank, N.A., a national banking association, together with any other bona fide institutional lender hereafter holding a first mortgage lien on the Property.

          (s) "LANDLORD DELAYS" means any delays regarding Landlord's Work caused by the negligent acts or omissions, breaches or willful misconduct of Landlord, any Landlord's Agent or any person or party acting by, through or under Landlord or any Landlord's Agent.

          (t) "LANDLORD'S WORK" means the design and construction of the Leased Premises, the Building, the Property and to the extent identified in the Construction Addendum, the Common Area, by Landlord in accordance with this Lease including, without limitation, the Construction Addendum.

          (u) "LAWS" or "LAW" means all applicable laws, ordinances, statutes, zoning restrictions, rules, regulations, requirements, orders, rulings or decisions adopted or made by any governmental body, agency, department or judicial authority having jurisdiction over Landlord's Work, the Property, the Building, the Leased Premises or Tenant's activities at the Leased Premises and any applicable provisions of the Declaration.

          (v) "LOADING DOCKS" means the 27 dock doors and two (2) drive in doors that are part of the Building, as shown on Exhibit B-1 attached hereto and made a part hereof.


                                       5

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          (w) "MONTHLY RENT" means, collectively, monthly installments of (i)
     Base Rent and (ii) Tenant's Percentage of Common Area Expenses and (iii) Tenant's Percentage of Real Property Taxes due hereunder.

          (x) "PARKING SPACES" means 150 automobile parking spaces and 20 truck and trailer parking spaces located on the Property, which spaces are depicted in the Site Plan of the Property.

          (y) "PERMITTED ASSIGNEE" means (i) a parent, subsidiary or other entity having 25% or more direct or indirect common ownership with Tenant;
     (ii) a successor company or other entity related to Tenant by merger, consolidation or joint venture; or (iii) a purchaser or other transferee of all or substantially all of the assets of the Tenant located in the Leased Premises.

          (z) "PROJECT" means the four (4) parcels of land within the Park in which the Building and other buildings will be constructed, which is depicted in the site plan of the Park attached hereto as Exhibit C; and (b) the related improvements to be constructed on such real property (the "PROJECT IMPROVEMENTS").

          (aa) "PROJECT ARCHITECT" means Kovert Hawkins Architects, Inc., 630 Walnut Street, Jeffersonville, Indiana 47130.

          (bb) "RENT" means Base Rent, Tenant's Percentage of Common Area Expenses, Tenant's Percentage of Real Property Taxes and other sums that become due and owing by Tenant as Additional Rent under this Lease, of any kind or nature.

          (cc) "RENTABLE AREA" means the area in the Leased Premises or in the Building based on applicable BOMA Standards, consistently applied.

          (dd) "SUBSTANTIAL COMPLETION" or "SUBSTANTIALLY COMPLETED" means that the following have occurred (i) the Building, the Common Area and Leased Premises have each been completed substantially in compliance with Section 9 hereof and the Construction Addendum and all applicable Laws subject only to Punch List Items and latent defects, such that the Building, the Leased Premises, the Common Area (including, without limitation, all driveways and private roadways connecting the Property to public roads and all parking and loading areas) may be utilized and occupied for their intended purposes; (ii) the Leased Premises is zoned for Tenant's use as set forth in Section 1(g) hereof; (iii) all HVAC, MEP, life-safety and other Building Systems serving the Leased Premises are in good operational condition; (iv) Landlord has obtained a permanent or temporary certificate of occupancy for the Building and the Leased Premises and any other permit, license or approval that may be required for the legal use and occupancy of the Leased Premises and the Common Area for their intended purposes; and (v) the Project Architect shall certify to Tenant all of the aforementioned and shall further certify the actual Rentable Area within the Leased Premises pursuant to BOMA Standards. If any temporary certificate of occupancy is issued relative to the Landlord's Work, Landlord shall obtain and deliver to Tenant a final certificate of occupancy from each applicable governmental authority as soon as is reasonably possible but in any event on


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     or before the sooner of (i) the expiration date of any temporary certificate of occupancy, (ii) any earlier date required under applicable law, or (iii) subject to Force Majeure, ninety (90) days following the issuance of the temporary certificate of occupancy.

          (ee) "TENANT DELAYS" means any delays in construction of Landlord's Work caused by the negligent acts or omissions, breaches or willful misconduct of Tenant-Related Parties.

          (ff) "TENANT IMPROVEMENTS" means the interior improvements to the Leased Premises to be designed and constructed by Landlord pursuant to the Construction Addendum.

          (gg) "TENANT-RELATED PARTIES" means (collectively) Tenant and Tenant's Client and their respective agents, contractors (of any tier), partners, members, managers, affiliates, and employees.

          (hh) "TENANT'S PERCENTAGE" is 66.67% (determined by dividing the number of Rentable Area in the Leased Premises (240,000) by the total number of Rentable Area in the Building (360,000)), but shall be subject to revision as set forth in Section 3 hereof.

          (ii) "TENANT'S PROPERTY" means all movable partitions, business and trade fixtures, inventory, machinery and equipment, including, without limitation, communications equipment and office equipment located in the Leased Premises and acquired by or for the account of Tenant, which can be removed without structural damage to the Leased Premises, and all furniture, furnishings and other articles of movable personal property owned by Tenant or any Tenant-Related Party and located in the Leased Premises.

          (jj) "TERMINATION DATE" means January 3, 2007.

          (kk) "UNAVOIDABLE DELAYS" means delays in construction of Landlord's Work caused by any events of Force Majeure (though exercising good faith and best efforts to obtain the same), which, in all events, are beyond Landlord's control; provided, however, that, in no event, shall Unavoidable Delays include inability to obtain financing or other monetary failures and provided further that Landlord must give Tenant prompt written notice of any such Unavoidable Delay and take any and all commercially reasonable efforts to mitigate any delays resulting therefrom.

          (ll) "WARRANTY ITEM" means any element of the Building Systems that Landlord will, at Landlord's sole cost and expense, repair or replace in good working order, covering both labor and parts, during the Warranty Period.

          (mm) "WARRANTY PERIOD" means the one (1) year period that commenced as of the date of Substantial Completion of the Leased Premises.

     3. LEASED PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Leased Premises in the Building. For purposes of this Lease, the Building shall be deemed to contain a Rentable Area of 360,000 and the Leased Premises shall be deemed


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to contain a Rentable Area of 240,000 square feet; provided, however, upon
Substantial Completion of the Leased Premises and Building, Landlord will cause the Project Architect to measure and certify to Tenant (in form and substance reasonably acceptable to Tenant) the actual Rentable Area in the Leased Premises and Building, and such measurement shall thereafter be used for all purposes of this Lease including, without limitation, calculating monthly Base Rent and Tenant's Percentages of Common Area Expenses and Real Property Taxes; provided, however, that in no event shall Base Rent be calculated based on more than 240,000 square feet of Rentable Area. Such remeasured Rentable Areas shall be set forth in the Commencement Date Memorandum to be signed by Landlord and Tenant pursuant to Section 4(a). In the event that the size of the Leased Premises and/or Building ever physically changes, then the parties shall cause the Rentable Area of the same to be re-measured and the Tenant's Percentage shall be adjusted accordingly. Tenant shall have the right, in common with Landlord and other tenants of the Building, to the non-exclusive (except as otherwise expressly set forth in Section 30 hereof with respect to parking) use of (a) the Common Area, and (b) common easements and facilities in the Project, subject to the terms and conditions of the Declaration. Tenant shall have the right to use and occupy the Leased Premises and said Common Area and other common areas on a twenty-four (24) hour a day, and seven (7) day a week, basis.

     4. LEASE TERM AND HOLDING OVER.

          (a) Lease Term. The initial term of this Lease (the "INITIAL LEASE TERM") shall be for a period commencing on the later of: (a) the Substantial Completion Date; or (b) October 1, 2006 (the "COMMENCEMENT DATE"), and expiring on the date that is five (5) years after the first day of the first calendar month following the Commencement Date (the "EXPIRATION DATE"). Once the actual Commencement Date has been determined pursuant to the foregoing, the parties shall execute a Commencement Date Memorandum in the form attached hereto as Exhibit E. So long as no Tenant Default has occurred and is continuing, Tenant shall have the Extension Option to extend the Initial Lease Term of this Lease for one (1) period of five (5) years (the "EXTENSION TERM"), subject to the same terms and conditions of this Lease applicable during the Initial Lease Term, except the Base Rent shall be adjusted as set forth in Section 1(h). If Tenant elects to exercise its Extension Option, Tenant shall provide written notice thereof to Landlord at least one hundred eighty (180) days prior to the expiration of the Initial Lease Term (the "EXTENSION DATE"). If Tenant fails to exercise its Extension Option to extend the Initial Lease Term on or before the Extension Date, then the Extension Option shall automatically terminate, and have no further force or effect, without further notice from Landlord. The Initial Lease Term and the Extension Term if the Extension Option is timely exercised, collectively, are the "LEASE TERM."

          (b) Holding Over. If Tenant holds over and remains in possession of the Leased Premises after the expiration of the Lease Term (as defined above), and if Rent is paid by Tenant and accepted by Landlord, then such holding over and continued possession shall create a tenancy from month-to-month upon and subject to the same terms and conditions of this Lease in effect when the Lease Term expires, except for the length of the term of this Lease. At any time, either party may terminate such tenancy from month to month upon 30 days written notice delivered to the other party in accordance with Section 27. If Tenant holds over and remains in possession of the

     Leased Premises after the expiration of the Lease Term without the consent of Landlord, then Tenant shall pay to Landlord for each day of such possession 150% of all the Base Rent (as defined in Section 1(h) of the Basic Lease Provisions) in effect when expiration or termination occurs, computed an a daily basis.

          (c) Early Entry. Tenant shall be provided access to the Leased Premises, free of Rent, on or, at Landlord's option, before the Early Entry Date, for the sole purpose of installing Tenant's trade fixtures, cabling, telecommunications facilities and other systems within the Leased Premises. Any such early entry shall be at Tenant's sole risk subject to all the terms and provisions hereof, and shall not unreasonably interfere with the Landlord's Work. Tenant shall provide prior to such entry evidence of liability insurance conforming to the requirements of this Lease.

          (d) Notice of Substantial Completion. Landlord shall give Tenant not less than ten (10) days' prior written notice of the Substantial Completion Date (the "COMPLETION NOTICE").

     5. RENT.

          (a) Base Rent. Tenant shall pay the monthly Base Rent to Landlord for each month during the Lease Term as specified in Section 1(h) of the Basic Lease Provisions. Base Rent shall be payable in advance on or before the first day of each full and partial calendar month during the Lease Term, subject to Section 5(c) below, without notice, offset or deduction, except as otherwise expressly set forth in this Lease.

          (b) Additional Rent. In addition to the payment of Base Rent, Tenant shall pay to Landlord as additional rent (the "ADDITIONAL RENT") all other sums of money and charges required to be paid by Tenant to Landlord under this Lease, including, without limitation, monthly payments of Tenant's Percentage of Common Area Expenses (as described in Section 6 below) and Tenant's Percentage of Real Property Taxes (as described in Section 6 below), regardless of whether the same are designated as Additional Rent. All Additional Rent shall be payable without offset or deduction, except as otherwise expressly set forth in this Lease.

          (c) Proration for Partial Months. If the Lease Term commences or ends on a date other than on the first day or last day of a calendar month, respectively, then (a) the Rent payable for each such partial calendar month shall be an amount equal to: (i) the Rent otherwise then in effect; divided by (ii) the number of days in the full calendar month during which the Lease Term commences or expires, respectively; and multiplied by (iii) the number of days in the partial calendar month after and including the Commencement Date or before and including the Expiration Date, respectively; and (b) the Rent for any partial calendar month at the commencement of the Lease Term shall be payable on or before the first day of the first full calendar month during the Lease Term.

          (d) Electronic Payment. Tenant may elect to pay Rent by federal wire transfer, electronic funds transfer, ACH or other commercially reasonable electronic payment method, and Landlord shall reasonably cooperate in connection therewith.

     6. COMMON AREA EXPENSES AND REAL PROPERTY TAXES. During the entire Lease Term, Tenant shall pay to Landlord, as part of the Monthly Rent, Tenant's Percentage of the Common Area Expenses and Tenant's Percentage of the Real Property Taxes for each calendar year or portion thereof during the Lease Term, payable as follows:

          (a) Initial Common Area Expenses. On the Commencement Date and on the first day of each month during the Lease Term thereafter, Tenant shall pay to Landlord Tenant's Percentage of the estimated Common Area Expenses and Real Property Taxes on a monthly basis as specified in Sections 1(i) and 5 herein.

          (b) Annual Adjustments. During the last month of each calendar year (or as soon thereafter as practicable), Landlord shall give Tenant notice of Landlord's reasonable estimate of Tenant's Percentage of the Common Area Expenses and Real Property Taxes for the following calendar year during the Lease Term. On or before the first day of each month during the following calendar year, Tenant shall pay to Landlord, as part of the Monthly Rent, one-twelfth (1/12) of such new estimated amount, provided, that if Landlord fails to give such notice in the last month of the prior year, then Tenant shall continue to pay on the basis of the prior year's estimate until the first day of the calendar month next succeeding the date such notice is given by Landlord, and from the first day of the calendar month following the date such notice is given, Tenant's payments shall be adjusted so that Landlord's estimated amount for that calendar year will be fully paid by the end of that calendar year. If Landlord reasonably determines that Tenant's Percentage of Common Area Expenses and Real Property Taxes for the current calendar year will substantially vary from its estimate given to Tenant, Landlord, by not less than thirty (30) days' notice to Tenant, may one time each calendar year revise its estimate for such calendar year, and subsequent payments by Tenant for such calendar year shall be based upon such revised estimate.

          (c) Annual Reconciliation. As soon as reasonably practicable after the beginning of each calendar year during and immediately following the Lease Term, and in no event later that May 1st of each year, Landlord shall deliver to Tenant a statement (the "ANNUAL EXPENSE STATEMENT") certified by Landlord's chief financial officer or certified public accountants designated by Landlord of Tenant's Percentage of the actual Common Area Expenses and Real Property Taxes for the preceding calendar year during the Lease Term, which statement shall include a detailed itemization of the Common Area Expenses and Real Property Taxes and calculation of Tenant's Percentage of the Common Area Expenses and Real Property Taxes. If the Expense Statement shows an amount owing by Tenant that is less than the payments for the preceding calendar year previously made by Tenant, Landlord shall credit such amount to the next payment(s) of Monthly Rent due under this Lease (or in the case of the end of the Lease Term, refund Tenant for the amount of such overpayment). If the Annual Expense Statement shows an amount owing by Tenant that is more than the payments for the preceding calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30)


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

     days after delivery of the Annual Expense Statement and Landlord's written demand therefor.

          (d) Right to Audit. If, within 120 days after Tenant's receipt of the Annual Expense Statement, Tenant notifies Landlord that Tenant desires to audit or review all materials, invoices or receipts related to the Annual Expense Statement, Landlord shall cooperate with Tenant to permit such audit or review during normal business hours, and all costs and expenses incurred in connection therewith shall be paid by Tenant. If Tenant commences an audit in accordance with this Section, then such audit and the Tenant's auditor's report must be completed within sixty (60) days of Tenant's notice to Landlord of Tenant's desire to audit. If Landlord has overcharged Tenant in any calendar year regarding Tenant's Percentage of Common Area Expenses and Real Property Taxes, then Landlord shall be responsible and reimburse Tenant for all costs associated with such audit up to (but not exceeding) the amount of the overcharge; otherwise, Tenant shall be responsible for such costs.

          (e) Controllable Common Area Expenses. Notwithstanding anything contained herein to the contrary, in no event shall Tenant be required to pay as Tenant's Percentage of Common Area Expenses the increase in Controllable Common Area Expenses for any given calendar year that exceed, based on a cumulative basis over the Lease Term, three percent (3%) of the previous calendar year's Controllable Common Area Expenses.

          (f) Partial Year Prorations. If this Lease commences on a day other than the first day of the calendar year or ends on a day other than the last day of a calendar year, the amount of the payments pursuant to this
     Section 6 payable by Tenant with respect to the year in which such commencement or end occurs will be prorated on the basis that the number of days of the Lease Term included in the year bears to 365. The end of this Lease will not affect the obligations of Landlord and Tenant pursuant to Sections 6(c) and 6(d) to be performed after that end.

          (g) Real Property Taxes. Landlord shall pay and discharge when due and without penalty all Real Property Taxes (defined below) levied on, against, or with respect to the Property, including, without limitation, the Building and the Common Area.

          (h) Payment by Tenant. Tenant's Percentage of the amount of Real Property Taxes shall be based on those amounts levied against the Property and the Building that are due and payable during each calendar year during the Lease Term, except as otherwise expressly provided below with respect to back-taxes.

          (i) Real Property Taxes Defined. The term "REAL PROPERTY TAXES" means any form of real property taxes, assessments, special assessments, fees, charges, levies, penalties, service payments in lieu of taxes, excises, assessments and charges for transit, housing or any other purposes, impositions or taxes of every kind and nature whatsoever, assessed or levied or imposed by any authority having the direct or indirect power to tax, including, without limitation, any city, county, state, or federal government, or any improvement or assessment district of any kind, whether or not consented to or joined in by Tenant, against the Property and Building or any legal or equitable interest of Landlord in the Property and Building, whether now imposed or imposed in the future. Real Property Taxes shall not include:
     (i) general gross receipts taxes; (ii); income taxes; (iii) capital, stock or franchise taxes; (iv) transfer taxes; (v) mortgage or other debt-related taxes; (vi) gift, estate or inheritance taxes; (vii) any other taxes not customarily passed-through to tenants; or (viii) penalties, interest or other charges resulting from the late payment of taxes. In no event shall any back-taxes attributable to periods prior to the Commencement Date be included in Real Property Taxes payable by Tenant. Any assessments shall not be included in Real Property Taxes for any year if and to the extent that the same are not required to be paid in that year.

          (j) Contesting Real Property Taxes. Tenant shall have the right to contest in the manner prescribed by law and otherwise in a reasonable and diligent manner, the calculation of Real Property Taxes levied on, against or with respect to the Property or the valuation of the Leased Premises for purposes of calculating such Real Property Taxes, subject if (i) Tenant determines in good faith that such Real Property Taxes have been incorrectly calculated or the Leased Premises has been overvalued for purposes of calculating such Real Property Taxes (the "TAX DISPUTE"); (ii) Tenant delivers to Landlord a written notice describing the Tax Dispute and the proposed contest with particularity; and (iii) if such contest is to be made during the last two years of the Initial Lease Term or an Extension Term, as the case may be, Landlord does not object to the proposed contest within ten days after receipt of such notice, which objection shall be made only on a reasonable basis. Pending resolution of the Tax Dispute, Tenant shall pay the amount of the Real Property Taxes levied on, against or with respect to the Leased Premises as may be required by the Applicable Laws; provided that, if the Applicable Laws do not require Tenant to pay the full amount of such Real Property Taxes pending resolution of the Tax Dispute, then, after resolution of the Tax Dispute, Tenant shall pay any unpaid amount of such Real Property Taxes. Tenant shall pursue its Tax Dispute at Tenant's cost and expense, and if and to the extent Tenant is successful in such challenge, Landlord shall cause to be paid (or to reimburse Tenant, as the case may be) all of Tenant's reasonable out-of-pocket attorneys' and consultants' fees and other costs of pursuing such contest up to (but not exceeding) the savings resulting from such challenge.

     7. LATE CHARGES. If Tenant fails to pay the applicable Monthly Rent installment within five (5) days after the date such payment was due, Tenant shall pay to Landlord an additional sum equal to the lesser of (i) five percent (5%) of the amount overdue or (ii) $3,500 (the "LATE CHARGE"), provided that no such Late Charge shall be due or owing with respect to the first delinquency within each calendar year during the Lease Term if the same is paid within ten
(10) days after the applicable due date.

     8. PLACE OF PAYMENTS. All payments of Rent required to be made, and all statements required to be rendered, by Tenant to Landlord shall be delivered to Landlord at its address set forth in the Basic Lease Provisions, or to such other address as Landlord specifies to Tenant in accordance with Section 27, subject to the rights of Tenant under Section 5(d) above.

     9. CONSTRUCTION OF LEASED PREMISES, BUILDING AND PROPERTY.

          (a) Landlord's Work. Landlord at its sole expense shall construct on or before October 1, 2006 (the "TARGET COMPLETION DATE") the Leased Premises, the Building and the Common Area in compliance in all material respects with (i) Specifications as set forth in the Construction Addendum (the "FINAL PLANS AND SPECIFICATIONS"); (ii) all Laws, including, but not limited to, those pertaining to seismic safety, handicapped access, Environmental Laws (as defined below) and building codes applicable to the Property and Building; and (iii) the terms, conditions and provisions of the Construction Addendum.

          (b) Construction Deadlines.

          (i) If the Substantial Completion Date does not occur on or before the Target Completion Date, and if said delay is due to a Tenant Delay or an Unavoidable Delay, the Target Completion Date shall be extended by one (1) day for each day that the Tenant Delay or the Unavoidable Delay continues and delays the Substantial Completion of the Landlord's Work.

          (ii) If the Substantial Completion Date does not occur by the Target Completion Date due to Landlord Delay, then for the first ten
               (10) business days of delay, Tenant shall be entitled to abate one (1) day of Base Rent and one (1) day of Additional Rent for each one (1) day that Substantial Completion is delayed, which abatement shall be applied to and credited against the first rental payment(s) due and owing from Tenant until said abatement is fully utilized.

          (iii) If Substantial Completion is delayed past the Target Completion Date by more than ten (10) business days, then for each day after said tenth (10th) business day, Tenant shall be entitled to abate two (2) days of Base Rent and two (2) days of Additional Rent for each one (1) day that Substantial Completion is delayed beyond said tenth (10th) business day, which abatement shall be applied to and credited against the next rental payment(s) due and owing from Tenant until said abatement is fully utilized.

          (iv) Notwithstanding anything contained to the contrary in this Lease, in the event that the Substantial Completion Date, has not occurred on or before January 3, 2007 (the "TERMINATION DATE") due to any reason other than Tenant Delays, Tenant shall have the right to terminate this Lease by notifying Landlord in writing within seven (7) days after the Termination Date, provided, however, that Landlord shall have the right to vitiate such termination by Tenant by causing Substantial Completion to occur no later than ten (10) business days after receipt of Tenant's notice of termination. Landlord shall continue to diligently prosecute the Work to Substantial Completion unless and until Tenant shall have exercised its right to terminate this Lease.

          (v) Any and all rental abatements and other credits to which Tenant is entitled pursuant to this Section shall be in addition to any other credit or other abatement owing to Tenant under this Lease.

          (c) Acceptance of Leased Premises. Provided that Landlord's Work is Substantially Completed prior to the Termination Date, Tenant shall accept the Leased Premises on the date of Substantial Completion, subject to the Punch List (as hereinafter defined), subject to latent defects, and subject to any Warranty Item.

          (d) Correction Obligations. Within fifteen (15) days after Tenant's receipt of the Completion Notice, Landlord and Tenant shall use their commercially reasonable efforts to inspect the Leased Premises to compile a written list of punch list items (the "PUNCH LIST"). The compilation of, and agreement to, a Punch List (or the failure to compile or agree to a Punch List) shall not constitute a waiver by Tenant of any of Landlord's obligations with respect to the Warranty Items or any other obligation of Landlord under this Lease. All Punch List items must be completed as soon as reasonably possible and in any event within sixty (60) days after the Commencement Date, except for any emergency Punch List items, which emergency Punch List items shall be corrected immediately after their discovery. Landlord promptly shall correct any latent defects and Warranty Items within 120 days after receipt of the written notice thereof, except for any emergency latent defects or Warranty Items, which emergency latent defects and Warranty Items shall be corrected immediately after their discovery. If Landlord fails to correct a Punch List item, latent defect or Warranty Item within the period specified under this Section, then Tenant shall have the right to correct such Punch List item, latent defect or Warranty Item, and Landlord shall reimburse Tenant on demand for the reasonable costs and expenses of such correction, provided that, if Landlord fails to reimburse Tenant on demand for the reasonable costs and expenses of such correction, then the terms and conditions of Section 22 shall apply. On or before the Commencement Date, Landlord shall deliver to Tenant a list of all warranties that: (i) are extended to Landlord by manufacturers, suppliers or subcontractors in connection with the completion of Landlord's Work; and (ii) cover those parts of the Leased Premises, if any, that Tenant is obligated to maintain under Section 15 (the "CONTRACTOR WARRANTIES"); and, upon the expiration of the Warranty Period, Landlord shall assign to Tenant all of the Contractor Warranties. Landlord shall enforce, at Landlord's sole cost and expense, on behalf of Landlord and Tenant, all of: (i) the Contractor Warranties; (ii) the obligations of the warrantors under all of the Contractor Warranties; and
     (iii) any obligations of subcontractors to correct defects in Landlord's Work or deviations from the Final Plans and Specifications. If, for any reason other than: (i) an action or omission of a Tenant-Related Party; or
     (ii) the bankruptcy, insolvency, or dissolution of the warrantor, any of the Contractor Warranties become void or unenforceable, then, during the Warranty Period, Landlord shall honor any such Contractor Warranties as though the Contractor Warranties originally had been made by Landlord. If, as a result of an action or omission of Landlord or its employees, agents, contractors, invitees, or licensees, any Contractor Warranty becomes void or unenforceable, then, during the period of such Contractor Warranty, Landlord shall honor the Contractor Warranty as though the Contractor Warranty originally had been made by Landlord. Nothing contained herein shall be deemed or construed so as to waive or modify any of Landlord's obligations under Section 15 below.

          (e) Construction Guaranty. Landlord guarantees Landlord's Work against defective workmanship and/or materials, and against a failure to comply with Landlord's Compliance Obligations in accordance with this Lease, for a period of one (1) year from the date of the Substantial Completion of Landlord's Work. Landlord, at its sole cost and expense, will repair or replace any defective item occasioned by poor workmanship and/or materials, or occasioned by a failure to comply with Landlord's Compliance Obligations in accordance with this Lease, of which Tenant gives Landlord written notice within such one (1)-year period. Performance of such one (1)-year guaranty will be Landlord's sole and exclusive obligation with respect to defective workmanship and/or materials or a failure to comply with Landlord's Compliance Obligations in accordance with this Lease.

     10. INTENTIONALLY OMITTED.

     11. USE OF LEASED PREMISES. The Leased Premises may be occupied and used as a facility for uses set forth in Section 1(g) above, and for any other purpose permitted under Current Zoning Classification, and for no other uses. Tenant shall have no right to change the Current Zoning Classification applicable to the Leased Premises or to obtain variances from such classification or the requirements thereof, provided that Tenant may obtain variances from such classification or the requirements thereof (a) with respect to use of the Leased Premises, if such variances are necessary to permit the use of the Leased Premises for Tenant's use; and/or (b) with respect to development standards for the Leased Premises, if such variances are necessary to make alterations or additions permitted to be made hereunder. Tenant covenants and agrees that:

          (a) Tenant shall not permit any waste, damage or nuisance in, on or about the Leased Premises, or use or permit the use of the Leased Premises for any unlawful purpose or in any manner that materially violates the terms and conditions of the Declaration;

          (b) Tenant shall conduct its business and keep the Leased Premises in a safe, clean and sightly condition that complies with all applicable Laws having jurisdiction over Tenant's business operations;

          (c) Tenant shall not dump, or otherwise dispose of, any chemicals, metals, garbage, trash or other industrial by-products or incidentals to Tenant's business in, on or about the Leased Premises, and Tenant shall use only waste removal facilities on the Leased Premises that are appropriate, leakproof and fireproof;

          (d) Tenant shall not: (i) use the Leased Premises for the treatment or disposal of any wastes, materials or substances that are hazardous, toxic or radioactive and are, or become, regulated by any of the applicable Laws (including, without limitation, asbestos-containing materials and electrical transformers or ballasts that contain PCBs) (the "HAZARDOUS SUBSTANCES"); or (ii) store or use any Hazardous Substance on the Leased Premises, except for such storage and usage of those types and amounts of

     Hazardous Substances as may be necessary for the operations permitted under this Lease. All storage, usage and transportation of Hazardous Substances shall be conducted in compliance with all applicable Laws, and Tenant shall take all necessary and appropriate safety precautions in connection with such storage, usage and transportation.

          (e) Tenant shall not install or locate on the Leased Premises any underground storage tanks (the "USTS").

Tenant agrees to indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold harmless Landlord and Landlord's Agents from and against any and all claims, judgments, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and court costs) arising from, or in connection with: (i) any storage or usage of any Hazardous Substances by Tenant (or its employees, agents, contractors, invitees or licensees) in, on or about the Leased Premises; or (ii) any transportation of any Hazardous Substances to or from the Leased Premises by Tenant (or its employees, agents, contractors, invitees or licensees), whether or not such storage, usage or transportation constitutes a failure of Tenant to observe or perform fully its obligations under this subsection or to comply with or observe fully the limitations and restrictions under this subsection.

     12. EXTERIOR INSTALLATIONS. Subject to the provisions of this Section 12, Tenant shall have the right to install, operate, and maintain a standby emergency power generator, satellite dishes, antennae and other communications equipment, supplemental air conditioning equipment, together with associated cabling, bollards, hoses, systems and equipment, in locations on the roof of the Building and other exterior areas on the Property subject, in each case, to approval by Landlord in its reasonable discretion, and subject to the following conditions:

          (a) No such installation pursuant to this Section 12 shall made by Tenant without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed so long as it complies with Landlord's reasonable requirements concerning architectural design, roof integrity, and the requirement that the installation or removal of installations pursuant to this Section 12 will not adversely affect the weather tightness or the structure of the Building. Tenant shall obtain all necessary governmental permits required for any installation, approved by Landlord and shall comply with all applicable governmental law, regulations, ordinances, and codes.

          (b) Tenant shall, at its sole cost, immediately repair and restore to its prior condition any damage to the roof or other portions of the Leased Premises, the Building or the Property caused by any such installation pursuant to this Section. If Tenant fails to repair and restore such damage within a reasonable time, after written notice from Landlord to Tenant, Landlord shall, in addition to its other remedies, have the right to repair and restore such damage and receive reimbursement from Tenant of all costs incurred by Landlord together with interest at the Interest Rate.

          (c) Any equipment or fixtures installed pursuant to this Section 12, shall at times remain the property of Tenant. Tenant shall, unless otherwise agreed by Landlord, remove such equipment or fixtures upon expiration or termination of this Lease and

     Tenant shall repair and restore any damages to the roof or other portions of the Building or the Property caused by such removal.

     13. TENANT ALTERATIONS. Tenant at its cost and expense, may install in the Leased Premises any of Tenant's Property as Tenant determines to be necessary or appropriate to conduct its business. Tenant, at its cost and expense, also may make non-structural alterations or additions to the interior of the Leased Premises if (a) Tenant delivers to Landlord written notice describing the proposed alteration or addition with particularity, and provides to Landlord copies of any plans and specifications for the alteration, and (b) upon the expiration of the Lease Term or earlier termination of this Lease, Tenant surrenders the portion of the Leased Premises altered or improved in as good a condition as on the date that Tenant accepts the Leased Premises, except for ordinary wear and tear. Tenant shall make no structural alterations, improvements or additions of or to any part of the Leased Premises, or any alterations, improvements or additions to the exterior of the Building, without the prior written consent of Landlord. All alterations and additions to the Leased Premises, except only Tenant's Property, shall become the sole property of Landlord upon the expiration of the Lease Term or earlier termination of this Lease. All exterior signs shall be subject to: (a) satisfaction of the requirements of all applicable governmental authorities; and (b) compliance with signage standards established under the Declaration; and installation and removal thereof shall be the sole responsibility of Tenant.

     14. UTILITIES. As part of Landlord's Work, Landlord shall install (or cause installation of) facilities to furnish electricity, water, sewer and other services to the Building, so that such utility services are not shared or metered commonly with any other building or any other tenant or occupant in the Building or Landlord, except that water and sewer services will not be separately metered, but paid by Tenant as part of Tenant's Percentage of the Common Area Expenses. Landlord represents and warrants that the voltages, amperages, volumes, capacities and amounts of electricity, water, sanitary sewer, storm sewer, and other services are adequate for use of the Leased Premises for Tenant's normal business operations. During the Lease Term, Tenant shall pay all usage and other charges for all utility services furnished to the Leased Premises (including, without limitation, electricity, water, sewer and telephone). If any equipment installed by Tenant requires additional utility facilities, then the costs of installing such additional facilities shall be paid by Tenant.

     15. REPAIRS AND REPLACEMENTS.

          (a) General Repairs. Subject to (i) Landlord's obligations in Section 15(b), (ii) Landlord's repair and restoration obligations under Section 19 and Section 20, (iii) Landlord's obligations to complete or correct Punch List items, latent defects and Warranty Items, and (iv) Landlord's other obligations under this Lease, Tenant shall, at its cost and expense, keep and maintain (and provide all repairs necessary to keep and maintain) the Leased Premises at all times during the Lease Term in good order, condition and repair, subject to reasonable wear and tear. In furtherance of the foregoing, Tenant shall implement: (a) a janitorial program of cleaning sufficient to keep the Leased Premises in a safe, clean and sightly condition at all times; and (b) a regularly scheduled program of preventive maintenance and repair of the HVAC within the Leased Premises (the "PREVENTATIVE MAINTENANCE"). Notwithstanding anything contained herein to the contrary, in no event shall Tenant be responsible for making any repairs occasioned by any negligence, intentional act or willful misconduct of Landlord or Landlord's Agents or by any defects in the Landlord's Work or other defects on the Leased Premises not caused by Tenant, all of which repairs shall be made promptly by Landlord at its sole cost and expense. Nothing contained in this Lease shall be deemed or construed to require that Tenant make any repair or replacement to the Leased Premises or any other portion of the Property that is in the nature of a capital repair or replacement, unless and except to the extent that any such repair or replacement is necessitated by the breach, negligence or willful misconduct of Tenant.

          (b) Landlord's Repairs and Common Area. At all times during the Lease Term, Landlord shall, at its sole cost and expense, keep and maintain in good order, condition and repair: (a) all Structural Components (including, without limitation, the roof structure and membrane; (b) all Building Systems; and (c) the Common Area. Subject to Tenant's rights under this Lease, Landlord shall at all times have exclusive control of the Common Area and may at any reasonable time temporarily close any part thereof, exclude and restrain anyone from any part thereof, except the bona fide customers, employees and invitees of Tenant who use such areas in accordance with the reasonable rules and regulations as Landlord may from time to time promulgate, and may reasonably change the configuration or location of the Common Area provided Tenant shall always have access to the Leased Premises and parking spaces adjacent thereto. In exercising any such rights, Landlord shall not materially or unreasonably disrupt Tenant's business or interfere with Tenant's use of the Leased Premises or Common Area. Washing and repairs of exterior windows and painting of the Building's exterior walls shall be performed by Landlord and included in Common Area Expenses.

     16. ASSIGNMENT AND SUBLETTING.

          (a) Requirements of Landlord's Consent. Tenant shall not assign this Lease or any interest herein, sublet the whole or any part of the Leased Premises, or permit any other party, (including, without limitation, concessionaires or licensees) to operate in, on or from, or occupy the whole or any part of, the Leased Premises, without the prior written consent of Landlord. The foregoing prohibitions shall not apply with respect to any merger or consolidation of Tenant, any stock or other equity offering or any transfer of ownership or control of Tenant (including, without limitation, any transfer in the membership or manager interests in Tenant if Tenant is a limited liability company, any transfer of stock of Tenant if Tenant is a corporation, any transfer of partnership interests in Tenant if Tenant is a partnership) or any other direct or indirect transfer of ownership or control of Tenant. Without limiting the generality of the foregoing, any such transaction shall not require any consent or approval of, or notice to, Landlord. Except as expressly provided in Section 16(c):
     (i) Tenant shall remain fully liable to perform all of its obligations under is Lease, notwithstanding any assignment of this Lease; and (ii) no consent by Landlord to any Tenant assignment shall release Tenant from such liability. The consent of Landlord to any assignment or subletting shall not constitute a waiver of the requirement for such consent to any subsequent assignment or subletting.

          (b) Permitted Transfers. Notwithstanding anything in this Section 16 to the contrary, Landlord's consent shall not be required with respect to any subletting or any assignment of this Lease or any interest herein to any entity that is the Permitted Assignee. Upon the assignment of this Lease to a Permitted Assignee and the assumption of Tenant's obligations under this Lease by a Permitted Assignee, Tenant shall not be released from its liability to perform or observe any obligations of the tenant under this Lease, except as otherwise expressly set forth herein.

          (c) Rights of Tenant's Client.

          (i) Assignment and Assumption of Lease. If at any time during the Lease Term, Client delivers to Tenant and Landlord, or Tenant delivers to Client and Landlord, a duly executed notice in the form attached hereto as Exhibit F (the "ASSUMPTION NOTICE"), then effective upon said delivery (the "ASSUMPTION EFFECTIVE DATE"), and without any further action by the parties, Tenant shall have assigned to Client, and Client shall have assumed from Tenant, all of Tenant's rights, duties and obligations in, to and under this Lease accruing from and after the Assumption Effective Date. Said assignment and assumption shall release the original Tenant named in this Lease from any liability accruing under this Lease after (but not before) the Assumption Effective Date. From and after any Assumption Effective Date, (aa) Client shall be entitled to immediate occupancy of the Leased Premises and the Common Area, (bb) Landlord shall recognize Client as the new Tenant under this Lease, (cc) Landlord and Tenant shall reasonably cooperate in connection with the transition of the tenancy to Client, and (dd) Client shall be responsible for all payment of Rent and all other obligations of the tenant under this Lease accruing from and after said date. In no event shall Client be responsible for any obligations of the tenant under this Lease accruing prior to the Assumption Effective Date; provided, however, if prior to the Assumption Date, Landlord shall have delivered to Client notice pursuant to Section 16(c)(ii) below of any monthly installments of Rent that were not timely or fully paid under this Lease by Tenant prior to the Assumption Effective Date (collectively, "PRE-ASSUMPTION DELINQUENT RENT") and said Pre-Assumption Delinquent Rent remains outstanding following the Assumption Effective Date, then as a condition to Client's continued occupancy of the Leased Premises following the Assumption Effective Date, Landlord may require that Client pay to Landlord all Pre-Assumption Delinquent Rent within thirty (30) days after Landlord's written demand therefor delivered to Client within ten (10) business days following the Assumption Effective Date. Nothing contained in this Lease or in any course of dealings shall be deemed to create any obligation on the part of Client or Tenant to deliver an Assumption Notice or otherwise exercise any right (or to assume any duty, obligation or liability) under this Section 16(c).

          (ii) Obligations Relative to Lease. Landlord hereby agrees (aa) not to modify, supplement, amend or (except for material Tenant Defaults not cured prior to the end of the hereinafter defined Extended Cure Period) terminate this

               Lease or terminate Tenant's rights of possession, without in each case the express prior written consent of Client, and (bb) to give Client, contemporaneously with any notice delivered to Tenant under Section 21 hereof, written notice of any breach by Tenant of its obligations under this Lease (each, a "CLIENT CURE NOTICE"), and a copy of any notice given by Landlord under
               Section 21 hereof with respect to the exercise of remedies under this Lease. Under each Client Cure Notice, Landlord shall afford Client as much time to cure a Tenant breach as Tenant is afforded under Section 21 hereof, plus ten (10) additional business days (each, an "EXTENDED CURE PERIOD"). For any default for which there is no express grace, cure or notice period, then for purposes of this Section 16(c)(ii), that period described in
               Section 21(a)(ii) below shall apply. Landlord shall notify Client in writing if Tenant fails to cure any breach under this Lease within the cure period set forth in Section 21 hereof, but said notice shall not lengthen or otherwise modify an Extended Cure Period. If both Tenant and Client have cured the same default in the payment of Rent, then Landlord shall promptly refund to Client any such duplicate payment. Landlord shall not terminate this Lease, terminate Tenant's right of occupancy or evict or otherwise interfere with Tenant's use and occupancy of the Leased Premises and the Common Area unless Landlord is otherwise authorized to do so under this Lease on account of a material Tenant Default and the Extended Cure Period has expired prior to the cure of said corresponding Tenant Default. Nothing contained in this Lease shall be construed or deemed to create any obligation on the part of Client to cure any Tenant breach under this Lease. At any time after the Assumption Effective Date, Client or its successor or assign, may require Landlord to enter into a replacement lease for the Leased Premises for the remainder of the Lease Term and on the other terms and conditions of this Lease, except that Client (or such successor or assign) shall constitute the tenant thereunder and except for terms and conditions that no longer are applicable or that previously have been performed (the "REPLACEMENT LEASE"). Upon execution and delivery of the Replacement Lease, and the cure of all of all Pre-Assumption Delinquent Rent, this Lease shall terminate, but the original Tenant shall remain responsible to Landlord for any and all outstanding Rent and other uncured defaults existing as of the Assumption Effective Date.

          (iii) Assignment by Client. At any time upon or after the Assumption Effective Date, Client shall have the right to assign all of its rights, duties and obligations as the Tenant in, to and under this Lease to a successor Tenant that is (aa) a legal successor to Client, (bb) a Permitted Assignee, (cc) otherwise directly or indirectly controlled by, or under common control with, Client or any direct or indirect parent, subsidiary or other affiliate of Client, or (dd) any unrelated entity that performs outsourcing services for Client or any of the foregoing entities. Upon any such assignment, Client shall be released from its liability to perform or observe any obligations of the tenant under this Lease that first arise after the date of such assignment and notice thereof is delivered to Landlord, provided that at the time of any such assignment and assumption, the assignee has a positive net worth of not less than Fifty Million Dollars ($50,000,000) as demonstrated by financial statements in form and substance reasonably acceptable to Landlord.

          (iv) Removal of Client's Property. Upon any termination of this Lease or of Tenant's rights of possession other than on account of either expiration or the making of a Replacement Lease, Landlord shall notify Client thereof and Landlord shall give Client not less than fifteen (15) days (such period to be specified in the foregoing notice), within which to remove all of its personal property and (if applicable) trade fixtures from the Leased Premises.

          (v) Notices. Any notice, statement, invoice, demand, request, or consent required or permitted to be given or delivered by any party under this Section 16(c) shall be in writing and shall be deemed to have been duly given or delivered: (aa) on the date of delivery, if delivery is made by messenger or otherwise in person; or (bb) on the date of deposit, if delivery is made by a national overnight courier service; in any case if addressed to Tenant or Landlord as set forth in Section 1(j) hereof, and if to Client as follows:

                    T-Mobile USA, Inc.
                    12920 SE 38th Street
                    Bellevue, Washington 98006
                    Attn: VP, Business Operations

               With a mandatory copy to:

                    T-Mobile USA, Inc.
                    12920 SE 38th Street
                    Bellevue, Washington 98006
                    Attn: General Counsel - Business Operations

               Any party may change its address for notice under this Section from time to time by delivering notice to the other parties as provided above.

          (vi) Third Party Beneficiary. Landlord and Tenant acknowledge that
               (aa) Client would not enter into one or more service contracts with Tenant and (bb) Tenant would not enter into this Lease, unless Client was granted its option and other rights set forth in this Section 16(c). Accordingly, although this Section 16(c) creates no duties, obligations or liabilities on the part of Client, Client is an express, irrevocable third party beneficiary for purposes of this Section 16(c) and any other provisions of this Lease whereby Client is named or otherwise referenced.

          (d) Recapture and Sublease Rentals. Landlord shall have no recapture rights and Landlord shall have no rights to any sublease rentals.

     17. ACCESS TO LEASED PREMISES. Tenant shall permit Landlord and its agents to enter upon the Leased Premises at all reasonable times and upon reasonable notice (except in the event of an emergency, with respect to which such time and notice requirements shall not apply) to: (a) inspect and, examine the Leased Premises; (b) show the Leased Premises to prospective purchasers and mortgagees, and, during the last six (6) months of the Lease Term or during the continuation of a Tenant Default hereunder, to prospective tenants; (c) make such repairs and replacements as Landlord may deem necessary; or (d) exercise its rights hereunder in connection with performing a covenant of Tenant that is a Tenant Default, and so long as any such entry does not materially or unreasonably interfere with Tenant's use or enjoyment of the Leased Premises, the Common Area or any portion thereof, then no such entry shall: (i) constitute any eviction of Tenant in whole or in part; (ii) cause Rent to abate in any manner; or (iii) give rise to responsibility for any loss or damage to Tenant's business or property, other than loss or damage resulting from any act or omission of Landlord or any Landlord's Agents. Landlord shall use reasonable care, and shall cause Landlord's Agents to use reasonable care, not to cause any interruption or interference with the conduct of Tenant's business as a result of the exercise of the Landlord's right of entry. If Landlord and/or Landlord's Agents enter upon a portion of the Leased Premises designated by Tenant as a "secure area" for the purpose of inspecting and/or examining such portion of the Leased Premises, then, upon request by Tenant, Landlord shall enter into, and/or cause Landlord's Agents to enter into, a confidentiality agreement with respect to confidential or proprietary matters that may be observed by Landlord and/or Landlord's Agents in connection with such inspection. Landlord's right of entry shall not be deemed or construed to impose upon Landlord any obligation or liability whatsoever for the maintenance or repair of the Leased Premises, except as expressly provided in this Lease.

     18. INSURANCE AND INDEMNIFICATION.

          (a) Real Property Insurance. Landlord, shall maintain in full force and effect throughout the Lease Term fire and extended coverage insurance, which insurance shall name Landlord, Tenant, Landlord's mortgage lender, and any Leasehold Lender of Tenant as insureds, as their respective interests may appear, on the Building and Improvements; and (ii) and any alterations or additions of or to the Leased Premises that constitutes Landlord's Work; in either case for 100% of its insurable value on a replacement cost basis.

          (b) Landlord's Public Liability Insurance. Landlord shall maintain in full force and effect throughout the Lease Term a policy of general public liability insurance naming each of Tenant and Tenant's Client as an additional insured and covering any and all claims for injuries to, or death of, persons and damage to, or loss of, property occurring in, on or about the Common Area, in an amount not less than coverages Tenant is required to maintain pursuant to Section 18 (c) below. If Tenant is required to carry higher limits of liability coverage under Section 18 (c), then Landlord shall increase the foregoing coverage to match the liability coverages that Tenant is required to maintain under this Lease.

          (c) Tenant's Public Liability Insurance. Tenant at its cost and expense, shall maintain in full force and effect throughout the Lease Term a policy of commercial general public liability insurance naming Landlord and Landlord's Mortgagee as an additional insured and covering any and all claims for injuries to, or death of, persons and damage to, or loss of, property occurring in, on or about the Leased Premises, in an amount not less than $1,000,000.00 per occurrence, and a minimum umbrella limits of $1,000,000.00, for a total minimum combined general liability and umbrella limits of $2,000,000.00 for property damage, personal injuries, or deaths of persons occurring in or about the Leased Premises. If it becomes customary for other similar businesses in the Louisville metropolitan area to carry higher limits of liability coverage under leases of similar facilities, then Tenant upon request by Landlord, shall increase the foregoing coverage to such customary limits; provided, however, that Landlord shall not require Tenant to increase the foregoing coverage more than once in any five year period.

          (d) Personal Property Insurance. All of Tenant's Property (including, without limitation, property that Tenant stores for third parties), shall be kept in or upon the Leased Premises at Tenant's sole risk and expense, and Tenant, at its cost and expense, shall maintain in full force and effect throughout the Lease Term fire and extended coverage insurance on such trade fixtures, equipment, inventory and other personal property for their full insurable value on a replacement cost basis, provided that, so long as Tenant maintains a net worth adequate to satisfy and discharge fully all of its financial obligations, including, without limitation, its financial obligations under this Lease, and to replace all of its trade fixtures, equipment, inventory, and other personal property, Tenant may "self insure" its trade fixtures, equipment, inventory, and other personal property. Tenant shall indemnify and hold harmless Landlord from any and all claims, judgments, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and court costs) arising from, or in connection with, damage to, or loss of, Tenant's Property, unless such damage is caused by: (i) the act or omission of Landlord or Landlord's Agents; or (ii) a Landlord Default (as defined in Section 22).

          (e) Worker's Compensation. Tenant shall comply with the provisions of the applicable worker's compensation laws and insure its liability thereunder.

          (f) Copies of Policies. For each type of insurance required to be maintained under this Lease, the party required to maintain such insurance shall furnish to the other party an endorsed copy of such insurance policy showing that such type of insurance is in full force and effect and may not be modified or canceled without not less than ten (10) days' prior written notice to such other party. All insurance policies required to be maintained under this Lease shall be issued by companies reasonably satisfactory to the party not responsible for maintaining such insurance.

          (g) Waiver of Subrogation. Landlord and Tenant waive and release any and all rights of recovery that either may have against the other for any loss or damage, regardless of whether caused by any alleged negligence of the other party or the other party's employees, contractors, agents, invitees or licensees, to the extent that such loss or damage is or would be covered by any property insurance required to be maintained under this Lease. Each policy of property insurance required under this Lease shall contain an endorsement to such effect, waiving the insurer's right of subrogation against the other party.

          (h) Tenant Indemnity. Subject to the terms and conditions of this
     Section 18, Tenant agrees to indemnify and hold harmless Landlord from and against any and all claims, judgments, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and court costs) arising from, or in connection with the negligence, intentional act or willful misconduct of Tenant or any Tenant-Related Party or any breach of this Lease by Tenant.

          (i) Landlord Indemnity. Subject to the terms and conditions of this
     Section 18, Landlord agrees to indemnify and hold harmless Tenant from and against any and all claims, judgments, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and court costs) arising from, or in connection with the negligence, intentional act or willful misconduct of Landlord or Landlord's Agents or any breach of this Lease by Landlord.

     19. FIRE AND OTHER CASUALTY.

          (a) Casualty Repair. In the event of damage to, or total or partial destruction of, the Building or any fixtures, equipment or systems that constitute a part of the Building, by fire or other casualty (the "CASUALTY"), the insurance proceeds, if any, that as a result of such Casualty, are payable under any fire and extended coverage insurance maintained by Landlord (the "INSURANCE PROCEEDS") shall be payable to, and be the sole property of, Landlord, and, subject to the terms and conditions of this Section, Landlord shall cause the prompt and diligent repair and replacement of the Building as soon as reasonably possible to substantially the same condition as existed prior to such Casualty; provided that (i) Landlord shall not be obligated to repair or replace alterations or additions of or to the Leased Premises by Tenant; (ii) if Substantial Damage (as hereinafter defined) occurs in the last year of the Initial Term or (if applicable) the Extension Term, then Landlord or Tenant may elect to terminate this Lease upon notice thereof delivered to the other party within thirty (30) days after said Casualty; (iii) Landlord shall be obligated to make any surplus Insurance Proceeds available, in accordance with the terms and conditions of this subsection set forth below, for the repair and/or replacement of the alterations and/or additions of or to the Leased Premises by Tenant; and (iv) when Landlord commences the insurance adjustment process (the "ADJUSTMENT PROCESS"), Landlord shall: (A) deliver notice to Tenant of its commencement of the Adjustment Process; and (B) provide to Tenant an opportunity to participate in the Adjustment Process. Landlord shall make the Insurance Proceeds available, or cause the Insurance Proceeds to be made available, to pay the costs and expenses to repair or replace: (x) the Building in accordance with the terms and conditions of this Section; and (y) the alterations and additions of or to the Leased Premises; provided that: (aa) Tenant has not caused a default of the documents evidencing the Mortgage Lien or evidencing the method of financing or refinancing secured by the Mortgage Lien through a breach of any of its obligations under this Lease; and (bb) to the extent applicable to Tenant, Tenant meets the reasonable and customary conditions for disbursement of the Insurance Proceeds established by the documents evidencing the Mortgage Lien or evidencing the method of financing or refinancing secured by the Mortgage Lien. Rent shall abate proportionately (based upon the proportion that the unusable Rentable Area of the Leased Premises due to damage or destruction bears to the total Rentable Area of the Leased Premises) during the time that the Leased Premises or any part thereof is unusable by reason of any Casualty. If and as may be requested by Tenant, Landlord shall use commercially reasonable efforts to relocate Tenant, at Tenant's expense, temporarily during the period of any repair or replacement of the Leased Premises. Not later than thirty (30) days after the occurrence of any Casualty, Landlord shall provide Tenant written notice indicating the anticipated period for restoring the Building (including the Leased Premises) to substantially the same condition as existed immediately prior to the occurrence of such Casualty, such restoration period to be determined by the insurance adjusters or (if no such determination has been made by the insurance adjusters) Landlord's general contractor for the restoration work (the "REPAIR PERIOD NOTICE").

          (b) Substantial Damage. Notwithstanding anything to the contrary set forth herein, if substantial damage or destruction occurs, such that (i) the restoration period set forth in the Repair Period Notice equals or exceeds 180 days; or (ii) the Leased Premises are so damaged or destroyed as to be rendered untenantable (as determined in Tenant's reasonable business judgment) for Tenant's normal business use (in either case, "SUBSTANTIAL DAMAGE"), then either party, at its option, may terminate this Lease upon written notice delivered to the other not later than thirty (30) days after Landlord's delivery of the Repair Period Notice to Tenant, and upon any such termination, all obligations hereunder, except those due or mature, shall cease and terminate. In addition, if the restoration work contemplated under this Section 19 is not substantially complete within the later of thirty (30) days after the restoration period set forth in the Repair Period Notice or 180 days after the occurrence of the Casualty (which periods may be extended for an aggregate maximum of thirty (30) additional days on account of Unavoidable Delays), then Tenant may terminate this Lease upon written notice delivered to Landlord within seven
     (7) days. Landlord agrees not to exercise any right available to it to terminate this Lease pursuant to this Section 19(b) if Landlord elects to proceed to restore the Building to substantially the same condition as existed immediately prior to the Casualty and Landlord is legally entitled under any other lease of space in the Building to terminate that lease on account of the Casualty, but elects not to do so.

     20. EMINENT DOMAIN.

          (a) Condemnation. In the event that: (i) all or a substantial part of the Leased Premises is taken or condemned for public or quasi-public use under any statute or by the right of eminent domain; or (ii) in lieu thereof, all or a substantial part of the Leased Premises is conveyed to a public or quasi-public body under threat of condemnation ("CONDEMNATION"), and the Condemnation renders the Leased Premises unsuitable (as determined in Tenant's reasonable judgment) for Tenant's normal business use ("COMPLETE CONDEMNATION"), then, at the option of either Landlord or Tenant exercised within ten (10) days after the Complete Condemnation occurs: (i) this Lease shall terminate as of the date possession of all or such part of the Leased Premises is conveyed to the condemning authority; and (ii) all obligations hereunder, except those due or mature, shall cease and terminate. All compensation awarded or paid for any Condemnation shall belong to and be the sole property of Landlord ("CONDEMNATION AWARD"); provided, however, that (i) Landlord shall not be entitled to any award made solely to Tenant for Tenant Property or for loss of business or cost and expense of relocation and removing trade fixtures; and (ii) Landlord shall make the Condemnation Award available, or cause the Condemnation Award to be made available, to pay the costs and expenses to repair or replace: (A) the Building; and (B) the Leased Premises with Landlord's Work included.

          (b) Allocation of Award. Notwithstanding anything to the contrary set forth herein, in the event that: (i) there is a Complete Condemnation; and
     (ii) as a result of the Complete Condemnation, this Lease is terminated at the option of either Landlord or Tenant, then the Condemnation Award shall be the sole property of Landlord; provided, however, nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any award made or allocated to Tenant for the taking of Tenant's Property, for the interruption of Tenant's business, or its moving costs. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this
     Section 20.

     21. DEFAULT BY TENANT.

          (a) Events of Tenant Default. Each of the following shall be deemed to be a "TENANT DEFAULT:"

          (i) failure by Tenant to pay any amount of Rent when due, and the continuance of such failure for five (5) business days after delivery of written notice of such failure to Tenant by Landlord (it being understood and agreed that if Tenant shall be delinquent in the payment of any installment of Monthly Rent beyond said five business day period more than once during any lease year, then Landlord may require that at all times thereafter during the Lease Term, Tenant shall post with Landlord a one-time security deposit in an amount equal to one installment of Monthly Rent);

          (ii) failure by Tenant to observe or perform any other term or condition of this Lease to be observed or performed by Tenant, and the continuance of such failure for thirty (30) days after written notice from Landlord; provided that it shall not be a "TENANT DEFAULT" if such failure cannot be cured by Tenant within thirty (30) days, despite reasonably diligent effort, so long as Tenant diligently commences to cure such failure within thirty
               (30) days, and thereafter continues to diligently pursue such cure to completion;

          (iii) the sale of Tenant's leasehold interest hereunder to any entity other than a Permitted Assignee pursuant to execution;

          (iv) the adjudication of Tenant as a bankrupt or insolvent;

          (v) the making by Tenant of a general assignment for the benefit of creditors;

          (vi) the appointment of a receiver for Tenant's property, if such appointment is not vacated or satisfied within sixty (60) days from the date of such appointment;

          (vii) the appointment of a trustee or receiver for Tenant's property in a reorganization, arrangement, bankruptcy or other insolvency proceeding, if such appointment is not vacated or set aside within sixty (60) days from the date of such appointment; or

          (viii) the filing by Tenant of a voluntary petition in bankruptcy or for reorganization or arrangement, or the filing of an involuntary petition in bankruptcy or for reorganization or arrangement against Tenant if such involuntary petition is not vacated within sixty (60) days after the filing thereof.

          (b) Landlord's Remedies. In the event of a Tenant Default that is continuing, Landlord, in addition to any other rights or remedies available at law or in equity, may exercise the following rights and remedies upon written notice thereof delivered to Tenant prior to Tenant's cure of the Tenant Default:

          (i)  elect to terminate this Lease;

          (ii) if Tenant has failed to perform any of its obligations under this Lease (other than the obligation to pay Base Rent), perform such obligations that Tenant has failed to perform (entering upon the Leased Premises for such purpose, if necessary), without such performance being construed as a waiver of the Tenant Default or of any other right or remedy of Landlord with respect to such Tenant Default, or as a waiver of any term or condition of this Lease; or

          (iii) immediately re-enter upon the Leased Premises, remove all persons and property therefrom, and store such property in a public warehouse or elsewhere at the sole cost and expense and for the account of Tenant, all: (A) in compliance with the applicable Laws; and (B) without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby.

          (c) Re-Letting. If Landlord re-enters upon the Leased Premises as provided in Section 21(b)(iii), or takes possession of the Leased Premises pursuant to legal proceedings or pursuant to any notice provided by the applicable Laws, then Landlord either may terminate this Lease, or, from time to time with or without terminating this Lease, make alterations and repairs for the purpose of re-letting the Leased Premises and re-let the Leased Premises or any part thereof for such term or terms (which may extend beyond the term of this Lease) at such rental and upon such other terms and conditions as Landlord deems reasonably advisable. Upon each re-letting, all rentals received from such re-letting shall be applied in the following order (i) first, to payment of reasonable costs and expenses incurred by Landlord in connection with such re-entry or taking of possession and making such reasonable alterations and repairs;
     (ii) second, to the payment of Rent and any other outstanding indebtedness of Tenant to Landlord hereunder or in connection herewith; and (iii) the remainder, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due and payable hereunder. If the rentals received from such re-letting during any month are less than the full amount of Rent payable hereunder during that month, then Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No re-entry or taking of possession by Landlord of the Leased Premises shall be construed as an election to terminate this Lease, or as an acceptance of a surrender of the Leased Premises, unless a written notice of termination or acceptance of surrender is delivered by Landlord to Tenant. Notwithstanding any re-letting without termination, Landlord at any time thereafter may elect to terminate this Lease for Tenant's previous Tenant Default. Landlord shall use reasonable efforts to mitigate its damages in the event of a Tenant Default; provided, however, that nothing contained in this Section shall be construed so as requiring Landlord to enter into any other lease that Landlord believes, in good faith, is not upon fair market terms or is not permitted by Landlord's Mortgagee.

          (d) Damages Upon Termination. If Landlord at any time terminates this Lease as a result of any Tenant Default, then Landlord may recover from Tenant, from time to time, all damages Landlord may incur by reason of such Tenant Default (including, without limitation: (i) reasonable costs and expenses in connection with a re-entry or taking of possession; (ii) reasonable attorneys' fees; and (iii) the present value at the time of such termination of the excess, if any, of the amount of Rent for the remainder of the Lease Term (excluding any unexercised Extension Term) over the then reasonable rental value of the Leased Premises for the remainder of the Lease Term; provided that the reasonable rental value of the Leased Premises shall be determined on the basis that (i) the Leased Premises is relet in its "as is" condition on the date of termination; and (ii) no alterations or repairs have been, or will be, made for the purpose of reletting). All such amounts shall be immediately due and payable from Tenant to Landlord.

          (e) Limitation on Recovery. Landlord shall not be entitled to recover from Tenant any amount for any particular item of loss, cost, or expense more than once, notwithstanding that Sections 21(c) and (d), each may provide for recovery of such item of loss, cost, or expense. Landlord shall have no right to accelerate rent, except as may be expressly permitted under the terms and conditions of Section 21(d) above.

     22. DEFAULT BY LANDLORD. The following shall be deemed to constitute a "LANDLORD DEFAULT" (a) failure by Landlord to observe or perform any term or condition of this Lease to be observed or performed by Landlord; and (b) continuation of such failure for thirty (30) days after delivery of written notice from Tenant; provided that it shall not be a "Landlord Default" if such failure cannot be cured by Landlord within thirty (30) days, despite reasonably diligent effort, so long as Landlord diligently commences to cure such failure within thirty (30) days, and diligently continues to pursue such cure to completion. In the event of a Landlord Default, Tenant shall have all rights or remedies available at law or in equity, except the right of setoff. Without limiting the generality of the foregoing, upon a Landlord Default or any Landlord breach involving an emergency situation, Tenant shall have the right to perform such obligations on behalf of Landlord, without such performance being construed as a waiver of the Landlord Default or of any other right or remedy of Tenant with respect to such Landlord Default, or as a waiver of any term or condition of this Lease. Landlord shall pay to Tenant on demand all reasonable costs and expenses incurred by Tenant to perform any such obligations in accordance with the terms and conditions of this Section. If any amount due to Tenant by Landlord hereunder shall become overdue for a period in excess of five (5) business days, then Landlord shall pay the Tenant interest on such unpaid amount from the date due to the date of payment at the Interest Rate.

     23. SURRENDER. Upon the expiration of the Lease Term or the earlier termination of this Lease, Tenant shall quit and surrender to Landlord the Leased Premises and, except as expressly set forth below in this Section, all property affixed to the Leased Premises, broom clean, and in good order, condition and repair, except for ordinary wear and tear, the effects of damage to, or the total or partial destruction of, the Building or Leased Premises by fire or other casualty that Landlord is obligated to repair or replace; provided that Tenant shall remove any or all of its property that Landlord directs Tenant to remove, and, upon Tenant's failure to do so, Landlord may cause all or any item of such property to be removed at Tenant's cost and expense. Notwithstanding anything to the contrary set forth herein, Tenant shall not be required to surrender any of the Improvements made as a part of Landlord's Work or any other alteration, improvement or addition approved by Landlord under this Lease, unless Landlord expressly conditioned such approval upon Tenant's removal of such item(s) upon the expiration or sooner termination of this Lease. Landlord acknowledges that Tenant shall have the right to grant to any third party a security interest in and to its personalty, inventory and trade fixtures. Tenant's obligation to observe and perform these covenants shall survive the expiration of the Lease Term or earlier termination of this Lease.

     24. SUBORDINATION AND ESTOPPEL.

          (a) Tenant agrees that at all times this Lease and the Tenant's leasehold estate created hereby shall be subordinate to the lien of any bona fide first mortgage or deed of trust, together with any renewals, extensions or replacements thereof, now or hereafter placed, charged or enforced against Landlord's fee simple absolute interest in the Property and the Leased Premises; provided, however, that such subordination shall not be self-effectuating, but shall be effective at such time as the parties shall have fully executed a customary form of subordination, non-disturbance and attornment agreement, in form and substance reasonably approved by Tenant (the "SNDA"), which shall include an agreement by such lender not to disturb any rights of Tenant under this Lease so long as no Tenant Default is outstanding. Within ten (10) business days after written request therefor from Landlord, Tenant agrees to execute and deliver (but without cost to the Tenant) an SNDA, and concurrently therewith, Landlord shall execute and deliver, and Landlord shall cause the lender to execute and deliver, the SNDA. Concurrently with its execution and delivery of this Lease, Landlord shall cause to be delivered to Tenant an executed SNDA from Landlord's Mortgagee in the form set forth in Exhibit G attached hereto and made a part hereof by this reference.

          (b) Each party shall, within ten (10) business days after written request therefor from the other party, execute, acknowledge and deliver to the requesting party a statement in writing, in form reasonably prepared
     (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, (ii) acknowledging that there are not, to the maker's knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults if they are claimed, and (iii) containing any other certifications, acknowledgments and representations as may be reasonably requested by the requesting party or the party for whose benefit such estoppel certificate is requested.

     25. MISCELLANEOUS WARRANTIES; COVENANT OF QUIET ENJOYMENT. Landlord represents and warrants as of the date of this Lease and at all times thereafter that: (a) Landlord has all necessary right, title, interest, power and authority to enter into this Lease and grant Tenant the tenancy hereunder, (b) as of the date hereof, Landlord owns the Property in fee simple absolute, subject only to the matters identified on Exhibit H, which matters shall constitute permitted encumbrances (the "PERMITTED ENCUMBRANCES"); (c) the Permitted Encumbrances permit the use of the Leased Premises and the Common Area for all of the uses listed on Exhibit I and there are no sums delinquent under the Permitted Encumbrances or other violations thereof; (d) the Current Zoning Classification applies to the Property, and, under that Current Zoning Classification, all of the uses listed on Exhibit I are permitted; (e) to the best of Landlord's actual knowledge, the Building and Improvements are free from any material defect in design or construction; (f) upon the Substantial Completion Date, the Leased Premises, the Building, the Property and the Common Area shall comply with the Declaration, the Americans with Disabilities Act and any other accessibility requirements, all other applicable Laws, including, without limitation, the Current Zoning Classification and all other applicable zoning and land use laws, and the Building Systems shall be in good operating condition; and (g) after the Substantial Completion Date, Landlord shall keep the Leased Premises free from mechanics liens or claims or other similar liens or claims asserted by lienors or claimants having performed work for or at the direction of Landlord or any Landlord's Agent. Landlord hereby covenants and agrees that if no Tenant Default occurs and is continuing, then, at all times during the Lease Term, Tenant shall have the quiet enjoyment of the Leased Premises.

     26. MECHANIC'S LIENS. Tenant shall not suffer or cause the filing of any mechanic's lien against the Leased Premises. If any mechanic's lien is filed against the Leased Premises or any part thereof for work claimed to have been done for, or material claimed to have been furnished to, Tenant other than Landlord's Work, then Tenant shall: (a) cause such mechanic's lien to be discharged of record within fifteen (15) days after notice of the filing by bonding or as provided or required by law; or (b) provide evidence that the lien is being contested by proceedings adequate to prevent foreclosure of the lien, together with a title insurance endorsement over such lien or a satisfactory indemnity (in either case in an amount equal to at least 150% of the claimed lien) to Landlord within fifteen (15) days after notice of the filing thereof. All liens suffered or caused by Tenant shall attach to Tenant's interest only. Nothing in this Lease shall be deemed or construed to constitute consent to, or request of, any party for the performance of any work for, or the furnishing of any materials to, Tenant, nor as giving Tenant the right or authority to contract for, authorize or permit the performance of any work or the furnishing of any materials that would permit the attaching of a mechanic's lien. Landlord shall deliver the Leased Premises to Tenant free of liens for work claimed to have been done for, or materials claimed to have been furnished to, Landlord in the performance of Landlord's Work. Landlord and Tenant each shall indemnify and hold harmless the other from all claims, judgments, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and court costs) incurred by the other as a result of, or in connection with, any mechanic's lien for work claimed to have been done for, or material claimed to have been furnished to, Landlord or Tenant, respectively.

     27. NOTICES. Any notice, statement, invoice, demand, request, or consent required or permitted to be given or delivered by either party to this Lease shall be in writing and shall be deemed to have been duly given or delivered:
(a) on the date of delivery, if delivery is made by messenger or otherwise in person; (b) on the date of deposit, if delivery is made by a national overnight courier service; in any case if addressed to the other party as set forth in
Section 1(j) hereof. Any party may change its address for notice from time to time by delivering notice to the other party as provided above.

     28. ENVIRONMENTAL CONDITION.

          (a) Landlord's Representations and Warranties. Landlord represents and warrants to Tenant, to Landlord's actual knowledge and except as disclosed in the Environmental Site Assessment (a true, correct and complete copy of which was previously delivered by Landlord) to Tenant (i) neither the Leased Premises nor the Property has been used for the treatment, disposal, or storage of Hazardous Substances; (ii) no Hazardous Substances are present or were installed, exposed, released or discharged in, on, under, or from the Leased Premises or the Property at any time during or prior to Landlord's ownership thereof, and neither Landlord nor any prior owner or occupant of the Leased Premises or the Property has placed or used Hazardous Substances therein; (iii) no UST's for petroleum products or any other Hazardous Substances are or were located on the Leased Premises or the Property at any rime during or prior to Landlord's ownership thereof, and (iv) neither the Leased Premises nor the Property has been used or operated in violation of applicable Laws governing Hazardous Substances.

          (b) Environmental Indemnity. Landlord agrees to indemnify, defend (by counsel reasonably acceptable to Tenant), protect and hold harmless any Tenant-Related Parties, and any party affiliated with any Tenant-Related Party from and against any and all claims, judgments, liabilities, losses, costs and expenses (including without limitation, reasonable attorneys' fees and court costs) arising from, or in connection with: (i) any storage or usage of any Hazardous Substances by Landlord (or its employees, agents, contractors, invitees or licensees) in, on or about the Leased Premises; (ii any transportation of any Hazardous Substances to or from the Leased Premises by Landlord (or its employees, agents, contractors, invitees or licensees); or (iii) the inaccuracy of any of the representations set forth in Section 28(a). The claims, judgments, liabilities, losses, costs and expenses from and against which Landlord has agreed to indemnify, defend, protect and hold harmless Tenant and any Tenant-Related Party under this subsection shall include the following: (i) any obligation or liability of Landlord or Tenant under any of the applicable Laws to remove any Hazardous Substance or contaminated soil or groundwater from the Leased Premises, "clean up" any contamination of the soil or the groundwater in, on or under the Leased Premises, or perform any monitoring or remediation of or for the Leased Premises; (ii) all charges, fines or penalties imposed by governmental authority or under any of the applicable Laws governing Hazardous Substances; and (iii) all claims by, and liabilities to, any third party. Landlord agrees, at its cost and expense, and in accordance with applicable Laws, to monitor, remediate, and pay any charges, fines, or penalties related to, any Hazardous Substances or petroleum products present at, on, or under, or released from the soil or groundwater of, the Leased Premises or the Property prior to the Commencement Date; provided that the presence of such Hazardous Substances or petroleum products is not related to any action or omission of Tenant or its employees, agents, contractors, invitees or licensees. The obligations of Landlord under this Section 28(b) shall survive the expiration or earlier termination of this Lease.

     29. REASONABLE WEAR AND TEAR. Whenever the terms "reasonable wear and tear," "ordinary wear" or any terms of similar import are used in this Lease, such terms shall be construed to include, in addition to all things customarily included within the meanings of such terms, together with any and all damage or repair caused by casualty or condemnation, or any damage or repair necessitated by the acts or omissions of Landlord, any Landlord's Agent.

     30. PARKING AND LOADING DOCKS. Tenant and Tenant-Related Parties shall be entitled to the exclusive use of the Parking Spaces defined in Section 2 above. An appropriate number of such Parking Spaces shall be marked for handicapped parking as required by applicable Laws. Landlord shall also provide the loading and unloading docks that are shown on attached Exhibit B-1. While Landlord shall reasonably cooperate with Tenant in enforcing Tenant's parking rights against any third parties and shall ensure that the parking rules and regulations are uniformly enforced for all tenants in the Building, Landlord shall not be responsible if any third parties park in any of the Parking Spaces or for otherwise enforcing Tenant's exclusive parking rights hereunder against other tenants and third parties. Tenant agrees to reasonably cooperate in keeping its employees from parking in any parking areas on the Property, other than the Parking Spaces. Tenant shall have the right to install fencing for security purposes around the loading and unloading docks and the parking spaces used exclusively for tractor trailers.

     31. LANDLORD CONVEYANCE. Until the expiration of the Warranty Period, Landlord shall not cause or permit any conveyance or transfer of fee title to the Leased Premises, without the prior written consent of Tenant, which consent shall not be withheld or delayed unreasonably. Notwithstanding anything set forth herein, the terms and conditions of this Section shall not apply to, or limit or affect in any manner (a) any Mortgage Lien; (b) the right or ability of Landlord to finance or refinance the Property and the Building and encumber the Property and the Building with a Mortgage Lien securing such financing or refinancing; or (c) the rights and remedies of any mortgage lender or lien holder under, or with respect to, a Mortgage Lien or the financing or refinancing that the Mortgage Lien secures or the ability of the mortgage lender or lien holder to exercise such remedies (including without limitation, foreclosure of any Mortgage Lien or acceptance of a deed in lieu of foreclosure).

     32. MISCELLANEOUS PROVISIONS.

          (a) Memorandum of Lease. The parties hereto shall not record this Lease in the Clerk's Office of Jefferson County, Kentucky but each party shall promptly execute contemporaneously herewith a "memorandum of lease agreement" suitable for recording in the form set forth as Exhibit J attached hereto and made a part hereof (the "MEMORANDUM OF LEASE AGREEMENT"). All costs and expenses associated with recording the Memorandum of Lease Agreement shall be at Tenant's cost and expense.

          (b) Relationship of Parties. Nothing contained herein shall be deemed or construed by the parties hereto or by any third party as creating between the parties hereto the relationship of principal and agent, partnership, joint venture, or any relationship other than the relationship of landlord and tenant.

          (c) Waivers of Covenants. No waiver of any covenant, term or condition or the breach of any covenant, term or condition of this Lease shall be deemed to constitute a waiver of any subsequent breach of such covenant, term or condition nor justify or authorize a non-observance upon any occasion of such covenant term or condition or any other covenant, term or condition, and the acceptance of Rent by Landlord at any time when Tenant is in default of any covenant, term or condition shall not be construed as a waiver of such default or any right or remedy of Landlord on account of such default.

          (d) Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent due hereunder shall be deemed to be other than on account of the Rent first due hereunder, provided that Landlord shall not apply payments by Tenant to items of Rent with respect to which there exists a good faith dispute of which Tenant has delivered to Landlord a written notice describing with particularity the nature of such dispute. No endorsement or statement on any check or letter accompanying any check or payment of Rent shall be deemed to be an accord and satisfaction, and Landlord may accept any such check or payment without prejudice to the right of Landlord to recover the balance of such Rent or to pursue any other right or remedy.

          (e) Remedies Cumulative. The rights and remedies of Landlord and Tenant hereunder shall be cumulative, and no one of them shall be deemed or construed as exclusive of any other or of any right or remedy provided by law or in equity. The exercise of any one such right or remedy by the Landlord or Tenant shall not impair its standing to exercise any other such right or remedy.

          (f) Successors and Assigns. Subject to the terms and conditions of Sections 16 and 31 hereof, this Lease and all of the covenants, terms and conditions hereof shall inure to the benefit of, and be binding upon, the respective heirs, executors, administrators, successors and assigns of Landlord and Tenant, except as otherwise expressly provided herein.

          (g) Construction of Lease. Whenever in this Lease a singular word is used, it shall also include the plural wherever required by the context and vice versa. The Exhibits referenced herein are incorporated herein by reference. This Lease shall be construed in accordance with the internal laws of the Commonwealth of Kentucky, without respect to choice of laws principles. The captions of this Lease are for convenience only and do not in any way limit or alter the terms and conditions of this Lease. All references in this Lease to periods of days shall be construed to refer to calendar, not business, days, unless otherwise specified herein. Time is of the essence of this Lease.

          (h) Force Majeure. Notwithstanding anything set forth herein, if Landlord or Tenant, as the case may be, is delayed in, or prevented from completing, observing or performing any of its covenants hereunder, other than the payment of money, as the result of an act or omission of the other party or any other cause that is not within the control of the delayed or prevented party (including, without limitation, inclement weather and the unavailability of materials, equipment, services or labor) (the "EVENT(S) OF FORCE MAJEURE"), then such completion, observation or performance shall be excused for the period of days that such completion, observation or performance is delayed or prevented, and the dates set forth in this Lease and other deadlines for completion, observation and performance, as the case may be, shall be extended for the same period. Landlord or Tenant, as the case may be, shall deliver to the other party written notice within ten
     (10) days after Landlord or Tenant as the case may be, becomes aware: (i) of an Event of Force Majeure that will delay or prevent completion, observance or performance of any of its covenants hereunder (the "FORCE MAJEURE NOTICE"); and (ii) that such Event of Force Majeure has ceased to delay or prevent completion, observance or performance of its covenants hereunder, provided that, in the Force Majeure Notice, Landlord or Tenant, as the case may be, shall describe the Event of Force Majeure with specificity. Notwithstanding anything contained herein to the contrary, in no event shall the Termination Date ever be extended on account of Force Majeure beyond January 3, 2007.

          (i) Prior Agreements. All prior representations, promises and undertakings by or between the parties hereto with respect to the subject matter of this Lease are merged into, and expressed in, this Lease, and any and all prior agreements between such parties with respect thereto are hereby canceled. This Lease shall not be amended, modified, or supplemented, except by a written agreement duly executed by both Landlord and Tenant.

          (j) Severability. The invalidity or unenforceability of any particular provision of this Lease shall not affect the other provisions, and this Lease shall be construed in all respects as if such invalid or unenforceable provision had not been contained herein.

          (k) Counterparts. This Lease may be executed in separate counterparts, each of which when so executed shall be an original, but all of such counterparts shall together constitute but one and the same instrument. Signatures on this Lease, and any document related hereto, delivered by facsimile or e-mail shall constitute original signatures.

          (l) Authority. Each party executing this Lease represents and warrants that it has been duly authorized to execute and deliver this Lease, and this Lease is the valid and binding agreement of such entity, enforceable in accordance with its terms.

          (m) Obligation of Reasonableness. Wherever under this Lease, consent or approval is required by either party, such consent or approval shall not be withheld, conditioned, or delayed unreasonably.

          (n) Title Insurance Policy. If so requested by Tenant, Landlord shall reasonably cooperate, at no cost or expense to Landlord, in Tenant's efforts to obtain a leasehold policy of title insurance for this Lease.

          (o) Interruption of Services. Notwithstanding anything contained herein to the contrary, in the event any interruption in electricity, gas, water or other utility services to the Leased Premises or any other service essential to Tenant's use and occupancy of the Leased Premises (i) is not due solely to the fault of Tenant, and (ii) shall continue unabated for forty-eight (48) hours after Landlord's receipt of written notice from Tenant advising of the interruption, then Monthly Rent due hereunder shall abate effective as of the forty-ninth (49th) hour after Landlord's receipt of such notice, and shall continue to abate until such service is restored.

          (p) Construction. All parties hereto have either (i) been represented by separate legal counsel, or (ii) have had the opportunity to be so represented. Thus, in all cases, the language herein shall be construed simply and in accordance with its fair meaning and not strictly for or against a party, regardless of which party prepared or caused the preparation of this Lease.

          (q) Signs. Landlord shall at Tenant's cost and expense, furnish exterior monument signage, the materials and design of which shall be subject to reasonable prior approval by both parties. Tenant may install at its sole cost and expense additional exterior signage, the materials and design of which shall be subject to Landlord's approval. Except as may be expressly permitted under this Lease or with Landlord's approval, Tenant shall not install, paint or place nor permit the installation, painting or placement of any other signs visible from outside the Building.

          (r) Common Area Control. Without limitation on (i) the rights of Tenant under the Lease to use and enjoy any parking area or other portion of the Common Area, and (ii) Landlord's obligations under the Lease to maintain and manage the Common Areas, Landlord shall exercise all rights available to it under applicable law to promptly remove from the Common Area (a) any parties who are not the agents, representatives, employees, contractors, licensees or invitees of Landlord, Tenant or any other tenant or subtenant of the Building, or (b) any parties (including, without limitation, any agent, representative, employee, contractor, licensee or invitee of Landlord or any tenant or subtenant of the Building) who are engaged in demonstrations, protests, recruiting, soliciting or other activities directed at or otherwise involving Tenant, any subtenant of Tenant, Tenant's Client or any agent, representative, employee, contractor, licensee or invitee of the foregoing (collectively, the "UNPERMITTED PARTIES"). In the event Landlord fails to cause the immediate removal of any Unpermitted Parties, Tenant is hereby authorized to cause the removal of such Unpermitted Parties in accordance with applicable law.

          (s) Security Service. Tenant acknowledges and agrees that, Landlord is not providing any security services with respect to the Leased Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Leased Premises or any other breach of security with respect to the Leased Premises.

          (t) Attorneys' Fees and Expenses. In the event of any litigation between the Landlord and the Tenant arising out of an alleged breach of this Lease by either of them, the unsuccessful party therein shall pay the successful party's reasonable attorneys' fees and expenses in such litigation.

          (u) Brokerage. Landlord and Tenant each warrant to the other that it has had no dealings with any broker or agent in connection with this Lease other than the Brokers. Landlord and Tenant each covenant to the other to pay, hold harmless and indemnify the other party from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by any agent or broker with which it has had dealings or otherwise by reason of its breach of said warranty. Landlord shall be responsible for payment of commissions in the amount as agreed by Landlord and said Brokers, and Landlord shall pay, hold harmless and indemnify Tenant from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by said Brokers.

          (v) Landlord's Lien. Landlord hereby forever waives and releases any and all landlord's liens and any and all other statutory or other rights of a landlord to encumber property of Tenant or any other Tenant-Related Party on account of this Lease. Notwithstanding the foregoing, in no event shall Landlord be deemed to have waived or released any judgment lien against any property of Tenant on account of this Lease.

          (w) Rules and Regulations. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable, non-discriminatory rules and regulations at any time or from time to time established by Landlord upon not less than thirty (30) days' prior notice covering use of the Leased Premises and the Project. The current rules and regulations are attached hereto as Exhibit K. In the event of any conflict between said rules and regulations and other provisions of the Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project, except Landlord agrees to take commercially reasonable efforts to uniformly enforce such rules and regulations against all tenants in the Project.

          (x) Limitation of Liability. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Leased Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Leased Premises, and in the event of the transfer by such owner of its interest in the Leased Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership.

     Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and the rents, issues and profits therefrom and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

          (y) Limitation of Liability of Members, Managers and Officers of Landlord and Tenant. Any obligation or liability whatsoever of either Landlord or Tenant, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its members, trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

          (z) WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

          (aa) Incentives. The parties acknowledge that Tenant has entered into this Lease with the expectation that various governmental and quasi-governmental incentives will be available to Tenant. Any and all governmental and other third party payments, credits, abatements, refunds, rebates, grants, financing concessions, tax relief and other incentives (if any) relating to the Leased Premises or Tenant shall inure to the economic benefit of Tenant. Landlord makes no representation, express or implied, as to the amount of any such subsidies or incentives that may be available to Tenant, and Tenant shall have no recourse to Landlord if any such incentives are not actually received.

                         [No further text on this page]

     IN WITNESS WHEREOF, the parties have executed or caused the execution of this Lease by their respective authorized representatives as of the day and year first above written.

                                        LANDLORD:

                                        LOUISVILLE UNITED, LLC


                                        By: /s/ Michael K. Schroering
                                            ------------------------------------
                                        Printed: Michael K. Schroering
                                        Title: Managing Member


                                        TENANT:

                                        BRIGHTPOINT SERVICES, LLC


                                        By: /s/ J. Mark Howell
                                            ------------------------------------
                                            J. Mark Howell, President

                                    EXHIBIT A

                          FLOOR PLAN OF LEASED PREMISES

                                    EXHIBIT A
                          Floor Plan of Leased Premises

                                  (FLOOR PLAN)

                                    EXHIBIT B

                              SITE PLAN OF PROPERTY

                             [SEE ATTACHED DIAGRAM]

Note: It is understood that Landlord is acquiring the 25' strip of land along the West property line in October 2006 or November 2006, subsequent to delays caused by Unavoidable Delays.

                                    EXHIBIT B
                              Site Plan of Property
                        (Property Boundary noted by ////)

                                   (SITE PLAN)

                                   EXHIBIT B-1

                  LOCATION OF PARKING SPACES AND LOADING DOCKS

                             [SEE ATTACHED DIAGRAM]

Note: It is understood that Tenant may, at its sole cost and option, fence or otherwise secure for Tenant's exclusive use Tenant's dedicated parking and loading areas.


                                      B-1-1

                              (OVERALL SITE PLAN)

                                   EXHIBIT B-2

                             LOCATION OF COMMON AREA


                                      B-2-1

                                  EXHIBIT B-2
                      Location of Common Area on Site Plan

                                  (SITE PLAN)

                                    EXHIBIT C

                              SITE PLAN OF PROJECT

                                    EXHIBIT C
                              Site Plan of Project

                                   (SITE PLAN)

                                     EXHIBIT D

                               CONSTRUCTION ADDENDUM

                                    EXHIBIT D

                              CONSTRUCTION ADDENDUM

             ATTACHED TO AND A PART OF THE LEASE AGREEMENT ("LEASE")
                       DATED AS OF AUGUST 3, 2006, BETWEEN
                       LOUISVILLE UNITED, LLC ("LANDLORD")
                                       AND
                      BRIGHTPOINT SERVICES, LLC ("TENANT")

     This Construction Addendum sets forth rights and obligations of the parties with respect to the initial tenant improvements to the Leased Premises (collectively, "Landlord's Work") prior to the Commencement Date under that certain lease agreement (the "Lease") by and between Louisville United, LLC, a Kentucky limited liability corporation ("Landlord"), and Brightpoint Services, LLC, an Indiana limited liability company ("Tenant") of the Leased Premises from Landlord consisting of 240,000 rentable square feet in the Building located at 6001 Global Distribution Way, Louisville, Kentucky 40228. All construction done subsequent to the Commencement Date that is not Landlord's Work shall be governed by the provisions of the Lease. Capitalized or defined terms as used herein shall have the respective meanings assigned to them in the Lease, except as otherwise provided or defined herein.

                                   Article I.

     Plans and Specifications, Final Plans and Specifications; Change Orders

     1.1. Preparation of Plans and Specifications. Landlord has constructed the shell and core work of the Building as generally described in the building specifications, a copy of which is attached hereto as Schedule 1 ("Shell and Core Work"). Landlord shall to furnish and perform, at Landlord's sole cost and expense, Landlord's Work within the Project Schedule attached hereto as Schedule
2. Landlord's Work shall be performed pursuant to the Final Plans and Specifications prepared by Landlord and approved by Tenant as hereinafter provided. The scope of work description and outline plans and specifications for the Landlord's Work are attached as Schedule 3 to this Exhibit C (the "Preliminary Plans and Specifications"). The Shell and Core Work, the Project Schedule and the Preliminary Plans and Specifications are sufficient to define, and shall constitute the definition of, the general scope of the Landlord's Work (the "Project Scope"), but do not constitute a set of working drawings, specifications or schedules that are sufficient to perform the Landlord's Work. Neither party shall propose any material changes in the Project Scope without the approval of the other party. The Final Plans and Specifications shall include all design information necessary to perform the Landlord's Work in accordance with the Project Scope, including (i) reflected ceiling plans, (ii) dimensioned partition and door location plans, (iii) finish plans, (iv) furniture partition layout plans, (v) telephone and electrical plans noting any special lighting and power load requirements, (vi) HVAC design criteria and all security and communications information, (vii) detail plans, (viii) mechanical, plumbing, electrical and fire protection/life safety plans (ix) plans for parking, loading and other exterior improvements and (x) structural and engineering drawings and calculations. The Final Plans and Specifications shall be suitable in all respects for bidding and construction. If the Project Scope is lacking in detail or clarity, each party shall respond promptly to any inquiries by the other party during the development of the Final Plans and Specifications and, to the extent requested by the other party, shall reasonably cooperate with Landlord's duly-licensed architect for Landlord's Work (the "Project Architect") in developing the Final Plans and Specifications.

     1.2. Preparation and Approval of Final Plans and Specifications. On or before August 7, 2006, Landlord shall submit the proposed Final Plans and Specifications to Tenant for Tenant's approval, which shall not be unreasonably withheld, conditioned, or delayed. Tenant shall advise Landlord within five (5) business days after receipt of the proposed Final Plans and Specifications of its approval or disapproval thereof, and, if Tenant does not approve any of the proposed final Plans and Specifications, of the changes required in the same so that they will meet Tenant's approval. If Tenant disapproves any of the proposed Final Plans and Specifications, Landlord shall deliver, or cause the Project Architect to deliver to Tenant, within five (5) business days after receipt of Tenant's changes, revised proposed Final Plans and Specifications, which incorporate Tenant's requests for changes and are suitable for bidding and construction. The proposed Final Plans and Specifications, once they have been approved by Tenant, are sometimes hereinafter referred to as the "Final Plans and Specifications."

     1.3. Change Orders. The Final Plans and Specifications define the entire scope of Landlord's obligation to construct or provide Landlord's Work. Tenant shall not be entitled to specify or designate any finishes, grades of materials, or other specifications or details of the construction of Landlord's Work which are not specifically provided for in or contemplated by the Preliminary Plans and Specifications unless finishes, grades of materials, or other specifications or details are set forth in the Final Plans and Specifications. Subject to this paragraph, however, Landlord shall make additions or changes to the Final Plans and Specifications requested by Tenant. If Tenant shall desire any such changes, Tenant shall so advise Landlord in writing (a "Change Order Request") as promptly as possible so as not to delay the construction of Landlord's Work. All reasonable costs incurred by Landlord in having any Change Order Request reviewed and evaluated shall be reimbursed by Tenant upon demand. Such costs shall include, but not be limited to, the reasonable costs of the Project Architect, engineers, and consultants in reviewing and designing any such changes and the cost of contractors in providing cost estimates and constructability, functionality and product availability analyses. Tenant acknowledges and agrees that (i) Landlord shall not be obligated to accept any Change Order Request if, in the reasonable judgment of the Project Architect, the requested change would have an adverse effect on the quality, useful life, value, functionality or costs of operating or maintaining Landlord's Work; (ii) Tenant shall bear all costs and expenses associated with incorporating into the Final Plans and Specifications and Landlord's Work any Change Order Request accepted by Landlord, (and Tenant shall pay such costs to Landlord, in advance as provided below); (iii) Landlord shall not be obligated to accept the least expensive method of incorporating the requested change if in the reasonable judgment of the Project Architect, such method does not incorporate sound construction practices; (iv) if the Change Order Request affects the roof, slab, structural components or systems or equipment to be installed within Landlord's Work or the future serviceability of Landlord's Work, and the Project Architect determines that in order to lease the Leased Premises to any subsequent tenant, additional work will have to be done to remove the effect of such change, the anticipated costs of restoring Landlord's Work to the condition it would have be in but for such change will also be paid in advance by the Tenant as a condition to Tenant's change, as provided below; (v) any delays in the development of the Final Plans and Specifications or completion of Landlord's

                                    EXHIBIT D

Work resulting from addressing Tenant's Change Order Request and incorporating any such change into the Final Plans and Specifications and Landlord's Work shall constitute a Tenant Delay; and (vi) to the extent Tenant specifies any items which have not been reasonably recommended by Landlord, Tenant assumes full responsibility for their performance. Notwithstanding the foregoing, any change order resulting from any defect in the Project Scope, the Final Plans and Specifications or any fault of Landlord, the Project Architect or the Landlord's General Contractor shall not constitute a Change Order Request, but all cost and delay resulting therefrom shall be the responsibility of Landlord. Upon agreement between Landlord and Tenant on the change that will be incorporated into the Final Plans and Specifications and Landlord's Work as a result of a Change Order Request, and the cost of such change, the Landlord and Tenant shall execute a change order (a "Change Order") setting forth the parties' agreement as to such terms and the payment thereof.

     1.4. Commencement of Construction Before Final Plans and Specifications. Landlord may commence construction prior to finalization of the Final Plans and Specifications and Tenant agrees that it shall reasonably cooperate with Landlord in reviewing and approving portions of the Final Plans and Specifications for different stages or elements of the work so that construction can proceed on a "fast track" basis. The approval process for such portions of the Final Plans and Specifications shall be substantially as set forth above, provided, however, that any objection may not be inconsistent with the previously approved portions of the Final Plans and Specifications.

     1.5. Change Orders During Construction. In the event that subsequent to the completion and approval of the Final Plans and Specifications, Tenant desires to make a change in the work provided for therein, the parties shall proceed in accordance with the foregoing provisions relating to changes requested during the development of the Final Plans and Specifications.

     1.6. Project Representatives. Landlord hereby designates Mike Schroering to serve as Landlord's representative and Tenant hereby designates Chris Scott to serve as Tenant's representative during the design and construction of Landlord's Work. All communications between Landlord and Tenant relating to the design and construction of Landlord's Work shall be forwarded to or made by such party's representative. In addition, no Change Order shall be binding on Landlord unless executed by Mike Schroering of Landlord, and no Change Order shall be binding on Tenant unless executed by Chris Scott.

                                   Article II.

                             Substantial Completion

     2.1. Determination of Substantial Completion. Landlord's Work shall be constructed in a good and workable manner in accordance with the Project Schedule and the Final Plans and Specifications in all material respects, and in compliance with all applicable Laws (as defined in the Lease), including (without limitation) the Americans With Disabilities Act and the Declaration. Landlord shall be responsible at its sole cost and expense for procuring all permits, licenses and approvals required for the Landlord's Work and all other item incidental to the performance of the Landlord's Work. Landlord shall diligently proceed with the construction of

                                    EXHIBIT D

Landlord's Work to achieve Substantial Completion (as defined in the Lease) on or before October 1, 2006.

     2.2. Acceptance. Within ten (10) days after the Commencement Date, Landlord and Tenant shall execute and deliver the Commencement Date Memorandum, the form of which is set forth as Exhibit E to the Lease.

     2.3. Contractor Warranties. Landlord shall have Tenant named as a co-obligee on all contractor/manufacturer warranties that are applicable to those portions of the Leased Premises and Landlord's Work (including equipment and systems) that Tenant is obligated to maintain or repair under this Lease.

     2.4. Tenant's Allowance. In consideration of Tenant's execution of this Lease, Landlord hereby grants to Tenant an allowance (the "Allowance") in an amount equal to Three Hundred Thousand Dollars ($300,000) and any unused portion of the $50,000 allowance Landlord has allowed for the installation of fifteen
(15) battery charging stations to be installed by Landlord as part of Landlord's Work, which allowance shall be used by Tenant for labor, supplies and equipment to install interior security, exterior security or both and a generator for the Leased Premises and in the case of any of the $50,000 that is not used for installation of the battery charging stations, battery chargers and racks ("Tenant's Work"), based upon a mutually agreed upon plans and specifications. The Allowance shall include all costs associated with Tenant's Work, including, without limitation engineering and other services and all governmental fees and permits required. Any unused portion of the Allowance shall be used by Tenant for any work necessary to prepare the Leased Premises for Tenant's use and occupancy that is not included expressly in Landlord's Work or, at Tenant's election, applied to payments of Base Rent. Landlord shall pay Allowance in full to Tenant upon Tenant's installation and completion of Tenant's Work and receipt of lien waivers from Tenant's contractors and vendors or, at Tenant's election, Landlord shall pay the contractors and vendors directly. Upon installation, Tenant's Work shall become the property of Landlord and remain in the Leased Premises upon the expiration or termination of the Lease. Upon request from Tenant's Representative from time to time, Landlord agrees to provide Tenant's Representative with a then current accounting of actual and documented costs uncured by Landlord for the Office Area in the Leased Premises to allow Tenant to fully utilize its allowance for such Office Area.

                                  Article III.

                               Dispute Resolution

     3.1. Conference of Senior Representatives. The parties shall make good faith efforts to resolve any dispute which may arise under this Construction Addendum in an expedient manner. In the event, however, that any dispute arises, either party may notify the other party of its intent to invoke the dispute resolution procedure herein set forth by delivering written notice to the other party. In such event, if the parties' respective representatives are unable to reach agreement on the subject dispute within five (5) days after delivery of such notice, then each party shall, within five (5) days thereafter, designate a senior executive officer of its management to meet at a mutually agreed location to resolve the dispute.

                                    EXHIBIT D

     3.2. Arbitration. Subject to the dollar limitation set forth below, disputes as to any work required to be performed by Landlord hereunder that are not resolved within five (5) days by agreement between the designated executive officers, may be submitted to arbitration if either party so elects, by delivering written notice to the other party within five (5) days after the expiration of such five (5) day period. In such event, the subject dispute shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, subject to the requirement that a single arbitrator unaffiliated with either party shall decide each matter in dispute within ten (10) days of the date of his selection, based solely upon the written statements of position submitted by each party and subject to the right of Landlord to join in any such arbitration the Project Architect and any contractor whose work is the subject of any such arbitration. The parties consent to the jurisdiction of any appropriate court to enforce these arbitration provisions and to enter judgments upon the decision of the arbitration. Unless otherwise required by state law, arbitration shall be conducted in Louisville, Kentucky. In the event of an arbitration, the losing party shall pay the cost of arbitrator and the arbitration, but each party shall bear its own attorneys' fees and costs in preparing for and participating in such arbitration. Only those disputes described above that do not involve an amount exceeding $150,000 shall be subject to mandatory arbitration pursuant to this Paragraph 3.2, provided that in any arbitration between Landlord and contractor, either Landlord or Tenant shall be entitled to require that Tenant participate and be bound as a party-in-interest. No other disputes shall be subject to arbitration. Without limiting the generality of the preceding sentence, disputes as to the date of Substantial Completion shall not be subject to mandatory arbitration hereunder.

                                    EXHIBIT D

                                   SCHEDULE 1
                                       TO
                              CONSTRUCTION ADDENDUM

                              Shell and Core Work.

    See attached Outline Specification for 360,000 square foot building dated
                                 July 31, 2006.

                                    EXHIBIT D
                                   Schedule 1

                                   SCHEDULE 1

                              OUTLINE SPECIFICATION

                                   240,000 SF

                           Global Port Business Center

                            BRIGHTPOINT SERVICES, LLC
                              Louisville, Kentucky

                                  July 31, 2006

                                      INDEX

SECTION                                                                     PAGE
-------                                                                     ----
1 - General Requirements ................................................     1
2 - Site Work ...........................................................     2
3 - Concrete ............................................................     3
4 - Masonry .............................................................     4
5 - Metals ..............................................................     4
6 - Carpentry ...........................................................     4
7 - Thermal and Moisture Protection .....................................     4
8 - Doors, Windows and Hardware .........................................     5
9 - Finishes ............................................................     5
10 - Specialties ........................................................     5
11 - Dock Equipment .....................................................     5
15 - Mechanical .........................................................     5
17 - Exclusions and Clarifications ......................................     6
18 - Tenant Improvement .................................................     7

1 - GENERAL REQUIREMENTS

     1.1  SUMMARY OF THE WORK

          A. The work includes the completion of construction of a distribution building fit-up containing a total of 240,000 SF on an approximate 25 acre site in the Global Port Business Center. The building shell shall be constructed of load-bearing, painted, precast wall panels, interior steel columns, steel joists and girders, metal roof deck and a single-ply membrane 45 mil EPDM roof, Associated site work will include site and pad fill, grading, asphalt parking for approximately one hundred (150) cars and (20) truck trailer spaces.

     1.2  BUILDING FEATURES

          A.   Building Areas:   240,000 SF Structure
          B.   Clear Height:     32' under the bar joist minimum
          C.   Drive-in Doors:   Two (2) each 12' x 14' (in Brightpoint space)

     1.3  DESIGN CRITERIA

          A. The building and tenant improvements shall be designed in accordance with these Outline Specifications.

          B. All work will be in accordance with the requirements of all local, state and national codes and agencies having jurisdiction, and will be completed in a manner satisfactory to the Building Department of Jefferson County.

     1.4  PERMITS AND FEES

          A.   Landlord shall take out and pay for the building permit.

     1.5  DRAWINGS AND SPECIFICATIONS

          A. Complete working, architectural, structural and site drawings and specifications shall be furnished by Landlord.

          B. Complete design/build working drawings of the fire protection, plumbing, mechanical and electrical systems shall be furnished to the Owner for approval prior to the start of the building completion.

          C. The drawings shall be prepared in accordance with the architect's and site designer's interpretation of the codes and regulations of all governing bodies, including ADA, Working drawings shall bear seal of architects and engineers licensed in the Commonwealth of Kentucky. Should a governing body require that changes be made to any phase of the building plans or specifications, as they were prepared and approved and permit issued, then an additional cost for said changes will be paid for by the Owner.

          D. No deviations from the approved plans and specifications shall be permitted without authorization from the Owner.

     1.6  INSURANCE AND BONDS

          A. The general contractor will carry State Workmen's Compensation liability insurance in an amount equal to $1,000,000 for injury to persons, and $500,000 for injury to property, $1,000,000 automobile bodily injury and property damage, umbrella excess liability coverage of $7,000,000.

          B.   Louisville United, LLC shall provide the Builders Risk Policy.

     1.7  GENERAL

          A. All material shall be new and of good quality. All work shall be performed in a professional, workmanlike manner in accordance with good and generally accepted practices.

          B. Landlord shall provide temporary power, water, lighting, sanitary facilities, temporary field office, safety barriers, storage and trash removal as may be required during the completion of construction, and pay for all costs in connection with same, including their removal.

          C. The Tenant shall assume responsibility for payment of all utility bills upon substantial completion of the completed facility.

          D. The surrounding land shall be presented to the Tenant free of all rubbish and the building slab area left in broom clean condition.

     1.8  GUARANTEE

          A. Landlord shall guarantee all work for a period of one (1) years from the date of substantial completion. All available equipment warranties shall be provided to the Tenant.

     1.9  SCHEDULE

          A. Landlord shall maintain a bar chart progress schedule and will hold weekly meetings at the site with the Owner and primary subcontractors to review progress. Written progress reports with updated schedules and change requests will be submitted weekly.

     1.10 TESTING

          A. Compaction testing shall be provided to ensure proper compaction of soil or fill in the building and parking areas.

          B. Concrete test cylinders and appropriate slump tests shall be made for each concrete pour.

          C.   Copies of all test reports shall be provided to the Owner.

          D.   Paving thickness shall be verified by a testing lab.

          E.   All floor slab pours shall be tested.

2 - SITE WORK

     2.1  PAVING AND SURFACING (150 CARS - 20 TRAILER STORAGE)

          A. Car parking (north lot) asphalt paving for 150 cars shall be 3" (2" of binder and 1" of surface) of compacted plant mix asphaltic concrete supported by 6" of compacted stone base material. Mix design shall comply with Kentucky Department of Transportation specifications.

          B. Access roadways and truck maneuvering areas shall consist of 3" of binder and 1" of surface of compacted plant mix asphaltic concrete supported by 10" of compacted stone base material.

          C. Concrete paving (both elevations) for the truck apron shall be 6" thick 4,000 p.s.i. concrete reinforced with mesh.

          D. Handicap parking stalls shall be provided as required by local codes (at building occupancy).

     2.2  WALKS AND PAVERS

          A. Sidewalks shall be 4" thick, 5'-0" wide concrete with a broom finish.

          B. Poured concrete median curbs shall be provided at the car parking lot curb at the main entrance.

     2.3  SITE UTILITIES

          A. Storm run-off shall sheet drain across the paved surface drainage ditches. Roof run-off shall be collected by an interior roof drain system and deposited in a pipe and catch basin system on the proper elevations.

          B. Sanitary sewers shall be provided from the existing sanitary sewer line to the building at the East elevation.

          C. Fire service line shall be provided from the property line to within the building fire pump room location.

          D. Domestic water service line shall be provided from the property line to center of the building.

          E. Electrical and telephone service conduits shall be brought underground to the building at the East elevation and terminated at the electrical room location.

     2.4  LANDSCAPING/SIGNAGE

          A. An allowance is included to provide for Parking Lot Signage, seed, sod, trees, shrubs, plantings and irrigation for the building.

3 - CONCRETE

     3.1  MIX DESIGN

          A. All concrete shall consist of proper proportions of Portland Cement, coarse aggregates, fine aggregates and clean water conforming to application of A.S.T.M. Standard Specifications. Concrete shall be fully protected against freezing weather.

          B.   A copy of the mix designs shall be provided to the owner.

     3.2  FOOTINGS AND FOUNDATIONS

          A. The building foundations and columns shall be supported by continuous and spread footings bearing on engineered fill, as approved by the soils engineer.

          B. Concrete footings, grade beams and foundation walls shall be reinforced with grade 60 reinforcing steel.

          C. From finish grade to bottom of footing shall be 30". This dimension is the minimum allowed by local code.

     3.3  CONCRETE SLABS

          A. The floor slab shall be a 6" thick (240,000 SF), 3500 p.s.i. concrete slab. Sawed 1/8" wide, control joists shall be provided on a maximum 16 x 16 grid pattern. FF50/FL30. A 6" stone base is provided below the slab.

          B. 3/4" diameter dowels shall be installed 24" o.c. in all construction joints. Keyways are not provided.

          C. Floor sealer is provided. (14 cent(s) SF allowance) - Ashford formula or equal.

     3.4  PRECAST PANELS

          A. The perimeter walls shall be load-bearing precast panels. The panels shall extend from the continuous footer to the joist bearing elevation.

          B. The panels shall be grouted in place using a mixture of Portland Cement and sand.

4 - MASONRY

          A. The 8" block pump room is provided to house the fire pump and electrical rooms.

5 - METALS

     5.1  STRUCTURAL STEEL

          A. Structural steel shall be ASTM A36 or A572 fabricated and erected in accordance with the latest American Institute of Steel Construction Specifications. All structural steel shall have a shop coat of gray primer. Touch-up painting is included for steel joist and deck.

          B.   Columns shall be 10" tube columns.

     5.2  BOLTS AND BRACING

          A.   Steel connectors shall be A325 high strength bolts.

     5.3  STEEL JOIST

          A. Joists shall be open web bar joist (Series "K"), manufactured in accordance with the specifications of the Steel Joist Institute.

          B. Joists and steel framing shall be designed to support a total load of 40 PSF (20 PSF live + 20 PSF dead).

          C.   The bay spacing shall be 50" x 50" typically.

     5.4  STEEL DECK

          A. Roof deck shall be 1 1/2", 22 gauge, Type B with white primer on one side manufactured in accordance with the Steel Deck Institute Specifications.

          B. All deck shall be installed and attached in accordance with the engineer's specifications.

     5.5  MISCELLANEOUS STEEL

          A. Emergency exit stairs are included as required by code and the warehouse and office areas.

          B.   One roof hatch and ladder is included.

6 - CARPENTRY

     6.1  BLOCKING

          A.   Roof blocking shall be treated as required.

7 - THERMAL AND MOISTURE PROTECTION

     7.1  ROOFING

          A. The roofing membrane shall be a loose laid single layer of 45 mil EPDM unreinforced ballasted system.

          B.   Insulation shall be 3" (R-12.5).

          C. Flashings shall be a prefinished metal (24 Gauge). All details shall comply with the manufacturer's requirements.

          D.   A fifteen (15) year "No Dollar Limit" Warranty is provided.

     7.2  WALL INSULATION/DEMIZING WALL

          A. NOTE: The precast panels if used are insulated and no interior insulation is required.

          B. A full height demising wall (drywall) shall be provided. The wall shall be finished and painted.

     7.3  CAULKING AND SEALANTS

          A. Caulking shall be one part polyurethane Dymonic as manufactured by Tremco or equal. Color shall be similar to the adjacent material.

          B. Panel joints shall be caulked on the exterior and interior face of all panel joints full height and around the exterior of all hollow metal door frames inside and out.

8 - DOORS, WINDOWS AND HARDWARE

     8.1  HOLLOW METAL DOOR FRAMES AND HARDWARE

          A. Hollow metal doorframes shall be 16 gauge. Frames shall be welded as manufactured by Ceco or equal. (Best)

          B. All materials, construction and installation shall conform to the Steel Door Institute Specifications,

          C. All hollow metal doors and hardware is provided and installed under this contract.

          D. All Glazed window openings are provided as outlined in the project plans.

9 - FINISHES

     9.1  PAINTING

          A. The exterior surfaces of the concrete wall panels shall be painted with a (2) color paint scheme. The paint shall be a one-coat system. No interior painting is provided.

          B.   All exposed metals shall receive two coats of enamel paint.

          C.   All Interior columns shall be painted under this contract.

          D.   A five (5) year paint warranty is provided.

10 - DOCK EQUIPMENT

     10.1 OVERHEAD DOORS (42 EACH)

          A. All overhead doors shall be 24 gauge prefinished metal sectional-type, insulated and shall include weather stripping as manufactured by Overhead Door Company or approved equal.

          B. Forty-Two (42) 9'-0" wide x 10'-0" high vertical-lift manual truck dock doors are included. (No electrical doors are included) Bumpers are provided. Each door shall have a 5" X 30" vision light.

          C.   2" track is included. (25,000 Cycle Springs)

          D. Two (2) 12'-0" x 14'-0" drive-in doors are provided. Electrical operators are not provided.

          E.   Z-Angle shall be provided at each door opening

     10.2 DOCK EQUIPMENT (25 EACH)

          A. Mechanical-type dock levelers (7' x 8') are included, (#35,000) (Power AMP Model LMP Series)

          B.   Dock seals (Fairborn) are included (25 Each).

          C.   Dock locks are included (Power AMP - MAL)

          D. The dock height shall be 48" above the truck apron measured at 1'0" from the building.

          E. A single retractable swing arm dock light is provided at each dock door (Kl040).

          F.   (25) Gateway manual bug screen roll-up screen doors are provided.

11- MECHANICAL

     11.1 PLUMBING

          A. Single sanitary sewer line and domestic water line shall be installed.

          B. The domestic water piping above ground will be Type "L" copper with soldered joints

          C.   Two (2) exterior freeze-proof hose bibbs shall be provided.

          D. Domestic water, storm sewer, and sanitary sewer shall be provided from the local utility service locations to the building. Water and sewer system capacities shall be adequate to support the 32-ft. high 240,000-sq.ft. building and tenant fit-up. All local utility connections and tap fees are included.

          E. Gas is provided from the local utility tie-in to the buildings. Gas distribution piping, valves, and equipment is provided to all gas-fire equipment, in accordance with the appropriate edition of the Kentucky Mechanical code and NFPA.

     11.2 FIRE PROTECTION (ESFR)

          A. A complete hydraulically calculated wet pipe ESFR sprinkler system shall be provided per NFPA guidelines throughout the Building.

          B.   A fire pump is included.

          C. The warehouse piping will be exposed and have brass upright sprinklers.

          D.   To the extent allowed by the National Fire Protection Association
               (NFPA), provide Early Suppression-Fast Response (ESFR) sprinkling throughout the warehouse.

          E. The entire facility including the loading dock shall be fully sprinkled in accordance with applicable publications of NFPA.

               ESFR sprinklers shall be designed based on the operation of 12 heads, with a minimum 75 psi. end head pressure. The layout of the sprinkler systems should be closely coordinated with the structural, lighting, and mechanical layouts to prevent obstructions to the ESFR heads.

          H. Entire system shall be designed, fabricated, installed, tested, and approved in accordance with the appropriate editions of the Kentucky building code, NFPA-13.

          I. Complete shop drawings and hydraulic calculations will be submitted for approval.

     11.3 HEATING AND VENTILATION (BY DESIGN BUILD SUBCONTRACTOR) - (AIR ROTATION SYSTEM - RACK)

          A. The warehouse shall be heated to 60 degrees F inside at 0 degrees F outside of the Building. (2 ACH)

          B.   Gas piping shall be installed below deck.

12 - ELECTRICAL (BY DESIGN BUILD SUBCONTRACTOR)

     12.1 SERVICE

          A. Service to building shall be underground. The power transformers will be sized and installed by the local utility company.

          B. Tenant electric service distribution shall be brought from the L G & E transformer by use of 5" conduits provided under the shell. Tenant meter and service entrances shall be internally wall mounted. One (1) 1,500 amp service is included. Two panels 700 amp and 800 amp.

          C. An electrical system and the utility service shall be sized for the square footage specified for the facility. The main switchboard shall provide space for future feeders to serve the indicated future warehousing and manufacturing activities. The service voltage is 480/277, 3-phase, 4-wire, 60 cycles.

          D. All switchboards at 460 V shall be NEMA Type 11, free standing, indoor, dead front in accordance with latest applicable NEMA, UL and NEC codes and standards.

          E. Panel boards shall be designed to provide 25% spare capacity for future requirements. Panel boards shall have copper bus and bolt-on circuit breakers.

          F.   Transformer, Enclosures and pads as required are provided.

          G. An allowance of $50,000 is provided for battery chargers (15) locations. Allowance includes ventilation, epoxy floring, electrical service, eyewash stations and engineering.

     12.2 POWER WIRING

          A. Electrical distribution beyond the office and general warehouse requirements is not included.

     12.3 LIGHTING

          A. The warehouse shall be illuminated to 35 F.C. Avg. (open warehouse plan)

          B.   Light fixtures shall be 1000 watt metal halide high bay.

          C. All warehouse and exterior lighting shall be 480V. Wall packs 400V and ballast 277V.

               a)   30-foot candles at 30 inches above floor.

               b) Pump/Electrical Rooms - Fluorescent strip fixtures with T-8 lamps and electronic ballasts as required.

          D. Fluorescent lighting fixtures to be Cooper lighting or approved equal.

          E. Warehouse lighting shall be zoned and controlled from the switch gear location.

          F. The exterior lighting (400 Watt) shall be controlled by a 24 hour time switch with auxiliary relay and manual/off/automatic selector switch. The System is to be energized and de-energized by photo electric control.

          G. Exit and egress lighting is provided as required for the shell building.

          H. Site lighting for parking, employee safety, security and operations is provided. Building mounted lighting is provided. (1 F.C. average)

          I.   Wall packs are provided on all elevations.

          J. All roof-mounted equipment shall be equipped with receptacles. Receptacles are to be GFI type.

          K. Electrical power is to be provided for (1) external sign and landscaping control hook-up.

          L.   Fire alarm system and one (1) year of monitoring is provided

          M.   One (1) entrance sign feed to be provided.

          N.   Electrical power is provided to the battery charger (15 outlets).
               Note: Exhaust is provided.

     12.4 TELEPHONE

          A. Telephone service entrance and spare conduit (two conduits total) shall be provided from the property line.

          B.   No telephone wiring or phone system is included.

13 - EXTERIOR FINISHES

     13.1 A.   Panels to be painted (2 colors)

          B.   Exterior hollow metal doors to match exterior panel paint scheme

          C.   Exterior glazing to be tinted set in factory finished frame

          D. Overhead doors will be field painted to match the building color scheme

13 EXCLUSIONS AND CLARIFICATIONS AND ALLOWANCES

     13.1 DESIGN SERVICES

          A. Landlord is responsible for all architectural, structural, civil engineering and design fees, as well as, consulting fees relating to the construction of the facility.

     13.2 ITEMS NOT INCLUDED IN LANDLORD'S SCOPE OF WORK

          A.   Telephone equipment and/or receptacles and wiring.

          B.   Skylights.

          C.   Interior color selection for tenants

          D.   Fire Alarm/Security systems or conduit for same.

          E.   Site Fire Loop.

          F.   Smoke vents or draft curtains

          G.   Painting of interior precast walls or structure.

          H.   Floor Caulking

     13.3 SPECIAL PROVISIONS

          A. Louisville United, LLC shall provide for an allowance of $300,000 for Interior and Exterior security/generator for the facility.

                                   SCHEDULE 2

                               (ELECTRICAL PLAN)

                                   SCHEDULE 3

                              OUTLINE SPECIFICATION

               8,500 SF Office/IT Room and Warehouse Improvements

                              $45 Per SF Allowance

                           Global Port Business Center
                       (Tenant Improvement Specifications)

                            BRIGHTPOINT SERVICES, LLC
                              Louisville, Kentucky

                                 July 31, 2006

1 - GENERAL REQUIREMENTS

     1.1  SUMMARY OF THE WORK

          A. The work includes the construction of Office and warehouse upgrades (warehouse restrooms) within a 240,000 SF leasehold.

     1.2  BUILDING OFFICE & WAREHOUSE FEATURES

          A.   Column Spacing   50' x 50'
          B.   Lease            240,000 SF
          C.   Office Area      8,500 Office, Shipping and Receiving Office
                                ($45 SF)
          D.   Column Height    32 + under the bar joist
          E.   IT Room          (See Attachment)

     1.3  DESIGN CRITERIA

          A. The office shall be designed by Louisville United, LLC in accordance with these Outline Specifications.

          B. All work will be in accordance with the requirements of all local, state, and national codes and agencies having jurisdiction and will be completed in a manner satisfactory to the Building Department of Jefferson County, Kentucky.

     1.4  DRAWINGS AND SPECIFICATIONS

          A. Complete working, architectural specifications shall be furnished by Louisville United for use on this project.

          B. Complete working drawings of the fire protection, plumbing, mechanical and electrical systems shall be furnished.

          C. The drawings shall be prepared in accordance with the architect's and site designer's interpretation of the codes and regulations of all governing bodies, including ADA. Working drawings shall bear seal of architects and engineers licensed in the State of Kentucky.

          D. No deviations from the approved plans and specifications shall be permitted without authorization from Tenant.

2 - TENANT OFFICE AND WAREHOUSE FINISHES - GENERAL SPECIFICATION

     2.1  PARTITION

          A. The main office exterior walls shall extend approximately 32'0" high shall be taped and spotted and painted on one (1) side only. Partitions shall be constructed of 5/8" metal studs on 24" centers and covered with 1/2 "drywall to a minimum of 9'0", and a maximum of 10' on the office side and full height on the warehouse side. All interior walls will be insulated for sound. Exterior walls insulated to ceiling grid.

          B. Interior partitions are to consist of a minimum of three and five-eighttths inch (3 5/8") metal stud construction with minimum 1/2-inch thick Gypsum wallboard on both sides floor to ceiling. Partitions to be taped, and painted with two (2) coats of semi-gloss textured paint.

     2.2  DOORS, FRAMES AND HARDWARE

          A. Interior office doors shall be 3'0" x 7'0" x 13/4" solid core birch in hollow metal knock-down frames with Schlage "D" series hardware or equipment.

          B.   The following list of finish hardware is included as required:

                    -    Lock Sets

                    -    Passage Sets

                    -    Privacy sets

                    -    Kick Plates

                    -    Thresholds

                    -    Closures

                    -    Standard Hinges

                    -    Floor Stops

                    -    Push Plates

                    -    Door Sweep

     2.3  ACOUSTICAL CEILINGS

          A. A total of 8,500 SF of suspended, 5/8" ceiling tiles and grid are included. Ceiling tiles are 2' x 4' Armstrong Second Look.

          B. The suspended ceiling shall be insulated as needed with 6" fiberglass batts.

          C. Ceilings in the office to be suspended lay-in ceilings, nine feet (9'-0") above finished floor.

     2.4  PAINTING AND STAINING

          A. Solid Core Birch doors shall be factory stained color approved by tenant.

          B. Hollow metal door frames shall receive two (2) coats of enamel paint.

          C. Office Drywall partitions shall receive two (2) coats of flat latex paint. Office walls will be textured.

          D. Restroom walls shall receive two (2) coats of washable semi-gloss paint. A four (4) foot ceramic tile wainscot will be installed on restroom walls.

     2.5  FLOOR COVERINGS (COLORS SELECTED BY TENANT)

          A. Furnish and install carpet, type and color to be selected by Tenant. Carpet will be minimum twenty-six (26) ounce level loop and is to be furnished and installed.

          B.   Vinyl base shall be provided through out the office areas.

          C.   Ceramic is provided in the bathrooms.

          D. A recessed entrance mat is provided in the reception and breakroom areas.

          E. Raised floor and ramp in IT Room. Tenant to provide specifications. (See Attachment)

     2.6  EXTERIOR AND INTERIOR GLAZING

          A.   A double storefront door is provided at the entrance office.

          B. In the interior office area as required fixed windows and sliding glass windows will be installed.

     2.7  RESTROOMS

          A. Restrooms are sized and equipped to service the handicapped as needed. Floor drains are required in each restroom.

          B. Toilet accessories include paper towel dispensers, soap dispensers, toilet paper holders, 17" x 30" mirror and grad bars.

          C. Toilet partitions shall be provided and will be floor mounted and overhead braced with a baked enamel finish.

     2.8  PLUMBING/SPRINKLER SYSTEM

          A.   The plumbing fixtures as needed are:

                    -    Lavatories

                    -    Handicapped Toilets

                    -    Standard Toilets

                    -    Janitor Mop Sink

                    -    Drinking Fountain

                    -    Breakroom Sink

                    -    50-Gallon Gas Water Heater

                    -    Urinal

          B. Sprinkler system within the office facility to be in accordance with all applicable codes and standards. Sprinklers will consist of semi-recessed sprinkler heads in the office area.

          C.   Toilets will be flushometer type.

          D.   FM 200 system (IT Room)

          E.   Emergency E-VAC System

     2.9  HVAC

          A. Office areas to be heated and cooled with roof-mounted equipment. Systems designed to maintain 75 degrees inside when 98 degrees outside and heat to 60 degrees when 0 degrees outside. 330 cfm exhaust fans are to be included for all bathrooms and will be controlled at light switch. Exhaust fans in lunch room will be 330 cfm with a timer.

          B.   Air Conditioning condensers shall be located on the roof.

          C.   Leibert Unit IT Room.

     2.10 OFFICE ELECTRIC AND LIGHTING CONTROL

          A. Office Lighting with 2' x 4' Acrylic lay-in fixtures to average approximately 50 FC:

                    -    All areas and rooms will receive dual switching

                    - Confereance Room will receive incandescent down lights over conference table with dimmer control.

                    - 2-headed emergency/exit battery fixtures for egress per local code.

                    -    ( ) Single Pole toggle switches (as required)

                    -    (10) 3-way Toggle Switches

          B.   Office Electrical Power and Distribution

                    -    (1) AMP 480 Volt panel

                    -    (1) KVA 480-120/208 Volt transformer

                    -    (1) AMP 120/208 Volt Panel

                    -    (Lot) Feeders for above

                    - All computer receptacles will be on circuits dedicated to computer equipment

                    -    (25) 20 AMP duplex receptacles

                    -    (1) 20 AMP double duplex receptacles

                    - (5) Dedicated circuits for breakroom counter top appliances (microwave, coffee maker and toaster, etc.)

                    - Circuites in breakroom for refrigerator, dishwasher, garbage disposal and three (3) vending machines.

                    - (20) tele/data rough-in. (3/4" EMT from single gage box to above assessable ceiling)

                    - 1 1/4" conduit from building telephone head in with 50 pair, CAT telephone cable to office computer room.

                    - 2" conduit from computer room punch down to above assessable ceiling.

                    -    Power to RTU's

                    -    Power to one (1) gas hot water heater.

3 - EXCLUSIONS AND CLARIFICATIONS

     3.1  SERVICES/SIGNS

          A. Landlord is responsible for all architectural, structural and civil engineering and design fees, as well as, consulting fees relating to the construction of the office.

          B.   Fire Alarms System monitoring by tenant.

     3.2  CASEWORK

          A.   The following work is provided:

               1.   One (1) base cabinet (lunch room)

               2.   Two (2) counter top (18 1f)

     3.3  PROVIDED BY TENANT

          A.   Additional signage for building, dock doors and interior.

          B.   Telephone equipment and/or receptacles and wiring.

          C.   Kitchen appliances and Vending Equipment

          D.   Furniture

          E.   Security systems and conduit for same.

          F.   UPS (Uninterrupted Power Supply) System.

          G.   Flagpoles.

          H.   Canopies for smoker areas.

          I.   Folding Partitions

          J.   Window Blinds

                                    EXHIBIT E

                       LEASE COMMENCEMENT DATE MEMORANDUM

     This Lease Commencement Date Memorandum ("MEMORANDUM") is made and entered into as of this _______ day of _______, 2006, by and between LOUISVILLE UNITED, LLC, a Kentucky limited liability company ("LANDLORD"), and BRIGHTPOINT SERVICES, LLC, an Indiana limited liability company ("TENANT").

                                    Recitals

     A. Landlord and Tenant are parties to that certain Lease Agreement, dated as of August 3, 2006 ("LEASE"), relating to the 240,000 rentable square feet ("LEASED PREMISES") within the building in the GlobalPort Business Park, located at 6001 Global Distribution Way, Louisville, Kentucky ("BUILDING").

     B. Landlord and Tenant desire to confirm the Commencement Date (as such term is defined in the Lease) and the expiration date of the Initial Lease Term (as such term is defined in the Lease).

                                Acknowledgements

     Pursuant to Section 4(a) of the Lease and in consideration of the facts set forth in the Recitals, Landlord and Tenant hereby acknowledge and agree as follows:

     1. All capitalized terms not otherwise defined in this Memorandum will have the respective meanings given them in the Lease.

     2. The Commencement Date under the Lease is __________________, 2006.

     3. The Initial Lease Term expires on ____________________, 2011, unless the Lease is sooner terminated in accordance with the terms and conditions of the Lease.

     4. Tenant must exercise its Extension Option by notifying Landlord thereof no later than _______________, 2011.

     5. The Lease Term, if extended by the Extension Option, will expire on _______________, 2016.

     6. This Memorandum may not be amended or modified unless signed by both Landlord and Tenant.

     7. This Memorandum may be executed in any number of counterparts, each of which will constitute an original document.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Memorandum to be duly executed as of the day and year first above written.

                                        Landlord:

                                        LOUISVILLE UNITED, LLC, a
                                        Kentucky limited liability company


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------


                                        Tenant:

                                        BRIGHTPOINT SERVICES, LLC, an
                                        Indiana limited liability company


                                        By:
                                            ------------------------------------
                                            J. Mark Howell, President

                                    EXHIBIT F

                                 ASSUMPTION NOTICE

                          [CLIENT OR TENANT LETTERHEAD]

                                 _________, 20__

VIA OVERNIGHT COURIER

[INSERT LANDLORD NOTICE ADDRESS]                  [INSERT TENANT NOTICE ADDRESS]

     Re: Lease Agreement by and between Louisville United, LLC ("Landlord") and
         Brightpoint Services, LLC ("Tenant") dated as of August __, 2006 (the "Lease")

Dear Sirs:

     This letter shall serve as the Assumption Notice (as defined in the Lease). Please be advised that the Assumption Effective Date (as defined in the Lease) is __________,_______ [INSERT DATE OF LETTER/DEPOSIT WITH OVERNIGHT COURIER]. Client (as defined in the Lease) hereby assumes all of Tenant's rights, duties and obligations in, to and under the Lease accruing from and after said Assumption Effective Date in accordance with the terms and conditions of Section 16(c)(i) of the Lease.

                                        Sincerely,

                                        [CLIENT OR TENANT NAME]


                                        By:
                                            ------------------------------------
                                        Printed Name:
                                                      --------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT G

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

     THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT is made and entered into this 3rd day of August, 2006, by and between JPMorgan Chase Bank, N.A., a national banking association, whose address is 611 Woodward Avenue, Detroit, Michigan 48226 (hereinafter called "Mortgagee"), Louisville United, LLC, a Kentucky limited liability company, whose address is 7777 Glades Road, Suite 201, Boca Raton, Florida 33434 (hereinafter called "Landlord"), and Brightpoint Services, LLC, an Indiana limited liability company, whose address is 501 Airtech Parkway, Plainfield, Indiana 46168 (hereinafter called "Tenant").

                                   WITNESSETH:

     The following is a recital of facts underlying this Agreement:

     Landlord is the owner and holder of fee simple title in and to certain real property (the "Premises") located in the City of Louisville, County of Jefferson and State of Kentucky, and more particularly described in Exhibit A attached hereto. Landlord and Tenant have entered into a Lease Agreement dated August 3, 2006 (the "Lease"), covering 240,000 square feet of warehouse and office space in the building located at 6001 Global Distribution Way, Louisville, Kentucky, the legal description of which is set forth in attached Exhibit A.

     Mortgagee is the holder of a Mortgage (the "Mortgage") covering the Premises granted by Landlord, as mortgagor, to Mortgagee, which Mortgage has been recorded prior to the recordation of this Agreement.

     Mortgagee, Landlord and Tenant desire to establish certain rights, safeguards, obligations and priorities relating to their respective interests in the Premises.

     NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Tenant, Landlord, and Mortgagee, intending to be legally bound, warrant, covenant and agree as follows:

     1. Provided Tenant is not in default under the terms and conditions of the Lease beyond applicable notice and cure periods, then:

     (a) The right of possession of Tenant to the Premises and Tenant's rights arising under the Lease shall not be affected or disturbed by Mortgagee in the exercise of any of its rights under the Mortgage or the Note secured thereby, nor shall Tenant be named as a party defendant in any action to foreclose the lien of the Mortgage, unless required by law, nor in any other way be deprived of its rights under the Lease;

     (b) If Mortgagee or any other person acquires title to the Premises pursuant to the exercise of any remedy provided for in the Mortgage or as a result of a default by Landlord thereunder:

          (i) the Lease shall not be terminated or affected by any foreclosure or sale or by any such proceeding;

          (ii) Mortgagee hereby covenants that any sale by it of the Premises pursuant to the exercise of any rights and remedies under the Mortgage or otherwise shall be made subject to the Lease and the rights of Tenant thereunder; and

          (iii) Tenant covenants and agrees to attorn to Mortgagee or such person as its new landlord;

     (c)  In no event shall Mortgagee or such person be:

          (i) bound by any payment of rent or additional rent made by Tenant to Landlord for more than one (1) month in advance;

          (ii) bound by any security deposit which Tenant may have paid to any prior landlord (including Landlord), unless such deposit is held in an escrow account available to Mortgagee;

          (iii) bound by any amendment or modification of the Lease made without the consent of Mortgagee (except as may be permitted by the Assignment of Leases of even date with the Mortgage executed and delivered by Landlord to Mortgagee);

          (iv) liable for any prior act or omission of any prior landlord (including Landlord) under the Lease; provided, however, this shall not preclude Tenant from pursuing its rights and remedies under the Lease against the landlord thereof on or after the date any Mortgagee or other person acquires title to the Premises for the matters occurring or accruing after such date;

          (v) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or

          (vi) bound by any provision in the Lease which obligates Landlord to erect or complete any building, to perform any construction work or to make any improvements to the Premises.

     2. Subject to the foregoing, the Lease and any option to purchase in favor of Tenant contained therein shall be subject and subordinate to the lien of the Mortgage and to all of the terms, conditions and provisions thereof, to all advances made or to be made thereunder, and to any renewals, extensions, modifications or replacements thereof. Notwithstanding the aforementioned or anything contained herein to the contrary:

     (a) In no event shall Tenant become liable for payment of any amounts due from Landlord to Mortgagee under the Mortgage or any other loan documents, nor shall Tenant become liable for performance of any other obligations of Landlord under the terms of the Mortgage and any such other loan documents as a result of the subordination of the leasehold estate of Tenant to the Mortgage.

     (b) The subordination of the right of possession of Tenant to the Premises, Tenant's rights arising under the Lease, and Tenant's leasehold estate in the Premises to the lien of the Mortgage shall not subordinate in any way the rights of Tenant in and to any or all of Tenant's Property as defined in the Lease.

     3. The foregoing provisions shall be self-operative and effective without the execution of any further instruments on the part of any party hereto. However, Tenant agrees to execute and deliver to Mortgagee, or to any person to whom Tenant herein agrees to attorn, such other instruments as either shall reasonably request in order to effectuate said provisions.

     4. Upon execution hereof and from time to time upon written request by Mortgagee (but not more than once each calendar year), Tenant shall certify to Mortgagee to the extent true:

     (a) It has accepted possession of the Premises fully and without reservation pursuant to the terms of the Lease and is currently in full occupancy thereof;

     (b) All improvements and space required to be furnished according to the Lease have been completed in all respects;

     (c) Landlord has fulfilled all of its duties of an inducement nature under the Lease;

     (d) The commencement and expiration date of the term of the Lease and the date on which Tenant's obligation to pay rent commenced;

     (e) The Lease is in full force and effect and has not been modified, altered or amended;

     (f) Neither Tenant nor Landlord (to the best of the knowledge of Tenant) is in default under the Lease;

     (g) Tenant has no offsets or credits against rentals due or to become due under the Lease;

     (h) The full monthly rental prescribed in the Lease is being paid on a current basis in advance on the date for payment thereof specified in the Lease, and no rentals have been prepaid, except as provided by the terms of the Lease;

     (i) Tenant has no notice of a prior assignment, hypothecation or pledge of the rents or the Lease; and

     (j) There are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy, insolvency or fraudulent conveyance laws of the United States or any state thereof;

provided, however, that Tenant may note any exceptions to the foregoing on such certification.

     5. This Agreement may not be modified other than by an agreement in writing, signed by the parties hereto or by their respective successors-in-interest.

     6. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective heirs, personal representatives, successors and assigns.

     7. This Agreement shall be construed in accordance with, and governed by, the laws of the Commonwealth of Kentucky.

     8. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Mortgage. Notwithstanding anything contained herein to the contrary, Tenant does not waive its rights and remedies against Louisville United, LLC, as landlord, for any failure by Louisville United, LLC to observe or perform its covenants under the Lease.

     9. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     10. To the extent Landlord may not lease the Premises without Mortgagee's consent, Mortgagee hereby gives its consent to the Lease. Mortgagee warrants and represents to Tenant that it is at the time of the execution of this Agreement the owner of the Mortgage and that the Mortgage has not been assigned.

     11. This Agreement, and all obligations of Tenant hereunder shall terminate upon the release and satisfaction of the Mortgage and Landlord will promptly notify Tenant of such release and satisfaction.

     12. If any action or proceeding is instituted to enforce the terms hereof, the prevailing party in such action or proceeding shall be entitled to reasonable attorneys' fees, costs and expenses of the prevailing party.

     13. Landlord represents and warrants to Tenant that there are no other mortgages or collateral assignments of the Lease or rents in effect, other than the Mortgage and if applicable, a separate assignment of leases and rents to Mortgagee. Landlord further agrees that this Agreement shall constitute a direction to and full authority to Tenant to pay all amounts due Landlord under the Lease to Mortgagee without proof of the default and that Tenant is hereby irrevocably authorized to rely upon and comply with (and shall be fully protected in so doing) any notice or demand by Mortgagee for the payment to Mortgagee of any amounts due to Landlord under the Lease, and Tenant shall have no duty or obligation to inquire as to whether any default under the Mortgage has actually occurred or is then existing.

     14. All notices required under this Agreement shall be deemed to be properly served if delivered in writing personally or sent by certified or registered mail with return receipt requested to Tenant and Landlord at the mailing addresses set forth in the Lease and to Mortgagee at JPMorgan Real Estate - Banking, Attention: David A. DeVictor, SVP & Michigan Market Manager; 611 Woodward Avenue, 3rd Floor; Detroit, Michigan 48226 or to any subsequent address which any party may designate for such purpose. Date of service of a notice served by mail shall be the date on which such notice is deposited with the United States Postal Service.

     15. Each of the undersigned persons executing this Agreement represents and certifies that he or she is a duly authorized officer or representative fully empowered to act on behalf of his or her respective entity, and that all necessary action for the execution of this Agreement and the performance of the agreements contained herein has been taken and done by such entity.

                   [END OF TEXT. SIGNATURES ARE ON NEXT PAGE.]

     IN WITNESS WHEREOF, the parties hereto have executed this Subordination, Non-Disturbance and Attornment Agreement as of the day and year first above written.

                                        Signed:

                                        JPMorgan Chase Bank, N.A., a national
                                        banking association


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                        "Mortgagee"

                                        LOUISVILLE UNITED, LLC, a Kentucky
                                        limited liability company:


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                        "Landlord"

                                        BRIGHTPOINT SERVICES, LLC, an Indiana
                                        limited liability company:


                                        By:
                                            ------------------------------------
                                            J. Mark Howell, President

                                        "Tenant"

                                    EXHIBIT A

                           DESCRIPTION OF REAL ESTATE

Land situated in the City of Louisville, County of Jefferson and Commonwealth of Kentucky, being more particularly described as follows:

     BEING Lot 3 containing approximately 26.54 acres, as shown on Minor Subdivision Plat bearing docket No. 123-05, approved by the Louisville Metro Planning Commission on June 29, 2005, attached to instrument of record in Deed Book 8649, Page 710 in the Office of the Clerk of Jefferson County Kentucky.

     BEING a part of the property acquired by Louisville United, LLC by Deed dated June 30, 2005 of record in Deed Book 8649, Page 710.

                                    EXHIBIT H

                             PERMITTED ENCUMBRANCES

     1. State, Metro Government and School taxes, penalties which are not yet due and payable.

     2.   Acts done by Tenant or anyone claiming by, through or under Tenant.

     3.   The Declaration.

     4. Conditions, stipulations, restrictions, building lines and easements, together with incidental rights, as set out in instrument of record in Deed Book 8649, Page 710 in the Office of the Clerk of Jefferson County, Kentucky and also as shown on the plat attached hereto.

     5. Rights of others to use the drainage ditch shown on survey prepared by Gresham, Smith and Partners, dated December 5, 2005.

NOTE: FOR PURPOSES OF THIS LEASE, IN NO EVENT SHALL THE PERMITTED ENCUMBRANCES INCLUDE ANY VIOLATION OF, OR PAST DUE SUMS UNDER, ANY OF THE FOREGOING INSTRUMENTS, NOR ANY SUPPLEMENT, AMENDMENT OR OTHER CHANGE NOT EXPRESSLY REFERENCED ON THIS EXHIBIT. NO REFERENCE IN THIS LEASE TO THE PERMITTED ENCUMBRANCES RELIEVE LANDLORD OF ANY OF ITS OBLIGATIONS UNDER THIS LEASE.

                                    EXHIBIT I

               USES PERMITTED UNDER CURRENT ZONING CLASSIFICATION

(METRO LOUISVILLE JEFFERSON COUNTY LOGO)   PLANNING AND DESIGN SERVICES
                                           LOUISVILLE METRO GOVERNMENT

Jerry E. Abramson                                              Charles Cash, AIA
      Mayor                                                         Director

June 6, 2005

Gresham Smith and Partners
1400 National City Tower
Louisville, Kentucky 40202

Re: 5600 Fegenbush Lane
ZC# 120-05

I, Felicia Harper, Planning Technician, hereby certify the attached to be a true and exact copy of the official Zoning District Map, as said map appears in the Louisville Metro Planning Commission Office.

I further certify that the property outlined in yellow is zoned M-2, Industrial Zoning District the property outlined in green is zoned R-4, Single Family Residential and the subject site is in the SW, Suburban Workplace Form Districts.

Attached copies of applicable zoning district regulations and form district regulations as said documents appear in the records on file in the Metro Louisville Planning Commission Office are also included for your review..


                                        /s/ Felicia Harper
                                        ----------------------------------------
                                        Felicia Harper

             444 South 5th St, Suite 300 Louisville, Kentucky 40202
                      - (502) 574-6230 - FAX (502)-574-8129
                          An Equal Opportunity Employer
                    "The Journey To Our Future Begins Today"

                                (ALL FLOOR PLANS)

                               ZONING INFORMATION

ADDRESS: 5600 FEGENBUSH LN
   DATE: JUNE 06, 2005

                          ZONING DISTRICT-FORM DISTRICT

CODE(S): R4-SW, M2-SW

                              PROPOSED SUBDIVISION

    NAME: NONE
DOCKET #: NA

                               CURRENT SUBDIVISION

NAME: NONE
PLAT: NA
TYPE: NA

                                FLOOD PRONE AREA

FEMA FLOODPLAIN OR FLOODWAY REVIEW ZONE: NO
FLOODPLAIN ORDINANCE REVIEW ZONE: NO

    MUNICIPALITY: LOUISVILLE
OVERLAY DISTRICT: NONE
  PLAN CERTAIN #: NONE
 ENTERPRISE ZONE: YES

(GRAPHIC)   COPYRIGHT(C) 2005,          (LOGO)   THE ZONING INFORMATION DEPICTED
            LOUISVILLE AND JEFFERSON             IS FOR GENERAL REFERENCE USE
            COUNTY METROPOLITAN SEWER            ONLY. PLANNING AND DESIGN
            DISTRICT (MSD).                      SERVICES DOES NOT WARRANT THE
            LOUISVILLE WATER COMPANY             ACCURACY OF THE ZONING DISTRICT
            (LWC), LOUISVILLE METRO              INFORMATION. XXXXX TO THE
            GOVERNMENT, AND JEFFERSON            "DATE OF PRINTING" AS SHOWN ON
            COUNTY PROPERTY                      THE MAP. CURRENT ZONING
            VALUATION ADMINISTRATOR              DISTRICT INFORMATION MAY BE
            XXXXX ALL RIGHTS                     OBTAINED FROM THE DIVISION OF
            RESERVED.                            PLANNING AND DEVELOPMENT
                                                 SERVICES, 444 SOUTH 5TH ST.,
                                                 SUITE 300, LOUISVILLE,
                                                 KY 40202-XXXXX.
                                                 (TELEPHONE 502-574-XXXXX)

                                                                Chapter 2 Part 5
LDC                                                  Industrial Zoning Districts

2.5.2     M-2 INDUSTRIAL DISTRICT

          The following provisions shall apply in the M-2 Industrial District unless otherwise provided in these regulations.

          A.   Permitted Uses:

               Accessory uses or buildings: those uses allowed shall be subordinate, customary and incidental to the permitted primary uses, including retail sale, rental or repair of items manufactured or assembled on site. Any accessory structure must meet site and other requirements of this zone. Under no circumstances will uses appropriate only in the M - S zone be allowed in this zone as accessory uses.

               All uses permitted in the M-1 District

               Building materials (cement, lime, sand, gravel, lumber, and the like), storage and sales

               Bus garage and repair shop

               Exposition building or center

               Fairgrounds

               Flea market

               Lumber yards

               Railroad freight terminals and yards

               River terminals

               Storage yard or contractor's shop, including but not limited to building, electrical, HVAC, landscape, and plumbing contractors; outdoor storage of material and equipment permitted

               Training schools (industrial and vocational) including combustion engine schools

               Truck or transfer terminal, freight and motor freight and motor freight stations

               Truck (greater than two tons) and other heavy motor driven vehicles: sales, rental, repair and storage

               Warehouses, produce and storage

               Waterfront shipping

               Wholesale houses and distributors

               Wholesale markets (goods not contained in totally enclosed buildings)

          USES, MANUFACTURE, PROCESSING, TREATMENT, OR STORAGE OF THE FOLLOWING:

               Air conditioning, commercial

               Aircraft and aircraft parts

               Aluminum extrusion, rolling, fabrication, and forming

               Animal pound

               Apparel or other textile products from textiles or other materials, including hat bodies of fur, wool, felt, or similar products


MARCH 2006                    LAND DEVELOPMENT CODE                        2.5-5

                                                                Chapter 2 Part 5
LDC                                                  Industrial Zoning Districts


               Assembly and repair of automobiles, bicycles, carriages, engines (new and rebuilt), motorcycles, trailers, trucks, wagons, including parts

               Athletic or sports equipment, including balls, baskets, bats, cues, racquets, rods, or similar products

               Baskets and hampers (wood, reed, rattan, and the like)

               Battery, storage (wet cell)

               Bedding (mattress, pillow, quilt), including rebuilding or renovating

               Boat manufacturing and repair

               Box and crate

               Carpet, rug, mat

               Clay, stone, glass products

               Coal and coke, storage and sales

               Concrete products (except central mixing and proportioning plant)

               Culverts

               Distilleries, breweries, and non-industrial alcoholic spirits

               Firearms

               Food processing, including chewing gum, chocolate, cocoa and cocoa products; condensed and evaporated milk, processing and canning; flour, feed and grain (packaging, blending, and storage only); food products except slaughtering of meat or preparation of fish for packing; fruit and vegetable processing (including canning, preserving, drying, and freezing); gelatin products; glucose and dextrine; malt products; meat products, packing and processing (no slaughtering); yeast

               Foundry products (electrical only)

               Furniture

               Grain blending and packaging, but not milling

               Hardware, products or tools, including bolts, brads, cutlery, door knobs, drills, hinges, household items, locks, metal casting (nonferrous), nails, needles and pins, nuts, plumbing appliances, rivets, screws, spikes, staples, tools (hand), or similar products

               Heating, ventilating, cooking, and refrigerating supplies and appliances

               Hosiery mill

               Household appliances, electrical and gas, including stoves, refrigerators, washing machines, clothes dryers, and similar products

               Ice, dry or natural

               Implements, agricultural or farm

               Ink manufacture (mixing only)

               Insecticides, fungicides, disinfectants, and related industrial and household chemical compounds (blending only)

               Iron or steel (ornamental), miscellaneous, fabrication or assembly, including steel cabinets, doors, fencing, metal furniture, or similar products; cleaning, grinding, heat treatment, metal finishing, plating, polishing, rust proofing, sharpening, or similar processes

               Machine, tool, die, and gauge shops

               Machine, tools, including metal lathes, metal presses, metal-stamping machines, wood-working machines, or the like

               Millwork and planing

               Motion picture equipment, commercial


MARCH 2006                    LAND DEVELOPMENT CODE                        2.5-6

                                                                Chapter 2 Part 5
LDC                                                  Industrial Zoning Districts

               Paint and coating, except manufacturing gun cotton nitro-cellulose lacquers and reactive resin cooking

               Pencils

               Perfumes or perfumed soaps, commercial

               Plating, electrolytic process

               Plumbing supplies

               Poultry or rabbit, packing or slaughtering (wholesale)

               Pottery and porcelain products

               Pulp goods, pressed or molded (including paper-mache products)

               Rubber and synthetic-treated fabric products (excluding all rubber or synthetic processing) such as washers, gloves, footwear, bathing caps, atomizers, or similar products

               Safes and vaults

               Sheet metal products from metal stamping or extrusion, including containers, costume jewelry, pins and needles, razor blades, bottle caps, buttons, kitchen utensils, or similar products

               Shipping containers (corrugated board, fiber or wire-bound)

               Silverware, plate or sterling

               Textiles and fibers into fabric goods; spinning, weaving, knitting, manufacturing, dyeing, printing and finishing of goods, yarns, knit goods, threads, and cordage

               Tire re-treading and vulcanizing shop

               Tobacco (including curing) or tobacco products

               Those uses which are more similar in type and intensity to the above list of uses than to uses listed elsewhere in these regulations.

          B.   Conditional Uses:

               Certain uses may be permitted in this district upon the granting of a Conditional Use Permit by the Board of Zoning Adjustment. Refer to Chapter 4 Part 2 for a listing of uses and requirements that apply to specific uses.

          C.   Property Development Regulations

               Refer to the applicable Form District regulations in Chapter 5 for lot size, setback, building height and other restrictions.

          D.   Maximum Density and FAR

               1.   Maximum Floor Area Ratio: ...........................    3.0

               2.   Maximum Density: ....................................   None


MARCH 2006                    LAND DEVELOPMENT CODE                        2.5-7

                                                                Chapter 2 Part 5
LDC                                                  Industrial Zoning Districts

2.5.1     M-1 Industrial District

          The following provisions shall apply in the M-1 Industrial District unless otherwise provided in these regulations;

          A.   Permitted Uses:

               Accessory uses or buildings: those uses allowed shall be subordinate, customary and incidental to the permitted primary uses, including retail sale, rental or repair of items manufactured or assembled on site. Any accessory structure must meet site and other requirements of this zone. Under no circumstances will uses appropriate only in the M-3 zone be allowed in this zone as accessory uses

               Agricultural uses

               Automobile parking areas, public and private

               Auxiliary commercial uses: the following commercial uses shall be permitted only when subordinate and incidental to areas of existing industrial use:

               Branch offices of banks, savings and loans and similar financial Institutions

               Convenience grocery stores

               Credit unions

               Restaurants as permitted in the C-1 District

               Vehicle service stations or repair

               Contractor's shop, including but not limited to building, electrical, HVAC, landscape, and plumbing contractors, provided all operations are confined within a building

               Carting and light local deliveries

               Churches, parish halls and temples

               Dwellings, only in connection with bona fide agricultural operations, or as living quarters for bona fide caretakers and/or for watchmen and their families

               Greenhouses, wholesale

               Indoor paint ball ranges

               Laboratories, research, experimental or testing, but not including combustion type motor-testing

               Medical laboratories

               Office buildings, as accessory uses only

               Telecommunications hotels

               Temporary buildings, the uses of which are incidental to construction operations being conducted on the same or adjoining lot or tract, and which shall be removed upon completion or abandonment of such construction, or upon the expiration of a period of two years from the time of erection of such temporary buildings, whichever is sooner


MARCH 2006                    LAND DEVELOPMENT CODE                        2.5-1

                                                                Chapter 2 Part 5
LDC                                                  Industrial Zoning Districts

               Warehouse, storage, including mini-warehouses

               Wholesale houses and distributors, provided the operation is enclosed in a building

          USES, MANUFACTURE, PROCESSING, TREATMENT, OR STORAGE OF THE FOLLOWING, PROVIDING ALL OPERATIONS PERMITTED, INCLUDING STORAGE, MUST BE CONFINED WITHIN A BUILDING (uses located totally within the caverns developed under a Conditional Use Permit for Underground Space shall be considered to meet the requirement of confinement within a building)

               Adhesives, excluding manufacturing of basic components

               Awnings, metal

               Beverage (non-alcoholic) manufacture

               Beverage, blending and bottling

               Blacksmith

               Bookbinding

               Broom and brush

               Button manufacture, except button blanks from shell

               Carbon paper and ink ribbons

               Carpenter, cabinet making, and pattern shops

               Chemicals (packing only)

               Clay products of handicraft nature including ceramics, pottery, tile (glazed), or similar products

               Cleaning and dyeing of garments, hats and rugs

               Clocks and watches

               Cloth products, including canvas, clothing, garments

               Computers and related equipment

               Cosmetics or toiletries

               Electronic measuring instrument and electrical control devices

               Electrical appliance and apparatus assembly (small), including fans, fixtures, hot-plates, irons, mixers, motion picture equipment (home), phonographs, radios, television sets, toasters, toys, or similar products, but not including electrical machinery

               Electrical supplies, including cable and wire assemblies, batteries (dry cell), insulation, lamps, switches, or similar supplies

               Flowers, artificial

               Food processing, including bakery products (wholesale), candy manufacture, coffee, tea, and spices (processing and packaging), creamery and dairy operations, ice cream manufacture, macaroni and noodle manufacture, oleomargarine (compounding and packaging only)

               Fur finishing and fur goods, not including tanning, dyeing

               Glass products from previously manufactured glass

               Hair, felt, or feather products

               Hat finishing and millinery from straw and other fibers

               Ink or ink ribbon, packaging

               Instruments, accessories and supplies used in medical diagnosis and treatment

               Jewelry

               Latex paints (water base)


MARCH 2006                    LAND DEVELOPMENT CODE                        2.5-2

                                                                Chapter 2 Part 5
LDC                                                  Industrial Zoning Districts

               Leather products manufacture (no tanning operations), including shoes, machine belting, or similar products

               Luggage

               Machines, business, including accounting machines, calculators, card counting equipment, typewriters, or similar products

               Medical appliances, including braces, limbs, stretchers, supports, or similar appliances

               Motion picture production

               Musical instruments (including pianos and organs)

               Novelty products (from prepared materials)

               Optical equipment

               Paper products, including bags, boxes, bulk goods, containers (shipping), envelopes, interior packaging components, stationery, tubes, wallpaper, or similar products

               Pharmaceutical products (compounding only)

               Photographic equipment

               Plastic molding and shaping, excluding manufacturing of basic components

               Precision instruments

               Printing, publishing, engraving, including photo-engraving

               Scenery construction

               Sheet metal shops

               Signs and displays (non-metal)

               Soaps or detergents, including washing or cleaning powder or soda, packaging only

               Statuary and art goods, other than stone and concrete, including church art, figurines, mannequins, religious art, (excluding foundry operations)

               Stamp (hand), stencils, and brands

               Toys and games

               Trade and business schools

               Umbrellas and parasols

               Upholstery and furniture shops, wholesale

               Vehicles, children's, including baby carriages, bicycles, scooters, wagons, or similar vehicles

               Window shades, Venetian blinds, awnings, tarpaulins, and canvas specialties

               Wood products, including furniture, baskets, boxes, crates, or similar products, and copperage works (except copperage stockmill)

               Those uses which are more similar in type and intensity to the above list of uses than to uses listed elsewhere in these regulations.

          B.   Conditional Uses:

               Certain uses may be permitted in this district upon the granting of a Conditional Use Permit by the Board of Zoning Adjustment. Refer to Chapter 4 Part 2 for a listing of uses and requirements that apply to specific uses.


MARCH 2006                    LAND DEVELOPMENT CODE                        2.5-3

                                                                Chapter 2 Part 5
LDC                                                  Industrial Zoning Districts

          C.   Property Development Regulations:

               Refer to the applicable Form District regulations in Chapter 5 for lot size, setback, building heights and other restrictions.

          D.   Maximum Density and FAR

               1.   Maximum Floor Area Ratio:............................    2.0

               2.   Maximum Density:.....................................   None


MARCH 2006                    LAND DEVELOPMENT CODE                        2.5-4

     5.2.5. Objection to the location of any proposed structure with reference to other Lots or other property in the vicinity;

     5.2.6. Objection to the grading or landscaping plan for any Lot;

     5.2.7. Objection to the color scheme, finish, proportions, style of architecture, height, bulk, or appropriateness of any structure;

     5.2.8. Objection to the number or size of parking spaces, or to the design of the parking area; or

     5.2.9. Any other matter which, in the judgment of the Committee, would render the proposed improvements or use inharmonious with the general plan for improvements or plan for improvement of the subject property, the Specific Plan, or the Design Guidelines which Declarant may promulgate from time to time, or with improvements located upon other Lots or other property in the vicinity.

     5.2.10. Failure to comply with the Specific Plan.

5.3. REVIEW FEE

     An architectural review fee shall be paid to the Committee at such time as plans and specifications are submitted to it, based upon the following schedule:

     5.3.1. When the plans submitted are prepared by an architect, the architectural review fee shall be the sum of Two Hundred Fifty Dollars ($250.00);

     5.3.2. In all other cases, the architectural review fee shall be the sum of Five Hundred Dollars ($500.00);

     5.3.3. The schedule of review fees may be modified from time to time by the Committee to reflect changed circumstances such as inflation.

5.4. RESULT OF INACTION

     If the Committee fails either to approve or disapprove plans and specifications submitted to it for approval within forty-five (45) days after the same have been submitted, it shall be conclusively presumed that the Committee has approved said plans and specifications; provided, however, that if, within the forty-five (45) day period, the Committee gives written notice of the fact that more time is required for the review of such plans and specifications, there shall be no presumption that the same are approved until the expiration of such reasonable period of time as is set forth in the notice.

5.5. APPROVAL

     The Committee may approve plans and specifications as submitted, or as altered or amended, or it may grant its approval to the same, subject to specific conditions. Upon approval or conditional approval by the Committee of any plans and specifications, together with any conditions, shall be deposited for permanent record with the Committee, and a copy of such plans and specifications, bearing such approval together with any conditions, shall be returned to the applicant submitting the same.

     5.5.1. Modifications/Additions/renovations, including but not limited to changes in color and texture of exterior finishes, changes in parking areas, curb cuts, lighting, signage, landscaping, drainage, etc., to a property shall require the prior approval of the Committee.

     5.5.2. Construction shall not begin prior to receipt of Committee approval, including receipt of the $500.00 Committee application fee or the $250.00 for architect completed plans as set forth in Sections 5.3.1 and 5.3.2 hereinabove.

5.6. PROCEEDING WITH WORK

     Upon receipt of approval from the Committee pursuant to Section 5.5, the Owner or Occupant, or both, to whom the same is given, shall, as soon as practicable, satisfy any and all conditions of such approval and shall diligently proceed with the commencement and completion of all approved excavation, construction, refinishing, and alterations. In all cases, work shall commence within one (1) year from the date of Committee approval, and if work is not so commenced, approval shall be deemed revoked, unless the Committee, pursuant to written request made and received prior to the expiration of said one (1) year period, extends the period of time within which work must be commenced.

     5.6.1. During construction, all Erosion and Silt Control measures shall be installed and maintained in accordance with applicable ordinances and regulations, and in accordance with best management practices as established and accepted by the Louisville and Jefferson County Metropolitan Sewer District, to protect adjacent properties and down stream properties (including retention and detention areas) and to maintain the integrity of the existing drainage system. The Owner is responsible for any damage to properties resulting from failure to meet this requirement.

5.7. COMPLETION OF WORK

     Any improvement commenced pursuant hereto shall be completed within one (1) year of commencement of site disturbance on the Lot, except for so long as such completion is rendered impossible, or unless work upon the proposed improvements would impose a great hardship upon the Owner or Occupant to whom the Committee's approval is given, due to strike, fire, national emergency, natural disaster, or other supervening force beyond the control of Owner or Occupant. The Committee may, upon written request made and received prior to the expiration of the one
(1) year period, extend the period of time within which work must be completed. Failure to comply with this Section 5.7 shall constitute a breach of this Declaration and subject the party in breach to the enforcement procedures set forth in Article XI.

     5.7.1. Occupancy shall not take place until the Committee verifies that all checklist requirements have been met.

5.8. DECLARANT AND ARCHITECTURAL REVIEW COMMITTEE NOT LIABLE

     Declarant and the Architectural Review Committee shall not be liable for any damage, loss, or prejudice suffered or claimed by any person on account of:

     5.8.1. The approval or disapproval of any plans, drawings, and specifications, whether or not in any way defective;

     5.8.2. The construction of any improvement, or performance of any work, whether or not pursuant to approved plans, drawings, and specifications; or

     5.8.3. The development of any Lot within Globalport Business Centre.

5.9. CONSTRUCTION WITHOUT APPROVAL

     If any improvement shall be erected, placed, or maintained upon any Lot, or the exterior design thereof, or any new use commenced upon any Lot, other than in accordance with the approval by the Committee pursuant to the provisions of this Article V, such alteration, erection, placement, maintenance, or use shall be deemed to have been undertaken in violation of this Declaration; upon written notice from the Committee, any such improvement so altered, erected, placed, maintained, or used upon any Lot in violation of this Declaration shall cease or be amended so as to conform to this Declaration. Should such removal or alteration or XXXXX or amendment of use not be accomplished within (30) days after receipt of such notice, then the party in breach of this Declaration shall be subject to the enforcement procedures set forth in Article XI.

ARTICLE VI. DEVELOPMENT STANDARDS

6.1. MINIMUM SETBACK

     No improvements of any kind, and no part thereof, shall be placed within fifteen (15) feet of any street side property line adjacent to a street, or within fifteen (15) feet of any interior property line, or within twenty (20) feet of the rear property line or within those yard requirements as imposed by the zoning requirements, whichever is greater.

6.2. LANDSCAPING

     Within ninety (90) days following completion of construction, or by the date each improvement is occupied, whichever first occurs, each Lot shall be landscaped and, if not waived by the Architectural Review Committee, irrigated in accordance with the approved plans and specifications and in conformity with Chapter 10 of the Land Development Code in effect in Louisville Metro, and the Globalport Design Guidelines.

     After completion, the landscaping and, if not waived, irrigation shall be maintained in a sightly and well-kept condition. If, in Declarant's, the Association's, or the Architectural Review Committee's reasonable opinion, the required landscaping and, if not waived, irrigation is not maintained in a sightly and well-kept condition, Declarant, the Association, and/or the Committee shall be entitled to the remedies set forth in Article XI.

6.3. SIGNS

     No sign shall be permitted on any Lot unless approved by the Committee in writing. All signs must comply with the Globalport Master Development Plan and the Globalport Business Centre Design Guidelines. All signage and identification shall conform to all applicable governmental requirements and the Signage Regulations of the Globalport Business Centre and be of such size, design, color, and location as approved in writing by the Declarant. No freestanding sign in front of any building shall be located in the required yard area.

     All corporate signage, interior directional signage and loading dock designations shall be approved by the Architectural Review Committee. All corporate signage shall match Globalport Business Centre monumental entry details. Signs shall be a background wall of poured-in-place concrete with a deep sand blasted texture. Corporate names and logos shall be raised letters in color and style as selected by the Owner of the property. The corporate signage shall be located in a landscape bed and shall be located in the front yard at a distance from the road as determined by the Architectural Review Committee and the Owner. Exterior signage shall not be mounted to the exterior of the building on the outside perimeter. Tenant identifying signs may be mounted to the exterior walls located in the interior of the development. These signs will be illuminated and shall not be visible from the roads. They are limited to 15 square feet or as approved by the Architectural Review Committee. The directional tenant signage at entry is to be located in the required front yard at a distance determined by Architectural Review Committee. Background of this sign shall be poured-in-place concrete with a deep sand blasted texture. Individual corporate identification signs shall be marquis style. The marquis sign shall be set in to the poured-in-place wall as prescribed by the Architectural Review Committee. Tenant identification signage on marquis may be in the style and color preference of the business. Corporate logos are acceptable. All signage must comply with the Planning and Zoning Regulations for freestanding signs and they shall be approved by the Architectural Review Committee in conformity with the Architectural Review Committee signage information. These signs shall be incorporated into landscape beds.

6.4. PARKING AREAS

     Off-street parking adequate to accommodate the parking needs of the Owner or Occupant, and the employees and visitors thereof, shall be provided by the Owner or Occupant of each Lot. The intent of this provision is to eliminate the need for any on-street parking; provided, however, that nothing herein shall be deemed to prohibit on-street parking of public transportation vehicles. If parking requirements increase as a result of a change in the use of a Lot or in the number of persons employed by the Owner or Occupant, additional off-street parking shall be provided so as to satisfy the intent of this section. All parking areas shall conform to the following standards:

     a.   Location and design of parking and loading:

          1. Side yard: all types of parking permitted, except that a 15 foot landscaped strip must be maintained at the property line and a 25 foot landscaped strip must be maintained along roadways unless waived in writing by Declarant.

          2. All employee and visitor parking is restricted to the premises.

          3. In parking lots of one acre or more, at least 5% of the area of the parking lot shall be devoted to landscaping within the interior of the parking area.

          4. All off-street loading berths and off-street parking areas, either at natural grade level or on a roof, shall be screened from all adjoining residentially zoned lots or residential uses by either (a) a strip of ground 10 feet in width on which shall be planted and maintained a continuous permanent landscaped screen of evergreen materials maintained in a healthy growing condition with a minimum of three feet in height above finished grade and an expected normal growth of at least five feet in height above finished grade or (b) an ornamental wall with a minimum height of four feet.

          5. Lighting facilities shall be required for all employee parking areas (no buildings). Luminaries on parking lots shall be arranged to reflect light away from adjacent residential uses.

6.5. STORAGE AND LOADING AREAS

     All storage, maintenance, and loading areas must be constructed and used in accordance with plans approved by the Architectural Review Committee. All storage, maintenance, and loading areas must be kept clean and in good condition and repair.

     Exterior storage of raw materials or finished goods, vehicles or equipment shall be screened from view of adjacent property and the road by a dense evergreen hedge, wall or fence. The location of such storage areas and design of the visual screen must be approved in writing by the Architectural Review Committee. Temporary storage may be allowed in areas not designated for storage or properly screened only upon written approval by the Architectural Review Committee. This paragraph does not apply to temporary storage of materials to be used in construction or expansion of plant. Storage of junk or debris material is prohibited.

6.6. AESTHETIC CONFORMITY

     6.6.1. Lighting

          Exterior security or night lights to be installed on walls or poles shall be Lithonia Model number KFS2 with Type 4 refectory mounted on a 24" bracket or equal. Alternative fixtures can be installed provided they are approved by the Architectural Review Committee. Alternate submittals should include metal halide lamp source, mounting height, foot lambers information, candela information and photometric plan/evaluation depending on mounting location. Indirect light level at the adjacent wall shall not exceed 350 foot lamberts. All exterior lights, including recessed cans and sign up lighting, shall use metal halide lamps.

     6.6.2. Overhead Doors

          Overhead doors shall not face roads without adequate landscape screening, fencing and/or earth berms.

     6.6.3. The exterior walls shall be a minimum of scored concrete blocks, tilt wall or precast wall on all exterior buildiing walls from ground line to gutter line.

ARTICLE VII. PROPERTY OWNERS ASSOCIATION

7.1. MEMBERSHIP IN ASSOCIATION

     Every Owner of a Lot shall be a member of the Globalport Business Centre Owners Association, Inc. (the "ASSOCIATION"), the Articles of Incorporation ("ARTICLES") of which have been or will promptly hereafter be filed in the office of the Secretary of State of Kentucky and in the office of the Clerk of Jefferson County, Kentucky, and shall remain a member of the Association until such time as its ownership of a Lot ceases for any reason. Each member shall abide by the Association's Articles, Bylaws, rules and regulations, shall pay the assessments provided for in this Declaration when due, and shall comply with decisions of the Association's Board of Directors (the "BOARD"). Conveyance of a Lot automatically transfers membership in the Association, and membership in the Association shall be appurtenant to and may not bo separated from ownership of a Lot. Membership in the Association shall not be transferred, encumbered, pledged or alienated in any way, except upon the sale or encumbrance of the Lot to which it is appurtenant, and then only to the purchaser (in the case of a sale) or mortgagee (in the case an encumbrance) of such Lot. Membership in the Association shall pass automatically to the purchaser upon transfer of title to the Lot. A mortgagee shall not have membership rights in the Association until such mortgagee becomes an Owner of a Lot by foreclosure or deed in lieu thereof. Any attempt to make a prohibited transfer is void.

7.2. CLASSES OF MEMBERSHIP IN THE ASSOCIATION

     The Association shall have two (2) classes of membership:

     7.2.1. Class A Members. Class A members shall be all Owners of Lots, initially exclusive of Declarant, and shall be entitled to one vote for each acre in the Lot owned by that Class A member; provided, however, that until conversion of the Class B membership to Class A membership, as described in Section 7.2.2 below, the total votes among Class A members shall be adjusted proportionately so that the total percentage of the votes of the Class A members (except Declarant) equals 49% and that of the Declarant equals 51%.

     7.2.2. Class B Members. The Class B member shall be Declarant which shall be entitled to one vote, which vote shall in all events and upon all occasions be cast solely by Declarant as Declarant deems necessary and/or desirable in its sole discretion. The Class B membership shall cease and be converted to Class A membership upon the earliest to occur of the following events:

     a.   When, in its sole discretion, Declarant so determines;

     b. When neither Declarant, nor any of its respective members, partners, stockholders or affiliated entities, owns any portion of the Property or any other real property made subject to, or intended to be made subject to, this Declaration; or

     c.   January 1, 2025.

     No member whether a Class A Member or a Class B Member shall be entitled to vote during any period during which any assessment levied on the property of that member is delinquent and, at any time that a member is not entitled to vote, the votes otherwise derived from ownership by such member shall not be included in the total number of votes of all members for purposes of determining quorum or voting requirements.

ARTICLE VIII. RIGHTS, DUTIES AND OBLIGATIONS OF THE ASSOCIATION

8.1. DUTIES.

     In addition to the rights, duties and obligations enumerated in the Articles and Bylaws, or otherwise as provided in this Declaration, and without limiting the generality thereof, the Association shall have the following rights, duties and obligations.

     8.1.1. Maintenance of Common Area.

     a. The Association shall maintain, repair, replace, restore, operate and manage in a first class manner and condition all of the Common Area (as hereinafter defined), and all facilities, improvements, utilities and landscaping thereon, unless otherwise provided herein or in any Supplemental Declaration, and all property that may be acquired by or otherwise conveyed to the Association, or designated by Declarant as, or otherwise encumbered, under the jurisdiction or control of the Association, including, without limitation, lighting facilities and irrigation equipment and facilities, as determined by the Declarant and/or the Association.

     b. For purposes of this Declaration, the term "Common Area" shall mean all personal property, all real property and improvements thereon, and any easement or interest therein, now or hereafter owned by or assigned to the Association by Declarant, and designed and/or intended for the common non-exclusive use or for the benefit of all or certain of the Owners of the Lots or for other purposes as may be permitted by this Declaration, or declared to be Common Area in this Declaration or any amendment hereto, or on any Plat for a Lot or Lots recorded with respect to any portion of the Property or any other real property made subject to this Declaration with the prior written consent of Declarant in its sole discretion, together with signature entrances, entry features, gates, gate houses and walls, signs erected by Declarant to identify Gobalport Business Centre, including, without limitation, any highway oriented signage whether or not the same also identifies all or certain Lot Owners and/or users located within Globalport Business Centre, and/or any improvements located therein, thereon and components thereof, and any of the foregoing, any special design or facilities, and any landscaping features, irrigation systems and lighting fixtures lying within public rights-of-way, even if lying outside the boundaries of the Property (such as landscaping and median strips) as shall be determined and/or designated by Declarant from time to time, and such similar items or property which may hereafter be added as Common Area by declaration of the Association and/or amendment of this Declaration, or pursuant to a Supplemental Declaration, regardless of whether any such items are capable of being legally described or lie within dedicated areas or XXXXX the Property. Declarant will endeavor to specifically identify (by recorded legal description, signage, physical boundaries, site plans or other means) the Common Area of the Property, but such identification shall not be required in order for a portion of the Property to be included as Common Area hereunder. Although a municipal or governmental agency or other entity of competent jurisdiction may assume the maintenance obligations of all or some of the Common Areas, and/or other areas of the Property dedicated or to be dedicated to public use, the Association may require and maintain a higher standard of maintenance to enhance the overall quality of the development of the Property. Common Area shall further include (1) all stations, crosswalks, storm drains, sewer mains and lift stations, basins, ponds and lakes, the responsibility for the maintenance, operation and repair of which has not been assumed to the satisfaction of Declarant by a municipal or governmental agency or authority or public or private utility, and (2) all areas designated by Declarant on the Plats for any portion of the Property as "buffer casements" "open space", "landscape easements", "maintenance easements", "entranceway and signage easements", and the like and reserved to the Association and/or Declarant, with their respective consent. The Association shall maintain, repair and, if necessary, replace all signature entrances, entry features, gates, gate houses and walls, and entrance and other signs identifying Globalport Business Centre and/or any of the improvements located therein, thereon or components thereof, including, without limitation, highway oriented signage, landscaping, plantings and irrigation systems, located within or upon the Common Area. The Association shall further maintain any portion of the main storm drain system for the Property which is not maintained by the Louisville & Jefferson County Metropolitan Sewer District ("MSD"), or another governmental authority or entity, or public or private utility, and which is located within Globalport Business Centre or within such other areas as are designated by Declarant and/or the Association. The Association shall accept title to any property, including any improvements thereon and personal property, transferred to the Association by Declarant, which constitutes Common Area. Property interests so transferred to the Association may include, without limitation, fee simple title, casements, leasehold interests and licenses to use, as Declarant deems appropriate. The Association and its officers, directors, employees and authorized agents, representatives and contractors shall have a reasonable right of entry and access upon any Lot (1) to make emergency repairs with respect to the Common Area, (2) to do other work reasonably necessary under this Declaration for the proper performance of its duties hereunder and the proper maintenance, operation, repair and replacement of the Common Area, and (3) to make any alterations required by any appropriate governmental agency or authority to the Common Area.

     c. Sanitary Sewers, Pumping Facilities and Force Main. In connection with the development of the subject property, Declarant may construct one or more sanitary sewer lines, pumping facilities and force main. Such improvements shall be deemed to be Common Area for the common benefit of all Owners of the subject property notwithstanding the fact that they may be located on only one or two Lots in the subject property and each Owner agrees to contribute the maintenance costs thereof and allow the construction of pipes across such Owner's Lot in such location as Declarant deems appropriate notwithstanding the fact that such Owner may not directly benefit from such sanitary sewers, pumping facilities and force main. All sanitary sewers, pumping facilities and force main shall be privately owned, controlled and maintained by either the Declarant or the Association. Nothing in this Declaration shall be construed to attribute ownership or maintenance to the Louisville and Jefferson County Metropolitan Sewer District.

     d. Detention Basins. In connection with the development of the subject property, Declarant may construct one or more storm water detention basins and pumping facilities. Such improvements shall be deemed to be for the common benefit of all Owners of the subject property notwithstanding the fact that they may be located on only one or two Lots in the subject property and each Owner agrees to contribute the maintenance costs thereof and allow the construction of pipes across such Owner's Lot in such location as Declarant deems appropriate notwithstanding the fact that such Owner may not directly benefit from such basins and pumping facilities. All storm water detention basins and pumping facilities shall be privately owned, controlled and maintained by either the Declarant or the Association. Nothing in this Declaration shall be construed to attribute ownership or maintenance to the Louisville and Jefferson County Metropolitan Sewer District.

     e.   Roadway and Access Easements.

          1. The Association shall maintain, repair and replace, if necessary, all streets and roadways within the Property dedicated for public use until such time as the same are accepted for public maintenance by a governmental agency or authority, and the same shall constitute a portion of the Common Area until so accepted, and regardless of whether such streets and roadways are accepted for public maintenance, the Association shall be responsible for planting, maintaining and replacing, to keep the same in a first class clean and attractive condition and repair, as part of the Common Area, such trees, foliage, landscaping and screening materials in, and upon the areas adjacent to, such streets and roadways, as Declarant or the Association deems necessary or appropriate. Also, if the Association or Declarant find that the maintenance of the roads themselves by governmental agencies or authorities is deficient, the Association may maintain the roadways.

          2. Certain portions of the Property may be established with the prior written consent of Declarant in its sole discretion as non-exclusive access easements, vehicular and/or pedestrian, for the benefit of the Association and/or some or all of the Lots and other portions of the Property, or other real property hereafter made subject to this Declaration, and/or for the benefit of property substantially adjacent to or in the vicinity of the Property as determined by Declarant, all of which non-exclusivc access easements, whether now or hereafter reserved, and the improvements thereon, shall be and constitute Common Area, and shall be maintained, repaired and replaced, if necessary, by the Association in a good and workmanlike manner to keep the same in first class repair and condition; provided, however, that such non-exclusive access easements may be maintained, repaired or replaced, if necessary, to keep the same in first class repair and condition pursuant to an agreement among the Owners of the affected Lots. To ensure the quality of the development of Globalport Business Centre, however, should Declarant or the Association determine in its respective sole discretion that the maintenance, including landscaping, of any non-exclusive access easement area which is to be maintained by the owners of the affected Lots pursuant to such an agreement, is not of a level at least commensurate with the standard of maintenance prevailing in the Common Area or other publicly dedicated areas of the Property, then the Declarant or the Association, as applicable, may notify the Owners of the affected Lots of its desire for a higher degree of maintenance. If the Owners of the affected Lots do not maintain such non-exclusive access easement areas to the prevailing standards after such notice, then Declarant or the Association, as applicable, may enter upon the easement areas and surrounding areas and maintain them to such desired standard. The cost of such maintenance may be charged by Declarant or the Association, as applicable, against the Owners of the affected Lots, and Declarant or the Association, as applicable, shall have a lien upon such Lots to secure the payment of its costs and expenses, including, without limitation, reasonable attorneys' fees and court costs, of equal priority to the lien for assessments provided for in Article IX below.

     f. Lighting. The Association shall install, maintain, repair, and replace, if necessary, to keep the same in a first class condition and repair, such street and other signage and features, and lighting fixtures, as Declarant or the Association may deem necessary or appropriate for the entranceways, roadways, non-exclusive access easement areas and other Common Area of Globalport Business Centre, and shall maintain, repair and replace, if necessary, to keep the same in a first class condition and repair, such street and other signage and features, and lighting fixtures, as may now or hereafter be installed by Declarant or the Association.

     g. Utilities. The Association shall pay for all utility services for the signage and features and lighting fixtures provided for in Section 8.1.1(f) above, the Common Area, and for other property maintained or to be maintained by the Association.

     h. Taxes. The Association shall pay all real and personal property taxes and assessments for any property owned in fee by the Association.

     i. Insurance. The Association shall maintain such policy or policies of casualty, liability and other insurance as the Association deems necessary or desirable from time to time and subject to the reasonable availability of such coverage.

     j. Discharge of Liens. The Association may discharge by payment, if necessary, any mechanic's lien or similar lien against the Common Area not authorized or permitted by the Association, and assess the cost thereof to the member or members of the Association responsible for the existence of said lien, if any, and/or may pursue such other remedies as may be available at law or in equity.

     k. Assessments. The Association shall fix, levy, collect and enforce assessments as set forth in Article IX hereof.

     l. Payment of Expenses; Borrowings. The Association shall pay all expenses and obligations incurred by the Association in, and may borrow such money as is reasonably necessary to permit the conduct of its business and performance of its duties under this Declaration, and the Articles and Bylaws of the Association. Such expenses and obligations shall include, without limitation, all licenses, taxes and governmental charges levied or imposed against the property of the Association and/or the Common Area.

     m. Enforcement. The Association shall enforce the provisions of this Declaration; provided, that Declarant shall have the right, but not the obligation, to enforce the provisions of this Declaration in their respective sole discretion.

8.2. POWERS

     In addition to the powers enumerated in the Articles and Bylaws of the Association or elsewhere provided for in this Declaration, and without limiting the generality thereof, the Association shall have the following powers:

     8.2.1. Utility Services and Facilities. The Association shall keep all utilities, including, without limitation, storm drains, sewers, access ways, roadways, and lighting appurtenant thereto, on or within the Common Area, which are not maintained to the satisfaction of Declarant by the County of Jefferson, Kentucky, or another governmental authority or entity, or by public or private utility companies, in a state of good condition and repair consistent with the standard of quality of said facilities upon original installation. Such repairs shall be made at the expense of the Association.

     8.2.2. Manager. The Association shall have the authority to employ a person or persons, and contract with independent contractors and/or managing agents, to perform all or any part of the duties and responsibilities of the Association.

     8.2.3. Adoption of Rules. The Association may adopt rules and regulations not inconsistent with this Declaration relating to the use of the Common Area and all facilities thereon, and the conduct of Owners of Lots and their tenants, invitees and guests with respect to the Common Area. Each Lot Owner will comply, and cause compliance of their tenants, invitees and guests, with such rules and regulations.

     8.2.4. Access. For the purpose of performing the maintenance and other obligations authorized and/or required by this Declaration, or for any other purpose reasonably related to the performance by the Declarant, the Association of their respective responsibilities, Declarant's and the Association's employees, authorized agents and representatives, managers and/or contractors shall have the right, after reasonable notice to the Owner thereof of not less than twenty-four hours (except in an emergency), to enter any Lot at reasonable hours; provided, however, this power does not include a right to enter the interior of buildings constructed on any Lot.

     8.2.5. Dedication. The Association shall have the power to dedicate, sell or transfer all or any part of the Common Area to a public agency or authority or public or private utility company for such purposes and subject to such conditions as may be agreed to by the members of the Association then eligible to vote. Unless a transfer is ordered by a court of the Commonwealth of Kentucky having competent jurisdiction, no such dedication or transfer shall be effective unless an instrument has been signed or approved by a majority of the members of the Association then entitled to vote, agreeing to such dedication, sale or transfer.

     8.2.6. Delegation. The Association shall have the power to delegate its authority and powers to committees, officers or employees of the Association, or to a manager employed by the Association.

     8.2.7. Power to Acquire Property and Construct Improvements. In addition to property received from Declarant, the Association may acquire property or interests in property for the common benefit of Lot Owners, including improvements thereon and personal property. The Association may construct improvements on property and may repair, maintain, remodel and demolish improvements. Without limiting the generality of this power, the Association may acquire and maintain a centralized detention or retention area for the benefit of less than all the Lots.

     8.2.8. Power to Provide Special Services for Lot Owners. The Association shall have the right, power and authority to provide services to a Lot Owner or a group of Lot Owners. Any service or services to a Lot Owner or a group of Lot Owners shall be provided pursuant to a Supplemental Declaration or pursuant to an agreement in writing between the Association and such Lot Owner or group of Lot Owners. Any arrangement for the rendering of such services shall provide for payment to the Association by such Lot Owner or group of Lot Owners of the reasonably estimated expenses of the Association of providing such services, including a fair share of the overhead expenses of the Association, and such other amounts as the Association deems proper, and shall contain reasonable provisions assuring that the obligation to pay for such services shall be binding upon any heirs, personal representatives, successors and assigns of the Lot Owner or group of Lot Owners and that the payment for such services shall be secured by a lien on the property of the Lot Owner or group of Lot Owners.

     8.2.9. Easements. The Association shall have the right, power and authority to grant permits and licenses, as well as easements for access, utilities, drainage, water facilities and other matters, in, on, over, across or under the Common Area, as may be reasonably necessary or useful for the proper maintenance, operation and repair of the Common Area and/or the development of Globalport Business Centre.

     8.2.10. Borrowing. The Association shall have the right, power and authority to borrow money and to encumber all or any part of the Common Area as security for such borrowing.

ARTICLE IX. ASSESSMENTS

9.1. ASSESSMENTS; CREATION OF THE LIEN AND PERSONAL OBLIGATION

     Each Owner of a Lot, by accepting a deed for the Lot, whether or not it shall be so expressed in the deed, covenants and agrees to pay to the Association annual assessments or charges, such assessments to be established and collected as provided in this Article. The annual assessments, together with interest and costs and reasonable attorneys' fees and court costs incurred in the collection of same, shall be a continuing lien upon the Lot against which each such assessment is made. Each such assessment, together with interest and costs and reasonable attorneys' fees and court costs incurred in the collection of same, shall also be the personal obligation of the Owner of the Lot at the time when the assessment fell due, and shall pass jointly and severally also to the Owner's successors in title whether or not expressly assumed by them. Upon the purchase of a Lot, the Owner thereof shall, unless waived by Declarant, pay to the Association an appropriately prorated portion of the assessment for the year of the conveyance. No Lot Owner shall be entitled to receive a refund of any assessment or other sum paid to the Association pursuant to this Declaration as a result of any sale or conveyance of such Lot Owner's Lot.

9.2. PURPOSE OF ASSESSMENTS

     The assessments levied by the Association shall be used exclusively to promote the health, safety and welfare of its members and for the other purposes as contemplated by this Declaration, and in particular for the acquisition, improvement and maintenance of properties, services and facilities devoted to this purpose (including, without limitation, the Common Area), the cost of repairs, replacements and additions, the cost of labor, equipment, utility services, materials, management and supervision, the procurement and maintenance of insurance, the establishment of adequate reserves for major capital expenditures, the employment of attorneys and other professionals to represent the Association when necessary, and such other needs as may arise in connection with the performance by the Association of its rights, duties and obligations as contemplated by this Declaration, the Articles and the Bylaws of the Association.

9.3. ANNUAL ASSESSMENT

     9.3.1. Assessment. The Association shall annually assess each Lot Owner its proportionate share, determined as set forth below, of the estimated costs of the Association for the assessment year

          (such amount being hereinafter referred to as an "ANNUAL ASSESSMENT"), which Annual Assessment shall be paid by such Lot Owner by the date specified by the Association, without benefit or right of set-off and regardless of challenge. The assessment year shall be fixed from time to time by the Association and specified in the Bylaws of the Association or a resolution of the Board of Directors of the Association.

     9.3.2. Method.

     a. Annual Assessments shall be determined on an acreage basis, by taking the total acreage of an Assessable Lot divided by the total acreage of all Assessable Lots, and multiplying that quotient by the estimated costs and expenses of the Association for the applicable assessment year. An "Assessable Lot" is a Lot subject to this Declaration.

     b. Assessable Lots that are owned by Declarant or any of its respective related or affiliated entities as determined and elected by Declarant ("Declarant Lots"), shall be included as Assessable Lots for determining the total acreage of Assessable Lots, and Declarant, or any of its respective related or affiliated entities as determined and elected by Declarant shall be responsible for the payment of assessments against Declarant Lots.

     c. The acreage of each Assessable Lot shall be determined by reference to the acreage of each such Assessable Lot as specified on a Plat therefor, or as otherwise certified to the Board by a licensed Kentucky land surveyor acceptable to the Association, and shall include all Common Area lying on such Assessable Lot.

     d. Any Lot which becomes an Assessable Lot after the commencement of an assessment year shall be subject to a prorated annual assessment based upon the ratio of the number of days remaining in the assessment year to the total days in the assessment year, times the total annual assessment applicable to that Assessable Lot.

     9.3.3. Modification. If assessments levied by the Association shall prove in the reasonable judgment of the Board of Directors of the Association to be insufficient for the payment of the estimated costs and expenses of the Association with respect to the period so assessed, the Association shall be entitled to so notify all Owners of Assessable Lots, and to assess against each Assessable Lot a supplemental amount sufficient to cover such revised estimate by the Association of the costs and expenses of the Association for any assessment year. Such supplemental amounts shall be paid by the Lot Owners without benefit or right of set-off and regardless of challenge. The due date for payment of any annual assessment shall be as specified from time to time in the Bylaws of the Association, and the due date of payment of any supplemental assessment shall be as specified in the resolution of the Board of Directors of the Association authorizing such supplemental assessment, but not earlier than thirty (30) days after the sending of notice to the Lot Owners such supplemental assessment.

     9.3.4. Statement. On or before one hundred twenty (120) days after the end of an assessment year, the Association shall deliver to each Assessable Lot Owner a statement of the aggregate costs and expenses of the Association (including such reserves as established by the Board of Directors of the Association in its sole discretion) for the previous assessment year (the "Expense Statement"). If, after the end of an assessment year, such costs and expenses of the Association for such year are (i) greater than the aggregate amount of assessments for such period, the Association shall so notify the Assessable Lot Owners of such shortfall, and each Assessable Lot Owner shall pay to the Association, within thirty (30) days after the sending of such statement, its appropriate share of such deficiency, or (ii) less than the aggregate amount of assessments for such period, the Association shall retain such overpayment as a reserve for purposes of discharging its obligations hereunder. The failure of the Association to provide the statement required to be furnished under this Section 9.3.4 shall not relieve the Assessable Lot Owners of any of their obligations under this Declaration.

     9.3.5. Right to Review. Each Assessable Lot Owner shall have the right, upon thirty (30) days prior written notice delivered to the Association within thirty (30) days after such Assessable Lot Owner's receipt, or deemed receipt, whichever is earlier, of the Expense Statement (such notice being hereafter referred to as the "Audit Notice"), to require the Association to make available its books and records relating to the costs and expenses for the assessment year covered by the Expense Statement to an independent certified public accountant retained by the Assessable Lot Owner and reasonably acceptable to the Association (the "CPA"), for inspection and audit; provided, if the Assessable Lot Owner is the employer of persons charged with the accounting and bookkeeping responsibilities of Owner and trained in accounting, such employee may undertake the task of review of the books and records relating to the costs and expenses for the assessment year. Should such inspection and audit by the CPA, or other accounting personnel, disclose that the Assessable Lot Owner delivering the Audit Notice has overpaid any assessment or other amount due to the Association, such overpayment shall be retained by the Association as a reserve and the overpaying Assessable Lot Owner shall be entitled to a credit in the amount to such overpayment against the next assessment or other amount due and payable to the Association pursuant to this Declaration. Notwithstanding the foregoing, if the inspection and audit provided for shall not have been conducted by a CPA, the Association, if in disagreement with the results of the inspection and audit, may retain a CPA for verification purposes whose final determination shall govern. Notwithstanding any dispute or challenge, or the delivery of Audit Notice, with respect to any Expense Statement or amounts due and payable to the Association, each Assessable Lot Owner shall pay to the Association, without benefit or right of set-off and regardless of challenge, all assessments levied by, and all other amounts due to, the Association, pending resolution of any such dispute. Each Expense Statement furnished pursuant to this section, and the books and records of the Association, shall be deemed final and not subject to any dispute, challenge or question, if the Audit Notice is not delivered to the Association with the thirty (30) day period as provided above.

9.4. EFFECT OF NONPAYMENT OF ASSESSMENTS; REMEDIES OF THE ASSOCIATION

     Any assessment or any other amount due to the Association not paid by the due date shall bear interest from the due date at a rate of interest established from time to time by the Association, which rate shall not exceed the maximum legal rate. The Association may bring an action at law against the Lot Owner personally obligated to pay the assessment and other amounts due, all of which unpaid assessments and other amounts due shall constitute a charge on and lien against the applicable Lot, and/or the Association may foreclose the lien against the Lot and improvements thereon, and interest, costs and reasonable attorney fees and court costs of such action or foreclosure shall be added to the amount of the assessment or other amount due. No Lot Owner may waive or otherwise escape liability for its assessments by claiming nonuse of, or no benefit from, the Lot or the Common Area.

9.5. SUBORDINATION OF THE LIEN TO FIRST MORTGAGE

     The lien of the assessments provided for in this Declaration shall be subordinate to the lien of any pre-existing valid and bona fide first mortgage to a financial institution. Sale or transfer of any Lot shall not affect the assessment lien or other liens provided for in this Declaration.

9.6. MAINTENANCE CHARGES

     From and after the date of purchase of an unimproved Lot until construction has begun and is continuing without interruption of a substantial commercial building approved under, and otherwise in compliance with, this Declaration, Declarant shall have the right, but not the obligation, to perform all normal maintenance activities on the Lot which Declarant deems necessary, including without limitation mowing. Each Owner of such an unimproved Lot, other than Declarant shall, at Declarant's option, be charged for such costs ("Maintenance Fee"). The Maintenance Fee shall be paid within ten (10) days of demand by Declarant, and shall bear interest from the due date thereof until paid at a fixed rate of twelve percent (12%) per annum, or such lower rate as may constitute the maximum rate then permitted by applicable law, and shall, together with all interest accrued and unpaid thereon, and all costs of collection incurred in connection therewith, including without limitation court costs and reasonable attorney fees, constitute a charge and lien on the Lot in favor of Declarant to secure the payment of such amounts, which lien shall be of equal priority to the lien for assessments provided for in this Article IX and may be enforced and foreclosed by all means available at law or in equity.

ARTICLE X. MODIFICATION AND APPEAL

10.1. PROCEDURE

     Except as otherwise provided in Sections 10.2 and 10.3, this Declaration or any provision hereof, or any covenant, condition, or restriction contained herein, may be terminated, extended, modified, or otherwise amended, as to the whole of the subject property or any portion thereof, with the written consent of the Owners of fifty-one percent (51%) of the subject property, based upon the number of square feet owned as compared to the net acreage subject to these covenants, conditions, and restrictions; provided, however, that so long as Declarant owns at least five percent (5%) of the property subject to these covenants, conditions, and restrictions, no such termination, extension, modification, or other amendment shall be effective without the written approval of Declarant. No such termination, extension, modification, or other amendment shall be effective until a proper instrument in writing has been executed, acknowledged, and recorded.

10.2. MODIFICATION BY DECLARANT

     For so long as Declarant owns any interest (excepting for a leasehold interest) in the subject property or any part thereof, or for a period of twenty-five (25) years from the effective date hereof, whichever period is shorter, Declarant acting alone may modify or amend the provisions of this Declaration; provided, however, that (i) any such modification or amendment must be within the spirit and overall intention of the development as set forth herein; (ii) Declarant obtains any approval prior to any such modification or amendment where such approval is required; and (iii) any modification or amendment shall not provide for any type of improvements or use not presently permitted by this Declaration. Such modification or amendment shall be effective until a proper instrument in writing has been executed, acknowledged, and recorded.

10.3. APPROVAL OF CERTAIN AMENDMENTS

     Any amendment or modification to this Declaration affecting the maintenance obligations of the Declarant, the Association, or any Owner, or which seeks to dissolve the Association or Architectural Review Committee or otherwise materially modify any of the obligations, duties imposed or required by the Specific Plan of Globalport Business Centre shall require the prior written approval of the Louisville Metro Planning Commission, or authorized committee thereof.

10.4. GOVERNMENTAL REGULATION

     All valid governmental enactments, ordinances. Binding Elements or Conditions of Approval, the requirements of the Planned Employment Center zone and other regulations whichever are most restrictive are deemed to be a part of this Declaration, and to the extent that they conflict with any provision, covenant, condition, or restriction hereof, said conflicting governmental enactment, ordinance, and regulation shall control, and the provision, covenant, condition, or restriction hereof in conflict therewith shall be deemed (i) amended to the extent necessary to bring it into conformity with said enactment, ordinance, or regulation while still preserving the intent and spirit of the provision, covenant, condition, or restriction; or (ii) stricken here from should no amendment conforming to the governmental enactment, ordinance, or regulation be capable of preserving the intent and spirit of said provision, covenant, condition, or restriction.

     The Architectural Review Committee plan review does not entail any review of any governmental regulating agency requirements, which shall be the responsibility of the Owner or the designated representative.

ARTICLE XI. ENFORCEMENT

11.1. DEFAULT AND REMEDIES

     In the event of any breach, violation, or failure to perform or satisfy any covenant, condition, or restriction which has not been cured within 30 days after written notice to do so, Declarant and/or the Association, at its respective sole option and discretion, may enforce any one or more of the following remedies or any other rights or remedies to which Declarant may be entitled by law or equity, whether or not set forth herein. All remedies provided herein or by law or equity shall be cumulative and not mutually exclusive.

     11.1.1. Damages. Declarant and/or the Association may bring suit for damages for any compensable breach of or noncompliance with any of the covenants, conditions, or restriction, or declaratory relief to determine the enforceability of any of these covenants, conditions, or restrictions.

     11.1.2. Equity. It is recognized that a violation by an Owner of one or more of the foregoing covenants, conditions, or restrictions may cause Declarant and/or the Association to suffer material injury or damage not compensable in money, and that Declarant and/or the Association shall be entitled to bring an action in equity or otherwise for specific performance to enforce compliance with these covenants, conditions, and restrictions or an injunction to enjoin the continuance of any such breach or violation thereof.

     11.1.3. Abatement and Lien Rights. Any such breach or violation of these covenants, conditions, and restrictions or any provision hereof is hereby declared to be a nuisance, and Declarant and/or the Association shall be entitled to enter the site or portion of the subject property as to which the breach or violation exists and summarily abate and remove, without further legal process, to the maximum extent permitted by law, any structure, thing, or condition that may exist in violation of any of these restrictions; or take those actions which are required of any person or entity which is subject to this Declaration; or to prosecute any remedy allowed by law or equity for the abatement of such nuisance against any person or entity acting or failing to act in violation of these restrictions all at the sole cost and expense of Owner or any person having possession under Owner. Any costs or expenses paid or incurred by Declarant and/or the Association in abating such nuisance or prosecuting any such remedy (including all reasonable attorneys' fees and costs of collection), together with interest thereon at the rate of twelve percent (12%) per annum, shall be a charge against the site or portion of the property as to which the breach or violation exists, and shall also be the personal obligation of that person who was Owner when such charges became due or who committed such breach or violation. In addition to any other rights or remedies hereunder, Declarant and/or the Association may deliver to the Owner and record with the Jefferson County Clerk's Office a certificate or notice of claim of lien (which, among other things, may, but need not, recite the nature of the violation, the legal description of the site or portion of the property affected by such violation, the record or reputed Owner thereof, name and address of the Declarant or the Association, and the remedies being pursued or the amount of any such lien claim has not been charged) to Declarant's and/or the Association's satisfaction, and if any recited amounts so charged have not been paid within 30 days thereafter, Declarant, the Association, or its authorized representatives may foreclose such lien by a sale conducted pursuant to the Kentucky Revised Statutes, as amended from time to time, or other statutes applicable to the exercise of powers of sale in mortgages or deeds of trust, or in any other manner permitted by law. Declarant, through its authorized representatives, may bid on and acquire any property subject to such lien at any such foreclosure sale. If the violations recited in such lien claim are timely cured and any recited amounts timely paid as provided above, Declarant and/or the Association shall forthwith record an appropriate release of such lien at Owner's sole expense.

11.2. WAIVER

     No waiver by Declarant, any Owner, the Architectural Review Committee, or the Association of a breach of any of these restrictions, and no delay or failure to enforce any of these restrictions, shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other of these covenants, conditions, and restrictions. No waiver by Declarant, any Owner, the Architectural Review Committee, or the Association of any breach or default hereunder shall be implied from any omission to take any action on account of such breach or default if such breach or default persists or is repeated, and no express waiver shall affect a breach or default other than as specified in said waiver. The consent or approval by Declarant, the Architectural Review Committee, or the Association to or of any act by an Owner requiring Declarant's, the Committee's, or the Association's consent or approval shall not be deemed to waive or render unnecessary Declarant's, the Committee's, or the Association's consent or approval to or of any similar acts by Owner.

11.3. COSTS OF ENFORCEMENT

     In the event any legal equitable action or proceeding shall be instituted to enforce any provision of these restrictions, the party prevailing in such action shall be entitled to recover from the losing party off of its costs, including court costs and reasonable attorneys' fees.

11.4. NON-EXCLUSIVE RIGHTS OF ENFORCEMENT

     The rights of enforcement granted to Declarant and the Association are non-exclusive and shall be exercisable by Declarant for so long as Declarant owns any interest in the subject property. Concurrently, each Owner, its successors, and assigns, are hereby granted all of the rights of enforcement and the remedies provided to Declarant and the Association by this Article XI. Any such Owner may seek enforcement of all remedies in accordance with the provisions of this Article independently of Declarant and/or the Association.

ARTICLE XII. ASSIGNMENT

12.1.

     Any and all of the rights, powers, and reservation of Declarant herein contained may be assigned to any person, corporation, or association which will assume the duties of Declarant pertaining to the particular rights, powers, and reservations assigned, and upon any such person, corporation, or association evidencing its consent in writing to accept such assignment and assume such duties, he, she or it shall, to the extent of such assignment, have the same rights and powers and be subject to the same obligations and duties as are given to and assumed by Declarant herein.

     If at any time Declarant ceases to exist and has not made such assignment, a successor Declarant may be appointed only with the written consent of the Owners of sixty-five percent (65%) of the subject property, based on the number of square feet of land owned as compared to the net acreage, subject to these covenants, conditions, and restrictions.

ARTICLE XIII. CONSTRUCTIVE NOTICE AND ACCEPTANCE

13.1.

     Every person or entity who now or hereafter owns, occupies, or acquires any right, title, or interest in or to any portion of the subject property is and shall be conclusively deemed to have consented and agreed to every covenant, condition, restriction and provision contained herein, whether or not any reference to this Declaration is contained in the instrument by which such person acquired an interest in the subject property.

ARTICLE XIV. WAIVER

14.1.

     Neither Declarant, the Association, the Architectural Review Committee, nor their successors or assigns shall be liable to any Owner or Occupant of the subject property by reason of any mistake in judgment, negligence, nonfeasance, action, or inaction or for the enforcement or failure to enforce any provision of this Declaration. Every Owner or Occupant of any said property by acquiring its interest therein agrees that it will not bring any action or suit against Declarant, the Association, or the Architectural Review Committee to recover any such damages or to seek equitable relief because of same.

ARTICLE XV. RUNS WITH LAND

15.1.

     All covenants, conditions, restrictions, and agreements herein contained are made for the direct, mutual, and reciprocal benefit of each and every Lot of the subject property; shall create mutual equitable servitudes upon each Lot in favor of every other Lot; shall create reciprocal rights and obligations between respective Owners and Occupants of all Lots and privity of contract and estate between all grantees of said Lots, their heirs, successors, and assigns, operate as covenants running with the land, for the benefit of all other Lots, except as provided otherwise herein.

ARTICLE XVI. RIGHTS OF MORTGAGEES

16.1.

     No breach or violation of these covenants, conditions, and restrictions shall defeat or render invalid the lien of any mortgage, deed of trust, or similar instrument securing a loan made in good faith for value with respect to the development or permanent financing of any Lot or portion thereof; provided that all of these restrictions shall be binding upon and effective against any subsequent Owner of the property or any portion thereof whose title is acquired by foreclosure, trustee's sale, deed in lieu of foreclosure, or otherwise pursuant to such lien rights.

ARTICLE XVII. CAPTIONS

17.1.

     The captions of articles and sections herein are used for convenience only and are not intended to be a part of this Declaration or in any way to define, limit, or describe the scope and intent of the particular article or section to which they refer.

ARTICLE XVIII. EFFECTS OF INVALIDATION

18.1.

     If any provision of this Declaration is held to be invalid by any court, the invalidity of such provision shall not affect the validity of the remaining provisions hereof.

ARTICLE XIX. ADDITIONAL RESTRICTIONS

19.1.

     In addition to the covenants, conditions and restrictions set forth in this Declaration, the Subject Property is encumbered with additional covenants, conditions and restrictions (the "Additional Restrictions") as set forth in that certain Deed (the "Conveyancing Deed") dated June 30, 2005, of record in Deed Book 8649, Page 710, in the Office of the Clerk of Jefferson County, Kentucky. The Additional Restrictions were imposed on the Subject Property by General Electric Company ("GE") as a material inducement to GE's conveying the Subject Property to Declarant. The terms and conditions of the Conveyancing Deed are incorporated herein by this reference.

     IN TESTIMONY WHEREOF, Declarant has executed this Declaration as of the date first set forth above.

                                        DECLARANT:

                                        LOUISVILLE UNITED, LLC,
                                        a Kentucky limited liability company


                                        By:
                                            ------------------------------------
                                            Richard Jeffrey Robinson
                                        Its: Authorized Member

COMMONWEALTH OF KENTUCKY   )
                           )   :SS
 COUNTY OF JEFFERSON       )

     The foregoing instrument was acknowledged before me this the ________________ day of July, 2006, by Richard Jeffrey Robinson, to me personally known, as an Authorized Member of Louisville United, LLC, a Kentucky limited liability company, and that said instrument was signed on behalf of said company by proper authority and the instrument was the act of the company for the purposes stated above.

     My commission expires: ___________________________________.


                                        ----------------------------------------
                                        NOTARY PUBLIC

THIS INSTRUMENT PREPARED BY:


-------------------------------------
Michael B. Vincenti
WYATT, TARRANT & COMBS, LLP
500 West Jefferson Street, Suite 2700
Louisville, KY 40202-2898
(502)562-7518

EXHIBIT A - Legal Description

                                    EXHIBIT A

                                LEGAL DESCRIPTION

BEING Lots 1, 2, 3 and 4 on that certain Minor Subdivision Plat bearing Docket Number 123-05, approved by the Louisville Metro Planning Commission on June 29, 2005 and attached to that certain Deed dated June 30, 2005 of record in Deed Book 8649, Page 710 in the Office of the Clerk of Jefferson County, Kentucky.

Lot 4 having been revised on that certain Minor Subdivision Plat bearing Docket Number 241-05 approved by the Louisville Metro Planning Commission on November 9, 2005 and attached to that certain Deed dated December 9, 2005 of record in Deed Book 8746, Page 841 in the Office of the Clerk of Jefferson County.

BEING the same property conveyed to Louisville United, LLC by Deed dated June 30, 2005 of record in Deed Book 8649, Page 710, and by Deed December 9, 2005 of record in Deed Book 8746, Page 841, in the Office of the Clerk of Jefferson County, Kentucky.

                                    EXHIBIT K

                              RULES AND REGULATIONS

1. Except for Tenant's loading docks and except as otherwise permitted under the Lease, the sidewalk, entries, and driveways of the Building shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Leased Premises.

2. Except as otherwise permitted under the Lease, Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Leased Premises, or on the roof of the Building.

3. Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Building.

4. Tenant shall not disturb the occupants of the Building or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Leased Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense and shall be considered a Tenant-made alteration for purposes of the Lease.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Leased Premises, except for trade fixtures and as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Building. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings.

8. Tenant shall maintain the Leased Premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Building or those adopted by the Globalport Property Owners Association.

10. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Leased Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Leased Premises.

12. Except as otherwise permitted under the Lease, Tenant shall not permit storage outside the Leased Premises or the dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Leased Premises.

13. All moveable trash receptacles provided by the trash disposal firm for the Leased Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14. No auction, public or private, will be permitted on the Leased Premises or the Building.

15. No awnings shall be placed over the windows in the Leased Premises except with the prior written consent of Landlord.

16. The Leased Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Leased Premises.

17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Leased Premises, taking into account the capacity of the electrical wiring in the Building and the Leased Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18. Tenant assumes full responsibility for protecting the Leased Premises from theft, robbery and pilferage.

19. Tenant shall not install or operate on the Leased Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Leased Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Leased Premises.

20. In the event there is a conflict between these Rules and Regulations and the terms and provisions of the Lease, the terms and provisions of the Lease shall control.


                                       K-2